AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1996
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                COACH USA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                    4141                                     76-0496471
    (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ONE RIVERWAY, SUITE 600
                           HOUSTON, TEXAS 77056-1903
                                 (888) COACH-US
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              RICHARD H. KRISTINIK
                            CHIEF EXECUTIVE OFFICER
                                COACH USA, INC.
                            ONE RIVERWAY, SUITE 600
                           HOUSTON, TEXAS 77056-1903
                                 (888) COACH-US
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

Christopher T. Jensen, Esq.                       Richard C. Tilghman, Jr., Esq.
Morgan, Lewis & Bockius LLP                           Piper & Marbury, L.L.P.
      101 Park Avenue                                  36 S. Charles Street
 New York, New York 10178                            Baltimore, Maryland 21201
      (212) 309-6000                                      (410) 576-1678
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                        PROPOSED
                                                                    PROPOSED            MAXIMUM
            TITLE OF EACH                                           MAXIMUM            AGGREGATE
         CLASS OF SECURITIES                AMOUNT TO BE         OFFERING PRICE         OFFERING           AMOUNT OF
          TO BE REGISTERED                 REGISTERED(1)          PER SHARE(2)        PRICE(1)(2)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........     3,565,000 shares           $27.50           $98,037,500           $29,709
=========================================================================================================================

(1) Includes 465,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any. See "Underwriting."
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                                                           SUBJECT TO COMPLETION
                                                                 OCTOBER 4, 1996
                                     [LOGO]
                                   COACH USA

                                3,100,000 SHARES

                                  COMMON STOCK

                            ------------------------

     Of the 3,100,000 shares of Common Stock offered hereby, 2,000,000 shares are being sold by Coach USA, Inc. (the "Company") and 1,100,000 shares are being sold by certain stockholders (the "Selling Stockholders"). See "Principal and Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. The Common Stock is traded on the Nasdaq National Market under the symbol "TOUR." On October 3, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $30 1/2 per share. See "Price Range of Common Stock and Dividend Policy."

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 10 HEREOF.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
===============================================================================

                  PRICE        UNDERWRITING       PROCEEDS      PROCEEDS TO
                    TO        DISCOUNTS AND          TO           SELLING
                  PUBLIC       COMMISSIONS       COMPANY(1)   STOCKHOLDERS(2)
-------------------------------------------------------------------------------
Per share.....    $               $                $               $
-------------------------------------------------------------------------------
Total(2)......  $               $                $               $
===============================================================================

(1) Before deducting expenses of the offering estimated at $       payable by
    the Company.

(2) Certain Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 465,000 shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Selling Stockholders
    will be $          , $          and $          , respectively. See
    "Underwriting."

                            ------------------------

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the rights of the Underwriters to reject any order in whole of in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or about
             , 1996.

ALEX. BROWN & SONS                                             SMITH BARNEY INC.
  INCORPORATED

              THE DATE OF THIS PROSPECTUS IS               , 1996.

                       [INSIDE FRONT COVER OF PROSPECTUS]

                            [PICTURE OF MOTORCOACH]

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SEE "UNDERWRITING."

     IN CONNECTION WITH THIS OFFERING, UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE PRO FORMA AND HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH CONTAIN RISKS AND UNCERTAINTIES. DISCUSSIONS CONTAINING SUCH FORWARD-LOOKING STATEMENTS MAY BE FOUND IN THE INFORMATION SET FORTH UNDER THE CAPTIONS "RISK FACTORS," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS IN THE PROSPECTUS GENERALLY. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE RISK FACTORS SET FORTH HEREIN AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY.

                                  THE COMPANY

     The Company is the largest provider of motorcoach charter, tour and sightseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States. The Company also provides airport ground transportation, paratransit and taxicab and other related passenger ground transportation services. The Company's services are provided through a fleet of approximately 1,360 motorcoaches, including 295 motorcoaches provided by various transit authorities pursuant to service contracts, and other high occupancy vehicles. The Company's taxicab and high occupancy vehicle operations include dispatching and other services to more than 1,250 vehicles primarily owned by independent contractors.

     Coach USA was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services. On May 17, 1996, Coach USA acquired in separate transactions (the "Mergers") simultaneously with the closing of its initial public offering (the "Initial Public Offering") six motorcoach businesses (the "Founding Companies"). On August 29, 1996, the Company acquired five additional motorcoach businesses and one taxicab service business (the "August Acquisitions").

     The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity services. The motorcoach industry is highly fragmented with approximately 5,000 motorcoach operators. These companies collectively generated approximately $20 billion in revenues in 1995. The Company believes that the taxicab services industry has a similar profile of approximately 6,000 fleet operators.

     The Company utilizes a decentralized operating and service philosophy, rather than a standardized national model, in order to assure high quality customer service while capitalizing on the centralized finance, administrative support, purchasing power and national sales and marketing capabilities of a large organization. This strategy also emphasizes the retention of local management, all of which the Company believes will allow it to successfully implement its acquisition strategy in the highly fragmented motorcoach industry.

     The Company's objective is to be the largest provider of regional and local motorcoach and passenger ground transportation services in the United States. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue an aggressive acquisition strategy to enhance its position in its current markets and to acquire operations in new markets by:

          ENTERING NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach and other passenger ground transportation service providers that, like the Founding Companies and the August Acquisitions, are leaders in their regional markets.

          EXPANDING EXISTING MARKETS. The Company also plans to acquire additional motorcoach and other passenger ground transportation service providers in many of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as tuck-in acquisitions of smaller operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services.

          To facilitate its acquisition strategy, the Company has registered 3,500,000 additional shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

     ACCELERATING INTERNAL GROWTH. A key component of the Company's strategy is to accelerate internal growth at each of the existing operations and each subsequently acquired business. The Company believes internal growth can be accelerated by:

          ESTABLISHING A NATIONAL SALES AND MARKETING PROGRAM. The travel and tourism industry has experienced significant growth in recent years, and the Company expects this trend to continue. The Company has begun to establish a national sales and marketing program as a means to expand its recreational and excursion business. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

          DEVELOPING PRIVATIZATION AND OUTSOURCING. The Company believes that the trend toward privatization and outsourcing will accelerate, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own fleets decide to privatize or outsource non-core operations.

     CAPITALIZING ON NEW CORPORATE STRUCTURE. The Company intends to continue to take advantage of its new corporate structure by:

          CENTRALIZING ADMINISTRATIVE FUNCTIONS. The Company believes that it will continue to have greater purchasing power, resulting in significant cost savings in such areas as equipment and parts, tires, insurance and financing, than the Founding Companies and August Acquisitions had independently. The Company has begun to realize cost savings through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management.

          INCREASING OPERATING EFFICIENCIES. The Company believes that there are opportunities to eliminate redundant facilities and equipment through coordination among the Founding Companies, the August Acquisitions and other subsequently acquired operations. The Company also expects to continue to benefit from cross-marketing and increased equipment utilization that has already begun to occur among the Founding Companies and the August Acquisitions.

                            ------------------------

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."
                            ------------------------

                                  THE OFFERING

Common Stock offered by:
  The Company...........................  2,000,000 shares
  The Selling Stockholders..............  1,100,000 shares

Common Stock to be outstanding after
  this Offering.........................  15,963,991 shares(1)

Use of proceeds by the Company..........  To repay debt and for working capital and general corporate purposes,
                                          including future acquisitions. See
                                          "Use of Proceeds."

Nasdaq National Market symbol...........  TOUR
------------
(1) Excludes 1,686,517 shares of Common Stock reserved for issuance upon exercise of outstanding options and 408,081 shares reserved for future option grants under the Company's stock option plans and 750,460 shares reserved for issuance upon conversion of convertible debt. See "The Company," "Management -- 1996 Long-Term Incentive Plan" and " -- 1996 Non-Employee Directors' Stock Plan."

                        SUMMARY PRO FORMA FINANCIAL DATA

     Coach USA acquired, simultaneously with the closing of the Initial Public Offering, the Founding Companies. On August 29, 1996, the Company completed the August Acquisitions, three of which were accounted for as poolings-of-interests (the "Pooled Companies") and three of which were accounted for as purchases
(the "Purchased Companies"). The PRO FORMA STATEMENT OF INCOME DATA below includes the historical financial statements of the Founding Companies and the Company (including the Pooled Companies) for all periods presented at historical cost, as if these companies had always been members of the same operating group. The PRO FORMA FOR COMPENSATION DIFFERENTIAL AND OTHER ADJUSTMENTS data below give effect (i) to certain reductions in salaries and benefits to the owners of the Founding Companies and the Pooled Companies which were agreed to in connection with the Mergers and the August Acquisitions as well as a non-recurring, non-cash charge recorded by the Company (collectively, the "Compensation Differential"); (ii) to certain tax adjustments related to the taxation of certain Founding Companies and Pooled Companies as S Corporations prior to the consummation of the Mergers and the August Acquisitions; (iii) to the tax impact of the Compensation Differential; and (iv) for 1995 and the interim periods, the conversion of debt to equity at one of the Pooled Companies. The PRO FORMA FOR PURCHASED COMPANIES data below also give effect to the acquisition of the Purchased Companies.

                                                                                                 SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31                          JUNE 30
                                       -----------------------------------------------------  -----------------------
                                         1991       1992       1993       1994       1995       1995         1996
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF INCOME DATA:
    Total revenues...................  $ 134,070  $ 136,942  $ 138,311  $ 143,410  $ 161,419  $  75,002    $  86,807
    Gross profit.....................     27,530     27,450     25,941     29,201     39,500     16,837       20,061
    Operating income.................      7,041      7,810      7,093      9,006     16,551      5,338        6,312
    Net income.......................      1,934      3,202      3,475      3,143      7,678      1,926        1,123
PRO FORMA FOR COMPENSATION
  DIFFERENTIAL AND OTHER ADJUSTMENTS:
    Total revenues...................  $ 134,070  $ 136,942  $ 138,311  $ 143,410  $ 161,419  $  75,002    $  86,807
    Gross profit.....................     27,530     27,450     25,941     29,201     39,500     16,837       20,061
    Operating income.................      9,619     11,034     10,233     12,781     22,059      7,752        9,932
    Net income.......................                                                  9,425      2,957        3,792
    Net income per share.............                                              $    0.82  $    0.26    $    0.31
    Weighted average shares(1).......                                                 11,525     11,525       12,078
PRO FORMA FOR PURCHASED COMPANIES:
    Total revenues...................                                              $ 197,271               $ 105,632
    Gross profit.....................                                                 52,467                  27,588
    Operating income.................                                                 30,484                  14,191
    Net income.......................                                                 10,816                   4,487

                                                                                                   JUNE 30, 1996
                                                                                              -----------------------
                                                                                                 PRO          AS
                                                                                              FORMA(2)    ADJUSTED(3)
                                                                                              ---------   -----------
BALANCE SHEET DATA:
    Working capital (deficit)...............................................................  $ (11,165)   $
    Total assets............................................................................    242,983
    Total debt, including current portion...................................................    138,557
    Stockholders' equity....................................................................     49,686

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) The 1995 share data include: (i) 2,165,724 shares issued by Coach USA prior to the Initial Public Offering; (ii) 5,099,687 shares issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 4,140,000 shares sold in the Initial Public Offering to pay the cash portion of the consideration for the Founding Companies; (iv) 2,133,541 shares issued in connection with the acquisition of the Pooled Companies; and (v) 425,039 shares issued in connection with the conversion of indebtedness to equity at one of the Pooled Companies. The 1996 share data include those amounts included in the 1995 share data plus (i) the remaining 2,439,286 of the 4,140,000 shares sold in the Initial Public Offering weighted for the month of June 1996 and (ii) 150,839 shares attributable to dilution for outstanding options to purchase Common Stock, using the treasury stock method. See "Management -- 1996 Long-Term
    Incentive Plan" and " -- 1996 Non-Employee Directors' Stock Plan."

(2) Pro forma to give effect to the August Acquisitions as if they had occurred at June 30, 1996.

(3) Adjusted for the sale of the 2,000,000 shares of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom (assuming a public offering price of $ per share). See "Use of Proceeds."

     During the periods presented above, the Founding Companies, the Pooled Companies and the Purchased Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. In addition, the results of operations reflect a variety of tax structures (S Corporations and C Corporations). See "Selected Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  THE COMPANY

     Coach USA was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services. On May 17, 1996, Coach USA acquired, simultaneously with the closing of the Initial Public Offering, the six Founding Companies. The Founding Companies are Suburban Transit Corp. and its affiliated entities operating out of New Jersey and New York ("Suburban"), Grosvenor Bus Lines, Inc. operating out of San Francisco ("Gray Line SF"), Leisure Time Tours operating out of New Jersey, New York and Philadelphia ("Leisure"), Community Bus Lines, Inc. and its affiliated entities operating out of New Jersey ("Community"), Cape Transit Corp. doing business as
Adventure Trails and operating out of Atlantic City, New Jersey and Philadelphia ("Adventure") and Arrow Stage Lines, Inc. operating out of Phoenix, Arizona ("Arrow"). For a description of the Mergers pursuant to which these businesses were acquired, see "Certain Transactions."

     On August 29, 1996, the Company acquired the August Acquisitions. The acquisition of three of these businesses has been accounted for under the "poolings-of-interests" method of accounting and the remaining three have been accounted for under the purchase method of accounting. These six businesses had aggregate revenues during 1995 of approximately $84 million, and one of them had a 50% interest in a joint venture with $14 million of revenues.

     AMERICAN BUS LINES, INC. -- The operations of American Bus Lines, Inc. ("American Bus") consist primarily of charter and tour business and airport transfers to and from hotels and cruise ships in and around Miami, Florida. In 1995, American Bus had revenues of approximately $7 million derived from its charter, tour and transfer business as well as equity earnings from its 50% interest in a joint venture that had $14 million of revenues. The joint venture provides paratransit services for Medicaid patients in Dade County, Florida.

     CALIFORNIA CHARTER, INC. -- California Charter, Inc. ("California Charter") provides charter and tour services in Southern California and shuttle services to and from Los Angeles International Airport. In 1995, California Charter had revenues of approximately $11 million.

     GULF COAST TRANSPORTATION, INC. -- Gulf Coast Transportation, Inc., doing business as Gray Line of Houston ("Gray Line Houston"), operates out of Houston, Texas. Gray Line Houston had 1995 revenues of approximately $14 million. Gray Line Houston provides special destination services from Houston and the surrounding area to the casinos in Louisiana in addition to charters and tours throughout southeast Texas and surrounding areas.

     K-T CONTRACT SERVICES, INC. -- The principal operations of K-T Contract Services, Inc. ("K-T Services") are in and around Las Vegas, Nevada. K-T Services had revenues in 1995 of approximately $17 million. K-T Services provides charter and tour and airport transport services on behalf of the convention and tour business in Las Vegas. K-T Services also makes daily runs to and from casinos in Laughlin and State Line, Nevada and provides shuttle services for various corporations.

     TEXAS BUS LINES, INC. -- The operations of Texas Bus Lines, Inc. ("Texas Bus") are based in Houston, Texas. Texas Bus provides charter and tour services and transports passengers to and from the Houston airports and various locations in and around Houston in passenger vans operating under the trade name "Airport Express." Texas Bus also provides transit services to universities and corporations. In 1995, Texas Bus had revenues of appproximately $9 million.

     YELLOW CAB SERVICE CORPORATION -- Yellow Cab Service Corporation ("Yellow Cab") provides dispatch and other services to the independent owner operators and drivers of taxicabs. The majority of the taxicabs are owned by independent drivers and the remainder are owned by Yellow Cab and leased on a daily or weekly basis to independent contractor drivers. Yellow Cab utilizes a computerized dispatch system to provide point-to-point passenger services and paratransit services to elderly and disabled persons pursuant to contracts with local transportation authorities. Yellow Cab has operations in Houston and Austin, Texas and Colorado Springs, Colorado. In 1995, Yellow Cab had revenues of approximately $27 million.

     In exchange for all of the outstanding shares of the Pooled Companies (Gray Line Houston, American Bus and Yellow Cab) together with certain real estate owned and conversion of certain debt by the principals of such companies, the Company issued 2,555,820 shares of Common Stock. In exchange for all of the outstanding shares of the Purchased Companies, the Company paid $37 million, comprised of $22.5 million in convertible subordinated notes (convertible into 750,460 shares of Common Stock) and $14.5 million in cash. Total debt assumed by the Company in connection with the August Acquisitions was $83.3 million.

     Coach USA was incorporated in September 1995 in Delaware. The Company's executive offices are located at One Riverway, Suite 600, Houston, Texas 77056-1903, and its telephone number is (888)-COACH-US.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

     ABSENCE OF COMBINED OPERATING HISTORY. Coach USA was founded in September 1995 but conducted no operations and generated no revenues prior to the closing of the Initial Public Offering. Coach USA acquired the Founding Companies simultaneously with the closing of the Initial Public Offering. Until their acquisition by the Company, the Founding Companies and the August Acquisitions operated as separate independent entities, and there can be no assurance that the Company will be able to successfully integrate the operations of these businesses or institute the necessary Company-wide systems and procedures to successfully manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to effectively manage the combined entity or effectively implement the Company's internal growth strategy and acquisition program. The historical financial results of the Founding Companies and the August Acquisitions cover periods when the Founding Companies, the August Acquisitions and Coach USA were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to successfully integrate the Founding Companies and the August Acquisitions would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will continue to be successful. See "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to continue to grow primarily through the acquisition of additional motorcoach and other passenger ground transportation businesses. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. There can be no assurance that the Company will be able to continue to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company and render ineffective the Company's national sales and marketing initiative. In addition, there can be no assurance that the Founding Companies, the August Acquisitions or other businesses acquired in the future will achieve anticipated revenues and earnings. See
"Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The Company intends to continue to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. Although the Company has recently established a $115 million line of credit, there can be no assurance that the Company will be able to obtain all the financing it will need in the future on terms the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     LABOR RELATIONS. The Company currently has approximately 3,550 employees, approximately 2,270 of whom are motorcoach drivers. Approximately 1,575 of the Company's employees are members of various labor unions. The Company's inability to negotiate acceptable contracts with these unions as existing agreements expire could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized employees were to engage in a strike or other work stoppage, or other employees were to become unionized, the Company could experience a significant disruption of its operations and higher ongoing labor costs, which could have a material adverse effect on the Company's business and results of operations. See "Business -- Drivers and Other Personnel."

     INSURANCE COSTS; CLAIMS. The Company's cost of maintaining personal injury, property damage and workers' compensation insurance is significant. The Company could experience higher insurance premiums as a result of adverse claims experience or because of general increases in premiums by insurance carriers for reasons unrelated to the Company's own claims experience. As an operator of motorcoaches and other vehicles, the Company is exposed to claims for personal injury or death and property damage as a result of accidents. The Company is self-insured for the first $100,000 of losses per incident. If the Company were to experience a significant increase in the number of claims for which it is self-insured or claims in excess of its insurance limits, its results of operations and financial condition would be adversely affected. See
"Business -- Risk Management and Insurance."

     CAPITAL REQUIREMENTS. The Company's operations require significant capital in order to maintain a modern fleet of motorcoaches and to achieve internal growth. The Company has historically financed the acquisition of new motorcoaches with debt financing. A new motorcoach costs approximately $300,000, and there can be no assurance that adequate financing will be available in the future on terms favorable to the Company to enable the Company to efficiently maintain operations and implement any expansion of service through a larger fleet. In addition, as motorcoaches age, they require increasing amounts of maintenance and, therefore, are more expensive to operate. The Company's inability to acquire, or a material delay in acquiring, the financing necessary to acquire replacement motorcoaches as needed would have an adverse effect on the Company's results of operations due to higher operating costs associated with operating an aging fleet. See "Business -- Equipment."

     GOVERNMENT SUBSIDIES. Payments to the Company under a number of its commuter and transit contracts are funded through Federal or state subsidy programs, and, without these subsidies, the state or local transit authority may be unwilling to continue to renew these contracts. In addition, many of the motorcoaches provided at nominal rent to the Company under these contracts are purchased with funds provided by Federal programs. If funding for these Federal programs were eliminated or curtailed, the Company would be required to operate existing motorcoaches longer than economically practicable or be forced to acquire replacement equipment. Either alternative could result in an increase in the Company's costs of operations or could cause the Company to decide not to renew some of its contracts. See "Business -- Services Provided."

     SUBSTANTIAL SEASONALITY OF THE MOTORCOACH BUSINESS. The motorcoach business is subject to seasonal variations in operations. During the winter months, operating costs are higher due to the cold weather and demand for motorcoach services is lower, particularly because of a decline in tourism. As a result, the Company expects its revenues and results of operations to be lower in the first and fourth quarters than in the second and third quarters of each year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     FUEL PRICES AND TAXES. Fuel is a significant cost to the Company. Fuel prices are subject to sudden increases as a result of variations in supply levels and demand. Any sustained increase in fuel prices could adversely affect the Company's results of operations unless it were able to increase prices. From time to time, there are efforts at the Federal or state level to increase fuel or highway use taxes, which, if enacted, also could adversely affect the Company's results of operations. See
"Business -- Fuel Availability and Costs."

     SIGNIFICANT REGULATION. As a result of the enactment of the ICC Termination Act of 1995, interstate motorcoach operations previously regulated by the Interstate Commerce Commission became subject, as of January 1, 1996, to regulatory requirements administered by the Federal Highway Administration (the "FHWA") and the new Surface Transportation Board, both units of the United States Department of Transportation. Motorcoach operators subject to FHWA jurisdiction are required to be registered with the FHWA and to maintain minimum amounts of insurance. The Surface Transportation Board must approve or exempt any consolidation or merger of two or more regulated interstate motorcoach operators or the acquisition of one such operator by another. The completion of the August Acquisitions by Coach USA and future acquisitions of other motorcoach operators must be approved or exempted from the need for regulatory approval by the Surface Transportation Board. There can be no assurance that the Company will be able to obtain such approval or exemption with respect to such acquisitions. Motorcoach operators are also subject to extensive safety requirements and requirements imposed by environmental laws, workplace safety and anti-discrimination laws, including the Americans with Disabilities Act. Safety, environmental and vehicle accessibility requirements for motorcoach operators have increased in recent years, and this trend could continue. The FHWA and state regulatory agencies have broad power to suspend, amend or revoke the Company's operating authorizations for failure to comply with statutory requirements, including safety and insurance requirements. A number of states, such as New Jersey, Nevada and Pennsylvania, require motorcoach operators to obtain authority to operate over certain specified intrastate routes, and, in some instances, such authority cannot be obtained if another operator already has obtained authority to operate on that route. As a result, there may be regulatory constraints on the expansion of the Company's operations in these states. Furthermore, the Company has a competitive advantage with respect to its existing route authorities as a result of this regulatory posture. Therefore, if New Jersey or another highly regulated state were to reduce the level of regulation, the Company's competitive advantage could be lost. Similarly, the Company's taxicab service operations are regulated primarily at the local municipality level. Local regulations applicable to taxicab services focus on the entry of new operators into the marketplace and the aggregate number of vehicles which will have authority to operate as well as the fares that can be charged for providing transportation services via taxicabs. These regulations may limit the Company's ability to expand the size of its taxicab fleet. See "Business -- Regulation."

     POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES. The Company's operations are subject to various environmental laws and regulations, including those dealing with air emissions, water discharges and the storage, handling and disposal of petroleum and hazardous substances. The motorcoach and ground passenger transportation services industry may in the future become subject to stricter regulations. There have been spills and releases of hazardous substances, including petroleum and petroleum related products, at several of the Company's operating facilities in the past. As a result of past and future operations at these facilities, the Company may be required to incur remediation costs and may be subject to penalties. In addition, although the Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. See "Business -- Environmental Matters."

     SUBSTANTIAL COMPETITION. The motorcoach and ground transportation industry is highly competitive, fragmented and subject to rapid change, particularly with regard to recreational and excursion services and commuter and transit services. There are numerous other companies that provide these services. Certain of these competitors operate in several of the Company's existing or target markets, and others may choose to enter those markets in the future. The majority of the Company's competition is made up of smaller regional or local operators with a strong presence in their respective local markets. As a result of these factors, the Company may lose customers or have difficulty in acquiring new customers. See "Business -- Competition."

     RELIANCE ON KEY PERSONNEL. The Company's operations are dependent on the continued efforts of its executive officers and the senior management of the Founding Companies and the August Acquisitions. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future. If any of these persons becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other qualified employees, the Company's business or prospects could be adversely affected. Although the Company or an operating subsidiary has entered into an employment agreement with each of the Company's executive officers and key managers, there can be no assurance that any individual will continue in his present capacity with the Company or operating subsidiary for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. The Company's executive officers and directors, and entities affiliated with them, will beneficially own approximately 28.3% of the outstanding shares of Common Stock after giving effect to this Offering (assuming no exercise of the Underwriters' over-allotment option). These persons, if acting in concert, will be able to continue to exercise control over the Company's affairs, and are likely to be able to elect the entire Board of Directors and to control the disposition of any matter submitted to a vote of stockholders. See "Principal and Selling Stockholders."

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. The market price of the Common Stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market. The Company issued 4,140,000 shares of its Common Stock in the Initial Public Offering, all of which are freely tradable unless held by affiliates of the Company, as will be the 3,100,000 shares offered by this Prospectus. In connection with the August Acquisitions, the Company issued an additional 2,558,580 shares of its Common Stock, none of which has been registered under the Securities Act. In addition, simultaneously with the closing of the Initial Public Offering, the stockholders of the Founding Companies received, in the aggregate, 5,099,687 shares of Common Stock as a portion of the consideration for the sale of their businesses to the Company. These shares have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Furthermore, the stockholders who received these shares have agreed with Coach USA not to sell, transfer or otherwise dispose of any of these shares for two years following the consummation of the Initial Public Offering, subject to reduction in the event the two-year "holding" period for restricted securities under Rule 144 is reduced by the Securities and Exchange Commission (the "Commission"). However, the stockholders who received these shares also have certain demand registration rights with respect to these shares, beginning two years after the closing of the Initial Public Offering, as well as certain piggyback registration rights with respect to these shares. In addition, the original stockholders of Coach USA hold, in the aggregate, 2,165,724 shares of Common Stock. See "Certain Transactions." None of these shares has been registered under the Securities Act and, accordingly, may not be sold unless registered under the Securities Act or sold pursuant to an exemption, such as the exemption provided by Rule 144. The holders of substantially all of these shares also have certain registration rights with respect to these shares and have agreed with Coach USA to the same two-year restriction on dispositions described above. The 1,304,876 shares of Common Stock issued in connection with the August Acquisitions (as well as 750,460 shares issuable upon conversion of debt) which have not been registered under the Securities Act may not be sold unless registered under the

Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. There are no demand or piggyback registration rights associated with these shares. The Company has registered an additional 3,500,000 shares of its Common Stock under the Securities Act for use as consideration for future acquisitions. Upon issuance thereof, these shares will generally be freely tradable unless the resale thereof is contractually restricted. The piggyback registration rights described above do not apply to these 3,500,000 shares. See "Shares Eligible for Future Sale."

     ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. The Board of Directors of the Company is empowered to issue preferred stock in one or more series without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Management -- Directors and Executive Officers," "Principal and Selling Stockholders" and "Description of Capital Stock."

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock has traded on the Nasdaq National Market since May 14, 1996. The following table sets forth the high and low last sale prices for the Common Stock for the period from May 14, 1996, the date of the Initial Public Offering.

                                          HIGH      LOW
                                          ----      ----
1996
Second quarter (from May 14).........   $22 3/4   $ 17 5/8
Third quarter........................    27 1/2     18
Fourth quarter (through October 3)...    30 1/2     27 1/2

     At September 30, 1996, there were approximately 109 stockholders of record of the Company's Common Stock.

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company's revolving credit facility includes, and any additional lines of credit established in the future may include, restrictions on the ability of the Company to pay dividends without the consent of the lender.
                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock offered hereby, after deducting underwriting discounts and
estimated offering expenses, are estimated to be approximately $        million
(assuming a public offering price of $       per share). The Company will not
receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

     The Company intends to use the net proceeds of this Offering to repay indebtedness outstanding under its revolving credit facility and for working capital and general corporate purposes, including future acquisitions. The indebtedness under the revolving credit facility bears interest at a variable rate (7.24% as of October 2, 1996) based on LIBOR or the agent bank's base rate.

                                 CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at June 30, 1996 on a pro forma basis for Coach USA and the Purchased Companies and pro forma as adjusted for the issuance of the 2,000,000 shares of Common Stock by the Company (assuming a public offering
price of $      ). This table should be read in conjunction with the Pro Forma
Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                                 JUNE 30, 1996
                                           --------------------------
                                           PRO FORMA      AS ADJUSTED
                                           ---------      -----------
                                                 (IN THOUSANDS)
Current maturities of long-term
  obligations(1)........................   $  13,781        $
                                           =========      ===========
Long-term obligations, less current
  maturities(1).........................   $ 124,776        $
                                           ---------      -----------
Stockholders' equity:
     Preferred Stock: $0.01 par value,
       500,000 shares authorized; none
       issued or outstanding............      --             --
     Common Stock: $0.01 par value,
       30,000,000 shares authorized
       13,963,991 shares issued and
       outstanding, pro forma; and
       15,963,991 shares issued and
       outstanding, pro forma as
       adjusted.........................         140            160
     Additional paid-in capital.........      51,404
     Retained earnings..................      (1,858)        (1,858)
                                           ---------      -----------
           Total stockholders' equity...      49,686
                                           ---------      -----------
             Total capitalization.......   $ 188,243        $
                                           =========      ===========
------------
(1) For a description of the Company's long-term obligations, see Note 8 of Notes to Coach USA, Inc. and Subsidiaries Supplemental Consolidated Financial Statements.

                       SELECTED PRO FORMA FINANCIAL DATA

     Coach USA acquired, simultaneously with the closing of the Initial Public Offering, the Founding Companies. On August 29, 1996, the Company completed the August Acquisitions, three of which were accounted for as poolings-of-interests and three of which were accounted for as purchases. The PRO FORMA STATEMENT OF INCOME DATA and PRO FORMA BALANCE SHEET DATA below include the historical financial statements of each of the Founding Companies and the Company (including the Pooled Companies) for all periods presented at historical cost, as if these companies had always been members of the same operating group. The PRO FORMA FOR COMPENSATION DIFFERENTIAL AND OTHER ADJUSTMENTS data below give effect (i) to certain reductions in salaries and benefits to the owners of the Founding Companies and the Pooled Companies which were agreed to in connection with the Mergers and the August Acquisitions as well as a non-recurring, non-cash charge recorded by the Company (collectively, the "Compensation Differential"); (ii) to certain tax adjustments related to the taxation of certain Founding Companies and Pooled Companies as S Corporations prior to the consummation of the Mergers and the August Acquisitions; (iii) to the tax impact of the Compensation Differential in each period; and (iv) for 1995 and the interim periods, to the conversion of debt to equity at one of the Pooled Companies. The PRO FORMA FOR PURCHASED COMPANIES data below also give effect to the acquisition of the Purchased Companies.

                                                                                                SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31                        JUNE 30
                                       -----------------------------------------------------  --------------------
                                         1991       1992       1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF INCOME DATA:
    Total revenues...................  $ 134,070  $ 136,942  $ 138,311  $ 143,410  $ 161,419  $  75,002  $  86,807
    Operating expenses...............    106,540    109,492    112,370    114,209    121,919     58,165     66,746
    Gross profit.....................     27,530     27,450     25,941     29,201     39,500     16,837     20,061
    General and administrative
      expenses.......................     20,489     19,640     18,848     20,195     22,949     11,499     13,749
    Operating income.................      7,041      7,810      7,093      9,006     16,551      5,338      6,312
    Net income.......................      1,934      3,202      3,475      3,143      7,678      1,926      1,123

PRO FORMA FOR COMPENSATION
  DIFFERENTIAL AND OTHER ADJUSTMENTS:
    Total revenues...................  $ 134,070  $ 136,942  $ 138,311  $ 143,410  $ 161,419  $  75,002  $  86,807
    Operating expenses...............    106,540    109,492    112,370    114,209    121,919     58,165     66,746
    Gross profit.....................     27,530     27,450     25,941     29,201     39,500     16,837     20,061
    General and administrative
      expenses.......................     17,911     16,416     15,708     16,420     17,441      9,085     10,129
    Operating income.................      9,619     11,034     10,233     12,781     22,059      7,752      9,932
    Net income.......................                                                  9,425      2,957      3,792
    Net income per share.............                                              $     .82  $     .26  $     .31
    Weighted average shares(1).......                                                 11,525     11,525     12,078

PRO FORMA FOR PURCHASED COMPANIES:
    Total revenues...................                                              $ 197,271             $ 105,632
    Operating expenses...............                                                144,804                78,044
    Gross profit.....................                                                 52,467                27,588
    General and administrative
      expenses.......................                                                 21,271                13,040
    Operating income.................                                                 30,484                14,191
    Net income.......................                                                 10,816                 4,487
PRO FORMA BALANCE SHEET DATA (AT END
  OF PERIOD):
    Working capital (deficit)........  $  (7,346) $  (8,012) $  (7,117) $  (7,628) $  (8,808)            $  (6,825)
    Total assets.....................    107,794    109,245    107,384    118,255    139,767               152,310
    Total debt, including current
      portion........................     72,587     66,680     59,898     67,995     81,980                74,286
    Stockholders' equity.............      9,877     10,254     12,913     15,512     20,093                34,965

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
(1) The 1995 share data include: (i) 2,165,724 shares issued by Coach USA prior to the Initial Public Offering; (ii) 5,099,687 shares issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 4,140,000 shares sold in the Initial Public Offering to pay the cash portion of the consideration for the Founding Companies; (iv) 2,133,541 shares issued in connection with the acquisition of the Pooled Companies; and (v) 425,039 shares issued in connection with the conversion of the indebtedness to equity at one of the Pooled Companies. The 1996 share data include those amounts included in the 1995 share data plus (i) the remaining 2,439,286 of the 4,140,000 shares sold in the Initial Public Offering weighted for the month of June 1996 and (ii) 150,879 shares attributable to dilution for outstanding options to purchase Common Stock, using the treasury stock method. See "Management -- 1996 Long-Term
    Incentive Plan" and " -- 1996 Non-Employee Directors' Stock Plan."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Coach USA was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services. On May 17, 1996, Coach USA acquired, simultaneously with the closing of the Initial Public Offering, the six Founding Companies. The Founding Companies are Suburban, Gray Line SF, Leisure, Community, Adventure and Arrow. On August 29, 1996, the Company acquired the August Acquisitions. The acquisition of three of these businesses has been accounted for under the pooling-of-interests method of accounting and the remaining three have been accounted for under the purchase method of accounting. As a result, the pro forma financial statements, including the pro forma results discussed below, include the historical financial statements of each of the Founding Companies and the Company (including the Pooled Companies) for all periods persented at historical cost, as if these companies had always been members of the same operating group and give effect to (i) the Compensation Differential; (ii) certain tax adjustments related to the taxation of certain Founding Companies and Pooled Companies as S Corporations prior to the consummation of the Mergers and the August Acquisitions; and (iii) the tax impact of the Compensation Differential in each period. The Purchased Companies will be included in the financial statements of the Company only from the date of purchase (August 29, 1996). Accordingly, their results of operations are not discussed below.

     The Company has begun to realize savings by consolidating certain general administrative and purchasing functions and reducing insurance expenses. In addition, the Company has begun to realize savings from: (i) the reduction in interest expense related to the payment of a portion of the Founding Companies' and August Acquisitions' debt; and (ii) its ability to borrow at lower interest rates than the Founding Companies and the August Acquisitions. These savings are being partially offset by the costs of being a public company and the incremental increase in costs related to the Company's new corporate management. Neither these savings nor the costs associated therewith have been included in the pro forma financial information discussed below. As a result, historical pro forma results may not be comparable to, or indicative of, future performance.

     The Company's motorcoach revenues are derived from fares charged to individual passengers and fees charged under contracts to provide motorcoach services. Taxicab operation revenues are derived from fees and other services charged to independent taxicab operators. Operating expenses consist primarily of salaries and benefits for motorcoach drivers and mechanics, depreciation, maintenance, fuel, oil, insurance and commissions to agents. General and administrative expenses consist primarily of compensation and related benefits to the owners and certain key employees of the Founding Companies and the Pooled Companies, administrative salaries and benefits, marketing, communications and professional fees.

PRO FORMA RESULTS FOR SIX MONTHS ENDED JUNE 1995 COMPARED TO JUNE 1996

     Total revenues increased $11.8 million, or 15.7%, to $86.8 million for the six months ended June 30, 1996. Motorcoach revenues increased by $7.6 million, $3.6 million of which was primarily attributable to increased service to the Louisiana casinos, $1.4 million of which was primarily attributable to increased ridership on scheduled service to the Atlantic City casinos and $0.9 million of which resulted from additional municipal contracts in Northern California. Taxicab service revenues increased $4.2 million, primarily as a result of the purchase of additional taxicab operations in Austin, Texas in July 1995.

     Operating expenses increased $8.6 million, or 14.8%, to $66.7 million for the six months ended June 30, 1996, but improved slightly as a percentage of revenues to 76.9% in 1996 from

77.6% in 1995 despite a substantial increase in fuel prices. The dollar increase was consistent with increased operations throughout the Company.

     General and administrative expenses, after elimination of the Compensation Differential, increased $1.0 million, or 11.5%, to $10.1 during the six months ended June 30, 1996 from the prior period, consistent with the Company's increased operations.

     Interest and other expense, net increased $0.7 million during the six months ended June 30, 1996 as compared to the same period in 1995. The increase was largely due to higher debt levels resulting from purchases of motorcoaches and the purchase of the Austin, Texas taxicab operations.

     Net income, adjusted for the Compensation Differential and taxes, increased $0.8 million during the six months ended June 30, 1996 and represented 4.4% of total revenues in the first half of 1996 compared to 3.9% of total revenues in the first half of 1995.

PRO FORMA RESULTS FOR 1994 COMPARED TO 1995

     Total revenues increased $18.0 million, or 12.6%, from $143.4 million in 1994 to $161.4 million in 1995. The increase was largely due to an increase in motorcoach charter and special destination revenue of $6.6 million, primarily attributable to increased service to the Louisiana casinos, an increase in motorcoach transit revenue of $4.7 million, primarily attributable to additional transit contracts in Northern California, and an increase in taxicab service revenue of $2.9 million, primarily attributable to the purchase of additional taxicab operations in the Austin, Texas in July 1995.

     Operating expenses increased $7.7 million, or 6.8%, from $114.2 million in 1994 to $121.9 million in 1995, but declined as a percentage of revenues from 79.6% in 1994 to 75.5% in 1995. The dollar increase was largely due to an increase in operating expenses of $3.8 million, primarily attributable to increased service to the Louisiana casinos, and an increase in Northern California operating expenses of $3.6 million, primarily attributable to the increase in transit services. These increases were partially offset by a $2.2 million reduction in operating expenses primarily due to a decision not to renew a municipal contract in the Northeast, and lower salaries, wages and related benefits from favorable revisions of a collective bargaining agreement.

     General and administrative expenses, after elimination of the Compensation Differential, increased $1.0 million, or 6.2%, from $16.4 million in 1994 to $17.4 million in 1995. This increase was consistent with the increase in revenues.

     Interest and other expense, increased $1.7 million, or 33.5%, from $5.2 million in 1994 to $6.9 million in 1995. The increase was largely due to higher levels of debt during 1995 as a result of equipment purchases.

     Net income, adjusted for the Compensation Differential and taxes, increased $4.2 million, from $4.5 million in 1994 to $8.7 million in 1995, and represented 3.1% of revenues in 1994 compared to 5.4% of revenues in 1995.

PRO FORMA RESULTS FOR 1993 COMPARED TO 1994

     Total revenues increased $5.1 million, or 3.7%, from $138.3 million in 1993 to $143.4 million in 1994. The increase included an increase in motorcoach charter and special destination revenues of $2.7 million, primarily attributable to increased service to the Louisiana casinos, an increase in Northern California transit revenue of $2.4 million, primarily attributable to the start-up of additional transit and commuter operations, and an increase in motorcoach outsourcing contract revenues of $1.5 million, primarily attributable to expanded Atlantic City casino employee shuttle contracts. These increases were partially offset by a decrease in Northeast transit revenues of $1.9 million, primarily attributable to the loss of one municipal contract and the decision to discontinue a low margin municipal contract during 1994, and a decrease in taxicab service revenues of $1.1 million.

     Operating expenses increased $1.8 million, or 1.6%, from $112.4 million in 1993 to $114.2 million in 1994, but declined as a percentage of revenues from 81.2% in 1993 to 79.6% in 1994. The dollar increase was largely due to an increase in motorcoach operating expenses of $2.4 million, primarily attributable to additional fleet, employee and other costs associated with new transit and commuter contracts in Northern California, an increase in motorcoach operating expenses of $2.0 million, primarily attributable to the increase in service to the Louisiana casinos, and an increase in Northeast motorcoach operating expenses of $1.5 million, primarily attributable to an increase in the motorcoach fleet, related maintenance, depreciation and employee expenses as a result of higher operating activity. These increases were partially offset by a decrease in taxicab service operating expense of $2.6 million, primarily attributable to a cost reduction program, and a decrease in Northeast transit operating expenses of $1.4 million, primarily attributable to the loss of one municipal contract and the decision to discontinue a low margin municipal contract during 1994.

     General and administrative expenses, after elimination of the Compensation Differential, increased $0.7 million, or 4.5%, from $15.7 million in 1993 to $16.4 million in 1994. The increase was generally consistent within the increase in the Company's operating activities.

     Interest and other expense, increased $0.6 million, or 13.0%, from $4.6 million in 1993 to $5.2 million in 1994. The increase was largely due to higher levels of debt during 1994 as a result of motorcoach purchases.

     Net income, adjusted for the Compensation Differential and taxes, increased $0.5 million, from $4.0 million in 1994 to $4.5 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by pro forma operating activities (without giving effect to the Compensation Differential) was $13.1 million, $11.9 million, $14.3 million and $3.7 million for 1993, 1994, 1995 and the six months ended June 30, 1996, respectively.

     Cash used in pro forma investing activities was $5.0 million, $12.7 million $21.3 million and $15.4 million for 1993, 1994, 1995 and for the six months ended June 30, 1996, respectively. Cash used in pro forma investing activities was primarily for additions and replacements of motorcoaches and for expansion of facilities, net of sales of property and equipment.

     Cash used in pro forma financing activities was $7.9 million in 1993. Cash provided by financing activities was $1.6 million, $7.4 million and $7.8 million for 1994, 1995 and for the six months ended June 30, 1996, respectively. Cash provided by pro forma financing activities for 1995 was primarily attributable to the issuance of $10.5 million of long term obligations, net of repayments, partially offset by $3.1 million in dividends paid to the former owners of the Founding Companies and Pooled Companies. Cash provided by pro forma financing activities of $7.8 million for the six months ended June 30, 1996 was primarily attributable to $48.1 million from the Initial Public Offering partially offset by $23.8 million paid to former stockholders of the Founding Company's $11.5 million of net repayments of long-term obligations and $5.0 million in dividends paid to the former owners of the Founding Companies.

     Cash and cash equivalents increased $0.2 million for 1993. Cash and cash equivalents increased $0.8 million and $0.3 million for 1994 and 1995, respectively. For the six months ended June 30, 1996, cash and cash equivalents decreased $1.9 million.

     Capital expenditures during 1993, 1994 and 1995 and the six months ended June 30, 1996 were $5.0 million, $12.5 million, $21.0 million and $17.7 million, respectively. These expenditures were primarily for motorcoaches and other vehicles, net of trade-ins, and were principally financed with debt and cash flows from operations. The Company currently has no material commitments to purchase additional motorcoaches or other vehicles. However, the Company expects that it will continue to replace vehicles within its fleet. The Company expects to finance additional vehicle purchases primarily from cash flows from operations supplemented, as necessary, with borrowings under its revolving credit facility.

     On May 17, 1996, the Company completed the Initial Public Offering of 4,140,000 shares of Common Stock, resulting in net proceeds of approximately $48.1 million. The net proceeds were used to pay the cash portion of the purchase price for the Founding Companies and to repay indebtedness assumed by the Company in the Mergers.

     In May 1996, the Company entered into a $30 million revolving credit agreement with one bank. This credit facility was primarily utilized to refinance most of the indebtedness of the Founding Companies not repaid from the net proceeds of the Initial Public Offering.

     In August 1996, the Company amended and restated the $30 million credit agreement. The credit agreement, as amended, provides for a revolving credit facility of $115 million through a syndicate of eight banks, and limits the Company to other borrowings of $15 million (other than fully subordinated debt) outside the credit facility. The facility is unsecured and matures in August 1999. Interest on outstanding borrowings is charged, at the Company's option, at the banks' prime rate plus up to 1.0% or the London Interbank Offered Rate ("LIBOR") plus 1.0% to 2.25%, both as determined by the ratio of the Company's funded debt to cash flow (as defined). Under the terms of the credit agreement, the Company must maintain certain minimum financial ratios. The credit agreement prohibits the payment of cash dividends. As of October 1, 1996, the Company had a total of $117.6 million outstanding under the revolving and other outside credit facilities and had utilized $2.1 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $10.3 million under the revolving credit facility. The Company is presently negotiating with its bank group to increase the credit facility.

     In exchange for all outstanding shares of stock of the Pooled Companies together with certain real estate owned by the principals of such companies, the Company issued 2,555,820 shares of Common Stock. In exchange for all outstanding shares of stock of the Purchased Companies, the Company paid $37 million, comprised of $22.5 million in 5% convertible subordinated notes (convertible into 750,460 shares of Common Stock) and $14.5 million in cash. Total debt assumed by the Company in connection with the August Acquisitions was $83.3 million.

     Management believes that the Company's revolving credit facility, its cash flows from operations, the net proceeds of this Offering and shares of Common Stock available under its shelf registration statement will provide sufficient liquidity to execute the Company's acquisition and internal growth plans for approximately the next 12 months. Should the Company accelerate its acquisition program, the Company may need to seek additional financing through the public or private sale of equity or debt securities. There can be no assurance that the Company could secure such financing if and when it is needed or on terms the Company deems acceptable.

RESULTS OF OPERATIONS -- FOUNDING COMPANIES

     The following selected historical financial information for the individual Founding Companies is derived from the respective financial statements of the individual Founding Companies included elsewhere herein. The interim financial statements of the Founding Companies, include all adjustments the Company considers necessary for a fair presentation of the results of operations and cash flows of those companies for those periods. Pro forma net income (loss) for each of the Founding Companies gives effect to the Compensation Differential, certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period. The following discussion should be read in conjunction with the separate Founding Company financial statements and notes thereto appearing elsewhere in this Prospectus. As required by accounting principles, the 1996 interim period for each of the Founding Companies reflects results of operations only through the effective date of acquisition thereof by Coach USA (May 31, 1996).

RESULTS OF OPERATIONS -- SUBURBAN

                                                                                            FIVE
                                                                            SIX MONTHS     MONTHS
                                           YEAR ENDED DECEMBER 31(1)          ENDED        ENDED
                                       ----------------------------------    JUNE 30,     MAY 31,
                                          1993        1994        1995         1995         1996
                                       ----------  ----------  ----------   ----------   ----------
                                                          (AMOUNTS IN THOUSANDS)
     Revenues........................  $   32,274  $   30,427  $   29,752    $ 13,742    $   11,520
     Operating expenses..............      28,903      27,526      25,322      12,038        10,648
     Gross profit....................       3,371       2,901       4,430       1,704           872
     General and administrative
        expenses.....................       2,417       2,283       2,563       1,333         1,052
     Interest and other expense,
        net..........................         175         147         213         148           158
     Net income (loss)...............         520         343       1,231         176          (338)
     Pro forma net income (loss).....         795         658       1,512         330          (115)

INTERIM RESULTS -- SUBURBAN

     Revenues for the five months ended May 31, 1996 remained at a relatively constant pace compared with the six months ended June 30, 1995. As a percentage of revenue, operating expenses for the five months ended May 31, 1996 increased 4.8% as compared to the six months ended June 30, 1995, primarily due to higher fuel costs and increased maintenance and operating expenses, which were largely a result of unusual weather conditions. General and administrative expenses remained relatively constant between the periods. Interest expense increased $50,000 during the five months ended May 31, 1996 as compared to the same period in the prior year due to higher levels of average debt outstanding resulting from additional motorcoaches purchased with borrowed funds.

SUBURBAN RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues decreased $0.6 million, or 2.0%, from $30.4 million in 1994 to $29.8 million in 1995. This decline was primarily attributable to the decision not to renew a municipal transit contract.

     OPERATING EXPENSES. Operating expenses decreased $2.2 million, or 8.0%, from $27.5 million in 1994 to $25.3 million in 1995, and declined to 85.1% of revenues in 1995 from 90.5% in 1994. The decrease in operating expenses was attributable to the decision not to renew a municipal transit contract, lower salaries, wages and related benefits from favorable collective bargaining revisions and changes to the medical benefits program.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 12.3%, from $2.3 million in 1994 to $2.6 million in 1995. This increase was the result of an increase in owners' compensation in 1995 of $0.3 million.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.6 million in 1994 and $0.9 million in 1995, increased 133.3%, from $1.2 million, or 3.9% of revenues, in 1994 to $2.8 million, or 9.4% of revenues, in 1995.

     INTEREST AND OTHER EXPENSES, NET. These expenses increased $0.1 million, or 100.0%, from $0.1 million in 1994 to $0.2 million in 1995. This increase was primarily due to an increase in interest expense from higher outstanding debt as a result of equipment purchases, partially offset by an increase in interest income.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 129.8%, from $0.7 million, or 2.2% of revenues, in 1994 to $1.5 million, or 5.1% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

SUBURBAN RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues decreased $1.9 million, or 5.9%, from $32.3 million in 1993 to $30.4 million in 1994. This decrease was primarily due to the loss of one municipal transit contract and the decision to discontinue a low margin municipal transit contract during 1994.

     OPERATING EXPENSES. Operating expenses decreased $1.4 million, or 4.8%, from $28.9 million in 1993 to $27.5 million in 1994, but increased to 90.5% of revenues in 1994 from 89.6% in 1993. The decrease in operating expenses was primarily related to the reduction in municipal transit contract services.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.1 million, or 5.5%, from $2.4 million in 1993 to $2.3 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.6 million in 1993 and 1994, decreased 20.0% from $1.5 million, or 4.6% of revenues, in 1993 to $1.2 million, or 3.9% of revenues in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, decreased 17.2% from $0.8 million, or 2.5% of revenues, in 1993 to $0.7 million, or 2.2% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

RESULTS OF OPERATIONS -- GRAY LINE SF

                                                                            SIX MONTHS    FIVE MONTHS
                                           YEAR ENDED DECEMBER 31(1)          ENDED          ENDED
                                       ----------------------------------    JUNE 30,       MAY 31,
                                          1993        1994        1995         1995          1996
                                       ----------  ----------  ----------   ----------    -----------
                                                           (AMOUNTS IN THOUSANDS)
GRAY LINE SF:
     Revenues........................  $   22,122  $   24,487  $   29,235    $ 12,811       $10,881
     Operating expenses..............      16,590      18,990      22,627      10,225         9,021
     Gross profit....................       5,532       5,497       6,608       2,586         1,860
     General and administrative
        expenses.....................       4,129       3,794       4,722       2,307         1,861
     Interest and other expense,
        net..........................         228         323         430         302           210
     Net income (loss)...............         672         924       1,074           3          (156)
     Pro forma net income (loss).....         735         867       1,085          94           (20)

INTERIM RESULTS -- GRAY LINE SF

     Revenues for the five months ended May 31, 1996 increased in pace by approximately 7% as compared to the six months ended June 30, 1995. This increase was due to an increase in the level of municipal contract service. Operating expenses for the five months ended May 31, 1996 increased by an approximately 9% pace as compared to the six months ended June 30, 1995, primarily due to higher fuel costs and increased operations. General and administrative expenses for the five months ended May 31, 1996 remained constant as compared to the six months ended June 30, 1995. Interest expense decreased slightly during the five months ended May 31, 1996 as compared to the first six months of 1995 due to lower levels of average debt outstanding.

GRAY LINE SF RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $4.7 million, or 19.2%, from $24.5 million in 1994 to $29.2 million in 1995. This increase was primarily attributable to an additional municipal transit contract which began during the middle of 1994 and increased sightseeing business in 1995.

     OPERATING EXPENSES. Operating expenses increased $3.6 million, or 18.9%, from $19.0 million in 1994 to $22.6 million in 1995, and declined to 77.4% of revenues in 1995 from 77.6% in 1994. The increase in operating expenses was consistent with the percentage increase in revenues. The additional operating expenses consisted largely of increased drivers' salaries, agents' commissions and vehicle maintenance expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.9 million, or 23.7%, from $3.8 million in 1994 to $4.7 million in 1995. This increase was consistent with the increase in revenues and an increase in owners' compensation in 1995 of $0.3 million.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.1 million in 1994 and $0.4 million in 1995, increased 27.8%, from $1.8 million, or 7.3% of revenues, in 1994 to $2.3 million, or 7.9% of revenues, in 1995.

     INTEREST AND OTHER EXPENSES, NET. Interest expenses increased $0.1 million, or 32.2%, from $0.4 million in 1994 to $0.6 million in 1995. The increase in interest expense resulted from higher outstanding debt levels during 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 22.2%, from $0.9 million, or 3.7% of revenues, in 1994 to $1.1 million, or 3.8% of revenues, in 1995. The pro forma provision for income taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on revenues generated from motorcoaches owned by a stockholder for which taxes were not required to be provided in Grayline SF's historical net income.

  GRAY LINE SF RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $2.4 million, or 10.9%, from $22.1 million in 1993 to $24.5 million in 1994. This increase was primarily attributable to the start up of additional municipal transit contract operations and a higher volume of sightseeing business.

     OPERATING EXPENSES. Operating expenses increased $2.4 million, or 14.5%, from $16.6 million in 1993 to $19.0 million in 1994, and increased to 77.6% of revenues in 1994 from 75.1% in 1993. The increase in operating expenses was primarily related to additional fleet, employee and other start up costs associated with new municipal transit contracts.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.3 million, or 7.3%, from $4.1 million in 1993 to $3.8 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.1 million in 1993 and 1994, increased 20.0%, from $1.5 million, or 6.8% of revenues, in 1993 to $1.8 million, or 7.3% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 28.6%, from $0.7 million, or 3.2% of revenues, in 1993 to $0.9 million, or 3.7% of revenues, in 1994. The pro forma provision for income taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on revenues generated from motorcoaches owned by a stockholder for which taxes were not required to be provided in Grayline SF's historical net income.

RESULTS OF OPERATIONS -- LEISURE

                                                                                             FIVE
                                                                            SIX MONTHS      MONTHS
                                           YEAR ENDED DECEMBER 31(1)           ENDED        ENDED
                                       ----------------------------------    JUNE 30,      MAY 31,
                                          1993        1994        1995         1995          1996
                                       ----------  ----------  ----------   -----------    --------
                                                          (AMOUNTS IN THOUSANDS)
LEISURE:
     Revenues........................  $   17,534  $   17,694  $   18,992     $ 8,949       $8,220
     Operating expenses..............      15,497      14,139      14,577       7,191        6,419
     Gross profit....................       2,037       3,555       4,415       1,758        1,801
     General and administrative
        expenses.....................       2,128       1,934       1,895         893          828
     Interest and other expense,
        net..........................         313         184         132         114          182
     Net income (loss)...............        (372)      1,298       2,163         680          725
     Pro forma net income (loss).....        (127)        963       1,577         485          494

  INTERIM RESULTS -- LEISURE

     Revenues for the five months ended May 31, 1996 increased at a pace of approximately 15% as compared to the six months ended June 30, 1995. The increase in revenues was primarily the result of significantly increased ridership on scheduled service to the Atlantic City casinos, which was only partially offset by the unusual winter weather conditions experienced in much of the Northeast in the first three months of the year. Operating expenses for the five months ended May 31, 1996 increased at a pace of 10% as compared to the six months ended June 30, 1995, primarily due to increased operating, fuel and maintenance costs. General and administrative expenses remained relatively constant between the periods. Interest expense increased by $54,000 during the five months ended May 31, 1996 as compared to June 30, 1995, due to higher levels of debt outstanding from additional motorcoaches purchased with borrowed funds.

LEISURE RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $1.3 million, or 7.3%, from $17.7 million in 1994 to $19.0 million in 1995. This increase was primarily attributable to increases in charter and the addition of two daily scheduled routes to Atlantic City.

     OPERATING EXPENSES. Operating expenses increased $0.5 million, or 3.5%, from $14.1 million in 1994 to $14.6 million in 1995, and declined to 76.8% of revenues in 1995 from 79.7% in 1994. The increase in operating expenses was primarily attributable to an increase in its motorcoach fleet and related maintenance, depreciation and employee expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were unchanged at $1.9 million for 1994 and 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.2 million in 1994 and $0.3 million in 1995, increased 55.6%, from $1.8 million, or 10.2% of revenues, in 1994 to $2.8 million, or 14.7% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 60.0%, from $1.0 million, or 5.6% of revenues, in 1994 to $1.6 million, or 8.4% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LEISURE RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.2 million, or 1.1%, from $17.5 million in 1993 to $17.7 million in 1994.

     OPERATING EXPENSES. Operating expenses decreased $1.4 million, or 9.0%, from $15.5 million in 1993 to $14.1 million in 1994, and decreased to 79.7% of revenues in 1994 from 88.6% in 1993. The decrease in operating expenses was primarily attributable to a reduction in maintenance cost for transportation equipment.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.2 million, or 9.1%, from $2.1 million in 1993 to $1.9 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.2 million in 1993 and 1994, increased from $0.1 million in 1993 to $1.8 million, or 10.2% of revenues, in 1994, primarily as a result of reduced operating expenses.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased from a loss of $(0.1 million) in 1993 to $1.0 million, or 5.6% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

RESULTS OF OPERATIONS -- COMMUNITY

                                                                            SIX MONTHS     FIVE MONTHS
                                           YEAR ENDED DECEMBER 31(1)           ENDED          ENDED
                                       ----------------------------------    JUNE 30,        MAY 31,
                                          1993        1994        1995         1995           1996
                                       ----------  ----------  ----------   -----------    -----------
                                                           (AMOUNTS IN THOUSANDS)
COMMUNITY:
     Revenues........................  $   13,179  $   14,106  $   13,807     $ 6,598        $ 5,466
     Operating expenses..............      11,057      12,228      11,680       5,644          4,687
     Gross profit....................       2,122       1,878       2,127         954            779
     General and administrative
        expenses.....................       1,760       1,999       2,193       1,063            668
     Interest and other expense,
        net..........................         258         239         173         131             70
     Net income (loss)...............         103        (262)        (62)       (151)            24
     Pro forma net income............         538         415         718         209            107

INTERIM RESULTS -- COMMUNITY

     Revenues for the five months ended May 31, 1996 remained relatively constant in pace with the six months ended June 30, 1995. Operating expenses also remained relatively constant in pace for the five months ended May 31, 1996 as compared to the six months ended June 30, 1995 as lower overall operating costs were offset by higher fuel coats. General and administrative expenses remained at a relatively constant pace between the periods.

COMMUNITY RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues decreased $0.3 million, or 2.1%, from $14.1 million in 1994 to $13.8 million in 1995.

     OPERATING EXPENSES. Operating expenses decreased $0.5 million, or 4.1%, from $12.2 million in 1994 to $11.7 million in 1995, and declined to 84.8% of revenues in 1995 from 86.5% in 1994.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, or 10.0%, from $2.0 million in 1994 to $2.2 million in 1995. This increase was primarily a result of the Compensation Differential increasing from $1.0 million in 1994 to $1.4 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $1.0 million in 1994 and $1.4 million 1995, increased 55.6%, from $0.9 million, or 6.4% of revenues, in 1994 to $1.4 million, or 10.1% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 75.0%, from $0.4 million, or 2.8% of revenues, in 1994 to $0.7 million, or 5.1% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

COMMUNITY RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.9 million, or 6.8%, from $13.2 million in 1993 to $14.1 million in 1994.

     OPERATING EXPENSES. Operating expenses increased $1.1 million, or 9.9%, from $11.1 million in 1993 to $12.2 million in 1994, and increased to 86.5% of revenues in 1994 from 84.1% in 1993. The increase in operating expenses was primarily attributable to higher operating activity and increased maintenance expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, or 11.1%, from $1.8 million in 1993 to $2.0 million in 1994. This increase was the result of the Compensation Differential increasing from $0.8 million in 1993 to $1.0 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.8 million in 1993 and $1.0 million in 1994, decreased from $1.2 million, or 9.1% of revenues, in 1993 to $0.9 million, or 6.4% of revenues, in 1994, primarily as a result of the increased operating expenses.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, decreased 20.0%, from $0.5 million, or 3.8% of revenues, in 1993 to $0.4 million, or 2.8% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

RESULTS OF OPERATIONS -- ADVENTURE

                                                                           SIX MONTHS    FIVE MONTHS
                                           YEAR ENDED DECEMBER 31(1)         ENDED          ENDED
                                       ---------------------------------    JUNE 30,       MAY 31,
                                         1993        1994        1995         1995          1996
                                       ---------  ----------  ----------   ----------    -----------
                                                          (AMOUNTS IN THOUSANDS)
ADVENTURE:
     Revenues........................  $   8,494  $   10,001  $   11,053     $5,239        $ 4,392
     Operating expenses..............      6,665       8,457       8,241      4,126          3,592
     Gross profit....................      1,829       1,544       2,812      1,113            800
     General and administrative
        expenses.....................        840         968       1,089        517            516
     Interest and other expense,
        net..........................        626         641         928        382            309
     Net income (loss)...............        328         (58)        719        194            (23)
     Pro forma net income (loss).....        255          12         537        162             (5)

INTERIM RESULTS -- ADVENTURE

     Revenues for the five months ended May 31, 1996 increased in pace by approximately 5% as compared to the six months ended June 30, 1995. The increase in revenues was primarily the result of increased charter revenues somewhat offset by a decrease in revenues in the first two months of 1996 because of unusual winter weather conditions that limited the ability of motorcoaches to operate. Operating expenses for the five months ended May 31, 1996 increased at a pace of 6% relative to the six months ended June 30, 1995, primarily as a result of increased operations and fuel costs. General and administrative expenses remained at a relatively constant pace between the periods. Interest expense remained relatively constant between the periods.

ADVENTURE RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $1.1 million, or 11.0%, from $10.0 million in 1994 to $11.1 million in 1995. This increase was primarily attributable to additional airport service between the Atlantic City airport and the Atlantic City casinos.

     OPERATING EXPENSES. Operating expenses decreased $0.3 million, or 3.5%, from $8.5 million in 1994 to $8.2 million in 1995, and declined from 85.0% of revenues in 1994 to 73.9% of revenues in 1995. The decrease in operating expense as a percentage of revenues was primarily attributable to a higher utilization of the motorcoach fleet in 1995.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.1 million, or 10.0%, from $1.0 million in 1994 to $1.1 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, increased 171.4%, from $0.7 million, or 7.0% of revenues, in 1994 to $1.9 million, or 17.1% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased $0.5 million in 1995 to $0.5 million, or 4.5% of revenues. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

ADVENTURE RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $1.5 million, or 17.6%, from $8.5 million in 1993 to $10.0 million in 1994. This increase was primarily attributable to expanded Atlantic City casino employee shuttle contracts and additional tour and charter business.

     OPERATING EXPENSES. Operating expenses increased $1.8 million, or 26.9%, from $6.7 million in 1993 to $8.5 million in 1994, and increased from 78.8% of revenues in 1993 to 85.0% of revenues in 1994. The increase in operating expenses was primarily attributable to an increase in its motorcoach fleet and related maintenance, depreciation and employee expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, from $0.8 million in 1993 to $1.0 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, decreased from $1.1 million, or 12.9% of revenues, in 1993 to $0.7 million, or 7.0% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, decreased $0.3 million, or 3.5% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

RESULTS OF OPERATIONS -- ARROW

                                                                           SIX MONTHS    FIVE MONTHS
                                           YEAR ENDED DECEMBER 31(1)         ENDED          ENDED
                                       ---------------------------------    JUNE 30,       MAY 31,
                                         1993        1994        1995         1995          1996
                                       ---------  ----------  ----------   ----------    -----------
                                                          (AMOUNTS IN THOUSANDS)
ARROW:
     Revenues........................  $   9,469  $   10,039  $   10,650     $5,317        $ 4,459
     Operating expenses..............      6,655       6,957       7,222      3,540          2,558
     Gross profit....................      2,814       3,082       3,428      1,777          1,901
     General and administrative
        expenses.....................      1,216       1,493       1,751        889            675
     Interest and other expense,
        net..........................        501         534         658        389            430
     Net income......................      1,097       1,055       1,019        499            796
     Pro forma net income............        677         653         620        305            477

INTERIM RESULTS -- ARROW

     Revenues for the five months ended May 31, 1996 increased in pace by over 7% as compared to the six months ended June 30, 1995. The increase in revenues was primarily due to increased charter business in the months of April and May, partially offset by reduced charter revenues resulting from winter weather conditions that produced less snow in the Southwest and less favorable ski conditions. Operating expenses for the five months ended May 31, 1996 decreased slightly in pace as compared to the six months ended June 30, 1995, primarily due to reduced maintenance costs. General and administrative expenses remained relatively constant in pace between the periods. Interest expense increased $0.1 million during the five months ended May 31, 1996 as compared to the same period in the prior year due to higher levels of debt outstanding from additional motorcoaches purchased with borrowed funds.

ARROW RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $0.7 million, or 7.0%, from $10.0 million in 1994 to $10.7 million in 1995.

     OPERATING EXPENSES. Operating expenses increased $0.2 million, or 2.9%, from $7.0 million in 1994 to $7.2 million in 1995, and declined from 70.0% of revenues in 1994 to 67.3% of revenues in 1995.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 20.0%, from $1.5 million in 1994 to $1.8 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, increased 6.3% from $1.6 million, or 16.0% of revenues, in 1994 to $1.7 million, or 15.9% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, decreased from $0.7 million in 1994 to $0.6 million, or 5.6% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

ARROW RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.5 million, or 5.3%, from $9.5 million in 1993 to $10.0 million in 1994.

     OPERATING EXPENSES. Operating expenses increased $0.3 million, or 4.5%, from $6.7 million in 1993 to $7.0 million in 1994, and increased from 70.5% of revenues in 1993 to 70.0% of revenues in 1994.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, from $1.2 million in 1993 to $1.5 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, decreased from $1.7 million, or 17.9% of revenues, in 1993 to $1.6 million, or 16.0% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, remained unchanged at $0.7 million in 1993 and 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

SELECTED CONSOLIDATED FINANCIAL DATA

     The following consolidated financial information represents the operations of the Pooled Companies for all periods presented and the Founding Companies and Coach USA for the month of June 1996. This financial information has been derived from the Supplemental Consolidated Financial Statements of Coach USA included elsewhere in this Prospectus. The selected financial information for the interim periods includes all adjustments the Company considers necessary for a fair presentation of the results of operations for such periods. Pro forma net income (loss) gives effect to (i) the Compensation Differential; (ii) certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers; and (iii) the tax impact of the Compensation Differential in each period.

                                                                                                   SIX MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31                         JUNE 30
                                          -----------------------------------------------------  ---------------------
                                            1991       1992       1993       1994       1995       1995        1996
                                          ---------  ---------  ---------  ---------  ---------  ---------  ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
     Total revenues.....................  $  41,417  $  40,014  $  35,239  $  36,656  $  47,930  $  22,346  $   41,869
     Gross profit.......................     11,235     10,100      8,236     10,744     15,336      6,945      12,048
     Operating income...................      2,328      2,354      1,878      3,020      6,600      2,448       6,075
     Net income (loss)..................        (90)      (177)     1,127       (157)     1,534        525       2,148
PRO FORMA:
     Operating income...................      3,548      3,901      3,182      4,737      8,901      3,575       7,056
     Net income.........................        750        782      1,128        979      2,624        991       2,430
BALANCE SHEET DATA:
     Working capital (deficit)..........     (3,730)    (5,160)    (5,152)    (4,229)    (3,597)    (3,880)     (6,825)
     Total assets.......................     41,700     40,631     38,928     43,414     60,404     48,881     152,310
     Total debt, including current
       portion..........................     35,736     34,111     29,885     36,112     48,866     40,014      74,286
     Stockholders' equity...............     (6,557)    (7,181)    (6,054)    (6,129)    (4,620)    (5,512)     34,965

SEASONALITY

     The timing of certain holidays, weather conditions and seasonal vacation patterns may cause the Company's quarterly results of operations to fluctuate significantly. The Company expects to realize higher revenues, operating income and net income during the second and third quarters and lower revenues and net income during the first and fourth quarters.

                                    BUSINESS

     The Company is the largest provider of motorcoach charter, tour and sighteseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States. The Company also provides airport ground transportation, paratransit and other related passenger ground transportation services. The Company's services are provided through a fleet of approximately 1,360 motorcoaches, including 295 motorcoaches provided by various transit authorities pursuant to service contracts, as well as various other high occupancy vehicles. The Company's charter and tour fleet features luxury, European style motorcoaches with plush seats, televisions, VCRs and other amenities. The Company's taxicab and high occupancy vehicle services include dispatching and vehicle sales, leasing and financing for more than 1,250 vehicles, primarily owned by independent contractor drivers.

     Coach USA was founded in September 1995 to create a nationwide provider of motorcoach and other ground transportation services and conducted no operations prior to the Initial Public Offering. Coach USA acquired, simultaneously with the closing of the Initial Public Offering, the six Founding Companies. On August 29, 1996, the Company acquired five additional motor coach businesses and one taxicab service business.

INDUSTRY OVERVIEW

     The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity service. The motorcoach industry is highly fragmented with approximately 5,000 motorcoach operators. These companies collectively generated approximately $20 billion in revenues in 1995. The Company believes that the taxicab services industry has a similar profile of approximately 6,000 fleet operators.

     The Company believes that there will be increasing demand for recreation and excursion services, commuter and transit motorcoach services and airport related services for a broad range of customers based on a number of factors, including:

     GROWING TRAVEL AND TOURISM INDUSTRY. Travel and tourism is one of the fastest growing industries in the United States. Nationwide charter users include such large organizations as AAA, AARP and convention organizers, whose members are potential users of motorcoach services. As the population of the United States continues to age, the Company believes more people will find motorcoach touring an attractive, low cost alternative to travel by automobile. Also, the number of European and Asian tourists traveling to the United States continues to increase, and motorcoach travel is a popular way for tourists to travel in the United States.

     PRIVATIZATION. The Company expects state and local governments to accelerate their efforts to privatize capital intensive operations, such as commuter and transit services, and ancillary services, such as paratransit services required under the Americans with Disabilities Act. The Company believes that this acceleration will result primarily from a decrease in Federal funds available to subsidize operations and the increasing capital cost of acquiring equipment.

     OUTSOURCING. Many hotels, casinos, rental car companies, colleges and other institutions operate large motorcoach fleets and other high occupancy vehicles. These entities are increasingly seeking to outsource these non-core activities as a means to better manage their capital and operating resources and to improve their profits.

     EXPANDING METROPOLITAN AREAS. Metropolitan areas are continuing to expand geographically and in population. As a result, state and local governments face increasing automobile traffic congestion, deteriorating infrastructures and a continuing migration of offices and commuters to suburban locations. These trends should increase the Company's opportunities to provide motorcoach commuter and transit services. The Company believes that the fuel and emissions efficiency, flexibility and low capital cost of motorcoaches and other high occupancy vehicles will make them increasingly viable alternatives to the high cost of widening existing roads or establishing or expanding other transit and commuter systems, such as subways and commuter trains.

     INCREASING AIRPORT CONGESTION. The number of passengers served by the current United States airport system is estimated to increase by 25% over the next five years. Currently, there is no coordinated effort to provide seamless transportation between planes and motorcoaches or other modes of ground transportation, and many passengers continue to use private automobiles for local or regional travel to and from airports. With no major airport expansions expected at most major airports in the next five years, the Company believes that motorcoaches, vans and other high occupancy vehicles can alleviate much of this congestion and address the shortage of convenient parking at many airports. In addition, taxicab service is an integral part of passenger ground transportation to and from most major airports.

BUSINESS STRATEGY

     The Company's objective is to be the largest provider of regional and local motorcoach and passenger ground transportation services in the United States. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue an aggressive acquisition strategy to enhance its position in its current markets and to acquire operations in new markets by:

          ENTERING NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach and other passenger ground transportation service providers that, like the Founding Companies and the August Acquisitions, are leaders in their regional markets.

          EXPANDING EXISTING MARKETS. The Company also plans to acquire additional motorcoach and other passenger ground transportation service providers in many of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as tuck-in acquisitions of smaller operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services.

     ACCELERATING INTERNAL GROWTH. A key component of the Company's strategy is to accelerate internal growth at each of the existing operations and each subsequently acquired business. The Company believes internal growth can be accelerated by:

          ESTABLISHING A NATIONAL SALES AND MARKETING PROGRAM. The travel and tourism industry has experienced significant growth in recent years, and the Company expects this trend to continue. The Company has begun to establish a national sales and marketing program as a means to expand its recreational and excursion business. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

          DEVELOPING PRIVATIZATION AND OUTSOURCING. The Company believes that the trend toward privatization and outsourcing will accelerate, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own fleets decide to privatize or outsource non-core operations.

     CAPITALIZING ON NEW CORPORATE STRUCTURE. The Company intends to continue to take advantage of its new corporate structure by:

          CENTRALIZING ADMINISTRATIVE FUNCTIONS. The Company believes that it will continue to have greater purchasing power, resulting in significant cost savings in such areas as equipment and parts, tires, insurance and financing, than the Founding Companies and August Acquisitions had independently. The Company has begun to realize cost savings through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management.

          INCREASING OPERATING EFFICIENCIES. The Company believes that there are opportunities to eliminate redundant facilities and equipment through coordination among the Founding Companies, the August Acquisitions and other subsequently acquired operations. Additionally, the Company expects to continue to benefit from cross-marketing and increased equipment utilization that has already occurred among the Founding Companies and the August Acquisitions.

ACQUISITION STRATEGY

     The Company believes that there are many attractive acquisition candidates in the motorcoach and passenger ground transportation services industry because of the highly fragmented nature of the industry, industry participants' need for capital and their owners' desire for liquidity. The Company will continue to pursue an aggressive acquisition program to consolidate and enhance its position in its current markets and to acquire operations in new markets.

     As with the August Acquisitions, a "primary acquisition" is one that creates a significant presence for the Company in a new geographic market. The Company intends, where possible, to make a primary acquisition in a targeted market by acquiring an established, high quality local company. As it did with each of the Founding Companies and each of the August Acquisitions, the Company, in most cases, will retain management and operating and sales personnel of a primary acquisition in order to maintain continuity of operations and customer service. The Company will seek to increase the acquired company's revenues and improve its profitability by efficiently implementing the Company's operating strategies for internal growth.

     An acquisition in an existing market generally will be smaller than a primary entry acquisition and will enable the Company to offer additional services or expand into secondary markets within the region already served. When justified by the size of an existing market acquisition, the Company expects to retain the management and operating and sales personnel of the acquired company while seeking to improve that company's profitability by efficiently implementing the Company's operating strategies. The Company also intends to effect tuck-in acquisitions of small companies or individual operations in existing markets. In most instances, operations acquired in a tuck-in acquisition can be integrated into the Company's existing operations in that market, resulting in elimination of duplicative overhead and operating costs.

     The Company believes that it can successfully implement its acquisition strategy due to: (i) its strategy for creating a national company, which should enhance the acquired company's ability to compete in its local and regional market through an expansion of offered services, improved equipment utilization and lower operating costs; (ii) the additional capital available for new equipment; (iii) the potential for increased profitability as a result of the Company's centralization of certain administrative functions, greater purchasing power and economies of scale; (iv) its financial strength and visibility as a public company; and (v) its decentralized management strategy, which should, in most cases, as in each of the Founding Companies and the August Acquisitions, enable the acquired company's management to remain involved in the operation of the company.

     The Company has analyzed a substantial amount of data on the motorcoach and passenger ground transportation services industry and individual businesses within the industry and believes it is well positioned to continue implementing its acquisition program. Several of the principals of the Founding Companies and the August Acquisitions have leadership roles in both national and regional motorcoach and taxicab service trade associations, which has allowed these principals to become personally acquainted with operators of motorcoach and passenger ground transportation services businesses across the country. The Company believes that the visibility of these individuals within these associations will increase the industry's awareness of the Company and its strategies, thereby attracting interest from local and regional operators. The Company currently has no binding agreements to effect any additional acquisition.

     As consideration for future acquisitions, the Company intends to use various combinations of Common Stock and cash and, possibly, notes. The Company has registered under the Securities Act 3,500,000 shares of Common Stock to be used in connection with future acquisitions.

SERVICES PROVIDED

     The type and level of services provided by the Company vary by market served. The services offered in each of the Company's markets are determined by the management team responsible for that market location and are based on such management's estimate of the demand for a particular service in the market, competition to provide that service and the Company's ability to provide that service consistent with the quality standard that the Company seeks.

     The Company provides motorcoach services on both a contracted and per seat basis. For contracted services, the Company arranges a fee for the use of the equipment. In these arrangements, the customer contracts the vehicle for use and the Company is paid a rate, generally on a daily or per mile basis, that is not dependent on passenger load factors. In per seat operations, the Company is paid by each individual customer. Fares for these per seat services are usually determined by the Company and payment is received from individual passengers or through a commissioned agent. In some states, these fares are subject to regulatory approval.

     The Company's taxicab service revenues are derived primarily from services provided to independent contractors that own or lease and operate taxicabs under one of the Company's trade names. The independent contractor drivers pay a weekly or daily fee in advance to the Company for dispatching, use and maintenance of taxicab equipment, liability coverage, use of operating rights, charge account and other services. The independent contractor collects and retains the fares from the passenger. Fares charged to passengers are subject to municipal or state regulatory approval.

MOTORCOACH SERVICES

     The Company's motorcoaches are either owned by the Company or leased under long-term leases, pursuant to which the Company is responsible for all maintenance, insurance and upkeep. The majority of the Company's motorcoach drivers are employees of the Company with the remainder provided pursuant to a leasing arrangement. In certain of the motorcoach operations, the drivers are independent contractors.

RECREATION AND EXCURSION

     CHARTER AND TOUR SERVICES. Charter services are provided on a fixed daily rate, based on mileage and hours of operation. The Company offers both daily and long-term charter and tour arrangements (as long as 14 days) with various levels of luxury and price. The Company has arrangements with tour agencies to provide various levels of service and equipment for agent-sponsored and organized tours. Under these arrangements, the Company contracts with tour agencies to provide the motorcoach and driver at a fixed daily rate. To increase equipment utilization, the Company also regularly offers shorter charter service to various social groups or other organizers for transportation to events or specific destinations. In some instances, the Company organizes its own tours and markets them on a per passenger basis.

     SIGHTSEEING. Per seat sightseeing services are provided on a scheduled basis at an advertised or published price. Typically, customers will make reservations for the tours or can simply board on an "open-door" basis at scheduled locations. Payment is made by the customer, or through the travel agent or the hotel. The Company uses a network of hotel lobby ticket counters, hotel concierges and travel agents to sell the Company's sightseeing tours.

     AIRPORT SERVICE. The Company picks up passengers at airports in Atlantic City, Houston, Las Vegas, Los Angeles, Miami and Philadelphia and transports them to and from their hotel, casino, cruise ship or convention site. The Company provides passenger ground transportation services into, from and between airports in certain cities in which the Company has operations using motorcoaches and other high occupancy vehicles. This service is provided on either a fixed schedule or on demand service basis. In fixed schedule services, the Company provides regular pick-up and drop-off services while fixed fee services can be arranged through computerized reservations systems or through purchase at a service desk at the airport. Taxicab service operations are an integral part of the passenger ground transportation services to and from the airports in the cities in which the Company operates.

     SPECIALIZED DESTINATION ROUTE. The Company provides specialized destination route services, including daily scheduled service to casinos in New Jersey, Louisiana and Nevada. Luxury motorcoaches pick passengers up at specified locations. Tickets are sold through agents and at specified locations. Customers are taken on an "open-door" basis or by reservation.

COMMUTER AND TRANSIT SERVICES

     COMMUTER SERVICES. In most of its commuter services, the Company has fixed routes serviced on a daily basis. Most of these routes are owned (as a result of having received Federal or state regular route authority) by the individual Founding Company. Many of the Company's motorcoaches that are dedicated to commuter service are owned by a state or municipal transit authority and provided to the Company at nominal rent or given by such authority to the Company to service a particular route. In all cases, the drivers and operations personnel are employed by the Company and the Company is responsible for maintenance of the equipment. The Company is paid through individual ticket purchases or through a fare box. Contracts with transit authorities for this service typically have one to three year terms and are periodically reviewed for rate and fare increases. The Company provides daily commuter service, principally from various points in New Jersey to New York City.

     OUTSOURCING CONTRACTS. The Company has agreements with various corporations, institutions and government entities to provide motorcoaches, drivers and equipment for their employees and customers. The Company contracts with the customer to provide the schedule of service required by the customer, sometimes 24 hours per day.

     PRIVATIZATION TRANSIT CONTRACTS. In privatization transit contracts, the Company has a contract with a transit authority for fixed routes on a daily basis, with the schedule established by the transit authority. The Company operates dedicated equipment owned by the Company or by the transit authority. In each instance, the drivers and operations personnel are employees of the Company and the Company is responsible for equipment maintenance. The Company is paid a fixed amount from the municipality based on number of miles or hours operated. Contracts for this service are typically for three years and are periodically reviewed for rate increases.

     PARATRANSIT SERVICES. The Company has contracts with agencies of various counties that are responsible for coordinating the non-emergency transportation of medical aid patients. Following delivery to the Company of patient reservation schedules, the Company provides the scheduled service,usually through use of independent contractor drivers, and invoices the county organization for services provided. These contracts are generally on a multi-year basis and require the Company to meet certain performance standards.

TAXICAB SERVICES

     The majority of the Company's taxicabs are owned by independent contractor drivers, with the remainder being owned by the Company and leased on a daily or weekly basis to independent contractor drivers. None of the taxicab drivers is an employee of the Company. In addition to the weekly fee paid by the drivers to the Company for dispatching and other support services, the Company derives revenues through vehicle sales and financing services to drivers, maintenance, parts and labor provided to drivers and vehicle mini-billboard advertising.

     RADIO DISPATCHED SERVICES. Radio dispatched services are provided primarily on a call-in basis. When the request is made for taxicab service, the closest available taxicab is notified through the Company's computer dispatching system. An independent contractor driver of the identified vehicle accepts the trip and picks up the customer.

     AIRPORT SERVICES. Taxicab services are provided to passengers going to and coming from the airports in the municipalities in which the Company provides taxicab services. Most services provided to passengers coming from the airports are provided on a demand basis as passengers depart the airport and summon a taxicab at the airport cab station.

     PARATRANSIT SERVICES. Pursuant to contracts with local transit authorities, the Company provides on demand transportation services for disabled and other persons that are in need of transportation services. These contracts are generally on a multi-year basis and require the Company to meet certain performance standards.

SALES AND MARKETING

     The Company has a broad customer base. No single customer of the Company accounted for more than 10% of pro forma revenues in 1995. Management at the Company's operating locations has been responsible for establishing and maintaining relationships with tour organizers, travel agencies and other regular users of charter and tour services as well as pursuing outsourcing and privatization opportunities. Each of the motorcoach operations also has a sales staff that focuses primarily on obtaining specific charter and tour business.

     The principal means of marketing charter and tour services has been in telephone directories and through direct mail or personal contact with customers included in each operating location's data bases, which include civic groups, schools and domestic and foreign tour organizers and travel agencies. The Company uses ticket counters in hotel lobbies and concierges to market and promote sightseeing services.

     The Company's specialized destination route services to casinos in New Jersey, Connecticut, Nevada and Louisiana are promoted primarily by individual casinos. These casinos will either pay the Company for the transportation or provide incentives to passengers transported by the Company to the casino. In some instances, the casinos actively advertise these promotions in various media, such as newspapers, television and billboards.

     Once the Company has established operations in a sufficient number of metropolitan areas, the Company intends to implement a targeted national sales and marketing campaign for its recreation and excursion services. The focus of this campaign will be on national users of motorcoach service, such as domestic and international travel and tour agencies, convention organizers and sports teams. The Company believes that it will have a marketing advantage over its competitors since it will be able to offer consistent, dependable, quality service in various metropolitan areas in the United States, thereby enabling its customers to use the Company's services in multiple locations rather than dealing with numerous regional or local motorcoach operators.

     Contracts with counties and municipalities to provide commuter and transit and paratransit services are generally obtained through a competitive bidding process. In some instances where the Company is the existing provider, the county or municipality may elect to renegotiate the

Company's existing contract instead of putting the contract out for rebid. The Company believes that counties and municipalities consider quality of service, reliability and price to be the most important factors in awarding contracts although other factors, such as financial stability, personnel policies and practices and total cost both to the municipality and the public, are also considered.

     The Company's taxicab service operations utilize the yellow pages, billboards and signs on the taxicabs as the primary means of marketing services. Paratransit contracts are obtained through a competitive bidding process.

OPERATIONS

     All aspects of the Company's daily motorcoach and passenger ground transportation services operations are handled on a local basis. Each location has an operations center staffed by customer service personnel, fleet managers and dispatchers. All of the Company's commuter and transit services as well as its sightseeing and specialized destination route services are operated with dedicated fleets of motorcoaches and drivers, and most fleets include back-up vehicles in case of equipment breakdown or higher passenger volume. Because commuter and transit services and specialized destination route services involve fixed routes which rarely vary, the dispatch function is limited to communicating with drivers by radio to determine that the motorcoach is in service, the number of passengers embarked and whether the motorcoach is on schedule and to deal with any problems in route. When necessary, dispatchers can communicate necessary modifications in schedules to meet customer demand and increase utilization. Computerized dispatch services are an integral part of the daily support services provided to the independent contractor drivers. Operations personnel schedule individual motorcoaches for recreation and excursion services as charter business is obtained. In many instances, the Company receives bookings for tours and charters well in advance, which enables the Company to predict periods during which equipment utilization is likely to be low. When this occurs, the Company more actively solicits charter business in an effort to maintain equipment utilization or schedules alternative uses for its equipment, particularly during the winter months when tourism declines.

     The Company maintains a decentralized management structure. Most operating decisions are made at the operating location level. At the same time, the Company has begun to centralize and maintain certain administrative support activities. The Company believes that by continuing to remove the burden and attention-diverting responsibility of administrative and support functions, the management of the Founding Companies, the August Acquisitions and any other acquired businesses will be able to focus on pursuing new business opportunities and improving equipment utilization and yields.

     The Company has initiated and believes there will continue to be opportunities to increase equipment utilization by coordination among the various operating locations. For example, some motorcoaches that transport passengers into New York City or Atlantic City in the morning are parked until they run the reverse trip at the end of the day. The use of these motorcoaches for day charters and sightseeing could be increased. In addition, equipment stored during the "off-season" could be transported and utilized by another location that has more business during that time.

EQUIPMENT

     The Company operates approximately 1,360 motorcoaches and other high occupancy vehicles. Approximately 193 of these motorcoaches are provided by various transit authorities for nominal rent, with the Company assuming full responsibility for maintenance and repairs. These motorcoaches are provided under contracts to perform transit and commuter services and must be returned to the transit authorities in the event the contracts for them are not renewed. In addition, approximately 102 other motorcoaches have been provided by certain transit authorities to the Company to operate for the normal useful operating lives thereof, and these motorcoaches must only be returned to such transit authorities if the Company surrenders its routes for which such motorcoaches were provided, or at the end of the normal useful operating lives thereof. The Company's owned fleet of motorcoaches has an average age of five years. Motorcoaches have a useful operating life in excess of 10 years. The Company's replacement policy will depend on the use being made of the particular motorcoach, but the Company expects that on average it will replace motorcoaches every 10 to 12 years. A majority of the Company's current fleet of motorcoaches are from one manufacturer, Motorcoach Industries Incorporated, although other manufacturers are represented in the Company's fleet. Most engines and drive trains are manufactured by Detroit Diesel and Allison Transmissions, respectively. This continuity of engine and drive train should enable the Company to implement a standardized, Company-wide maintenance program and allow it to reduce its spare parts inventory. The Company leases most of its tires from Firestone, with the lease payments based on mileage driven on the tires.

     The Company's taxicab service operations provide dispatch and related services to a fleet of over 1,250 vehicles, of which approximately 860 are owned and operated by independent contractor drivers and the remainder of which are owned by the Company and leased on a daily or weekly basis to independent contractor drivers. The Company offers full service maintenance and repairs on vehicles owned by the independent contractor drivers and provides maintenance on the vehicles owned by the Company. The computerized dispatch systems used to provide efficient service to customers was installed at a cost of $4.3 million.

MAINTENANCE

     Each of the Company's motorcoach operating locations has a comprehensive preventive maintenance program for its equipment to minimize equipment downtime and prolong equipment life. This program includes regular safety checks when a motorcoach returns to the terminal, regular oil and filter changes, lubrication, cooling system checks and wheel alignment on average every 6,000 to 12,000 miles, and more extensive maintenance procedures at greater intervals. Interiors of motorcoaches are cleaned and exteriors washed usually on a daily basis.

     Repairs and maintenance are primarily performed at various maintenance facilities operated by the Company. Most maintenance provided by outside facilities results from on-the-road breakdowns or involves major engine overhauls.

     To the extent economically and logistically practicable, the Company intends to share maintenance facilities and personnel among the operating locations. The Company expects this will result in a decrease in the percentage of maintenance costs incurred at outside shops and a decrease in total maintenance costs. It also may be possible to close some maintenance facilities in areas where there will be multiple maintenance facilities.

     The Company expects that replacement of older motorcoaches with newer equipment will reduce maintenance costs largely because late model motorcoaches are more reliable and have better engine and power train warranties. In addition, the Company believes that it may be able to negotiate better warranty terms than the individual operating locations could because of the increased negotiating power of the Company. The Company intends to purchase most of its motorcoaches with standard component specifications, particularly engines and drive trains, thereby reducing the complexity of maintenance and spare parts management. The Company has entered into a leasing agreement for tires on terms more favorable than previously available to the Founding Companies and the August Acquisitions individually.

FACILITIES

     The Company's facilities consist principally of offices, garages and maintenance facilities. Some of these are single facilities, and other facilities have limited operations, which may not include complete maintenance services. The Company owns four of the facilities on which motorcoach or taxicab operations are located. The remaining facilities are leased, including some from related parties. See "Certain Transactions -- Leases of Facilities." The
Company believes that its facilities are adequate for its current needs.

     The Company leases its executive and administrative offices in Houston, Texas.

DRIVERS AND OTHER PERSONNEL

     The Company currently has approximately 3,550 employees, of whom approximately 2,270 are motorcoach drivers and approximately 615 are maintenance personnel. The balance included administrative personnel, sales personnel, customer service personnel, fleet managers, dispatchers and safety and training personnel. Of these employees, approximately 2,870 are full-time employees. The Company's taxicab and paratransit services are provided through independent contractor drivers that are not employees of the Company.

     The Company has established motorcoach driver retention programs which seek to maintain a sufficient number of qualified drivers to handle passenger service. Each operating location historically had relatively minimal driver turnover among full-time drivers other than for sightseeing and tour services, where the need for motorcoach drivers varies seasonally. Safety and dependability of drivers are critical to the Company's operations. Motorcoach drivers are required to comply with all applicable Federal and state driver qualification and safety regulations, including hours of service and medical qualifications, and to hold a Commercial Driver's License issued in conformity with regulations of the FHWA. Drivers are also subjected to drug and alcohol testing requirements imposed by the FHWA, including random, reasonable suspicion and post-accident testing. Driver applicants are required to have significant driving experience and to pass medical examinations. Taxicab drivers are subject to laws and regulations governing driving records, appearance and presentation which are monitored by local municipalities.

     Several different unions represent approximately 1,575 employees of the Company, of whom approximately 1,350 are motorcoach drivers. The Company is a party to a number of different collective bargaining agreements which expire at various dates through 1999. In the last 10 years, the Founding Companies and the August Acquisitions have not experienced any work stoppages and the Company believes that relationships with union representatives and union employees are satisfactory.

SAFETY

     The Company is dedicated to safe operations. The Company vigorously adheres to the FHWA and comparable state motor carrier safety rules, including rules concerning safe motor vehicle equipment, driver qualifications and safe operation of vehicles. The Company maintains drug and alcohol testing programs for its motorcoach drivers in conformity with FHWA and comparable state requirements. The Company also addresses accidents and other incidents and takes follow-up steps intended to reduce the risk of repeat accidents and incidents.

     The Company employs safety specialists and maintains safety programs designed to meet the specific needs of the operating location, including field spotters and riders who assess motorcoach driver performance. In addition, the Company employs specialists to perform compliance checks and conduct safety tests throughout the operations. The Company conducts a number of safety programs designed to promote compliance with rules and regulations and to reduce accidents and injury claims. These programs include incentive programs for accident-free driving, driver safety meetings, distribution of safety bulletins to drivers and participation in national safety associations.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's operations are bodily injury, property damage and workers' compensation. The Company maintains insurance against these risks in amounts which it considers sufficient and is subject to liability as a self insurer to the extent of the $100,000 deductible per incident under each policy. The workers' compensation policies in the states where most of the Company's employees are located provide for first dollar coverage. The Company is self insured as to damage or loss to its own equipment, subject to "stop loss" insurance coverage in excess of $250,000 per incident.

FUEL AVAILABILITY AND COST

     Each motorcoach operating location purchases fuel in bulk and stores it at its facility. See " -- Environmental Matters." Currently, fuel is purchased from a number of suppliers at prevailing market prices. The Company expects that the aggregate volume of fuel purchased by the Company as a whole will create improved negotiating leverage with fuel vendors and may result in lower fuel prices.

     Fuel prices are subject to sudden increases as a result of variations in supply levels and demand. Any sustained increase in fuel prices could adversely affect the Company's results of operations. From time to time, there are efforts at the Federal or state level to increase fuel or highway use taxes, which, if enacted, also could adversely affect the Company's results of operations.

COMPETITION

     The portions of the motorcoach and ground transportation industry in which the Company operates are highly competitive, fragmented and served by numerous operators, most of which serve only a single area or region. The Company's competitors include other operators of motorcoaches and other high occupancy and taxicab and luxury sedan vehicles, rent-a-car companies and, to a more limited extent, airlines, Amtrak and commuter rail service providers. Some of the Company's competitors, which vary depending on geographic region and the nature of the service provided, have greater financial, technical and marketing resources and generate greater revenues than the Company in specific regions. The majority of the Company's motorcoach competitors consist of small regional operators with a strong presence in their respective markets. The Company believes that as it expands geographically, it may compete with additional national, regional and local transportation service providers.

     The Company believes that the principal competitive factors in the motorcoach industry are reliability, customer service and price, as well as equipment comfort and appearance. In addition, competition with respect to some services is limited in some locations by the difficulty in obtaining required state route authorizations. The Company believes that its ownership of route authorizations provides it with a competitive advantage in certain markets because of the relative difficulty of obtaining these authorizations.

     The Company competes for acquisition candidates. The Company believes that its decentralized management philosophy and operating strategies will make it an attractive acquiror to other motorcoach and ground transportation companies. However, no assurance can be given that the Company's acquisition program will continue to be successful or that the Company will be able to compete effectively in its chosen markets.

REGULATION

     As a result of the ICC Termination Act of 1995 (the "Termination Act"), the Interstate Commerce Commission (the "ICC"), which previously regulated motorcoach operators engaged in interstate commerce, was abolished effective January 1, 1996. However, certain of the ICC's regulatory functions were transferred as of that date to the Surface Transportation Board (the

"STB"), a new regulatory body established within the United States Department of Transportation (the "USDOT"), and certain other functions were transferred to the United States Secretary of Transportation (the "Secretary"). Under the Termination Act, motorcoach operators engaged in interstate commerce are generally required to be registered with the Secretary, who has delegated responsibility for registration to the Office of Motor Carriers of the FHWA, another body of the USDOT. By virtue of the Termination Act, persons who held operating authority issued by the ICC prior to December 31, 1995 were automatically deemed registered with the Secretary. Most of the Founding Companies and August Acquisitions held authority issued by the ICC prior to December 31, 1995, and, accordingly, were deemed registered with the FHWA and are now subject to the regulatory requirements of the STB and the FHWA.

     The Bus Regulatory Reform Act of 1982 significantly reduced federal regulation of the motorcoach industry. The Termination Act further lessened regulatory requirements, with the result that the Secretary, the STB and the FHWA have only limited regulatory authority over interstate motorcoach operations. The level of fares is not subject to federal regulation, and motorcoach operators are not required to file tariffs. Motorcoach operators are, however, required by the Termination Act to provide transportation service on reasonable request and to provide safe and adequate service, equipment and facilities. They must also maintain minimum amounts of insurance and file evidence of such insurance with the FHWA. The Secretary and the Board are vested with enforcement authority, including authority to impose civil penalties, with respect to violations of applicable regulatory requirements. The Secretary may also suspend, amend or revoke a registration for willful failure to comply with the Termination Act, with the regulations of the Secretary, the STB or the FHWA or with any condition of the operator's registration.

     The Termination Act preempts states, their political subdivisions and multi-state agencies from regulating the scheduling or rates of interstate or intrastate transportation provided by motorcoach operators on interstate routes. However, states may require motorcoach operators to provide notice, not in excess of 30 days, of changes in their schedules. These preemption provisions do not apply to commuter service.

     The Company is subject to extensive FHWA and state regulations with respect to the qualifications of its drivers and the safety of its vehicles and their operation. See "-- Drivers and Other Personnel" and "-- Safety." In addition, the high occupancy vehicles operated by the Company are required by FHWA regulations to meet Federal noise standards established by the Environmental Protection Agency. The Company believes that the Founding Companies and August Acquisitions have conducted their operations in substantial compliance with FHWA regulations, and the Company does not believe that ongoing compliance with such regulations will require substantial capital expenditures. Under the Americans with Disabilities Act (the "ADA"), the Company could become obligated to provide accessible vehicles to persons who are disabled under certain circumstances defined in that statute and in USDOT regulations. If the Company were required to make its motorcoaches compatible with ADA regulations, it could result in significant capital expenditures by the Company. The Company is subject to regulation by the Occupational Safety and Health Administration with respect to worker and workplace safety.

     Certain states in which the Company operates, such as New Jersey, Nevada and Pennsylvania, have a comprehensive regulatory scheme in connection with the operation of high occupancy vehicles and with respect to the safety of operation and equipment. Although some of the regulatory restrictions of these states have been preempted by federal legislation, as described above, these states still maintain strong regulatory control over wholly intrastate routes. Because certain operations of the Company have been granted authority to provide commuter service and scheduled intrastate service, the Company has a competitive advantage. However, there can be no assurance that these states will maintain the its current regulatory posture, and any reduction in regulation of motorcoach operators could adversely affect the Company.

     The Termination Act requires the STB's approval of any transaction under which a person that is not a regulated motorcoach operator, such as Coach USA, acquires control of two or more STB-regulated motorcoach operators. However, the STB is empowered to exempt persons from this requirement for approval of motorcoach acquisitions. Coach USA filed a petition with the STB seeking such exemption in order to permit the acquisition by Coach USA of those of the Founding Companies and their affiliates that are regulated by the STB, and the exemption was granted and became effective on May 3, 1996. The Company has filed a similar petition with the STB seeking as exemption in connection with the acquisition of the five motorcoach businesses that are part of the August Acquisitions.

     The Company's taxicab service operations are regulated at the state and local level. Local regulations focus on the number of vehicles that are authorized to provide taxicab services and whether new entries into the local marketplace will be granted authority to do business. These regulatory authorities also set and periodically review the maximum fares that can be charged to passengers.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various Federal, state and local environmental laws and regulations governing vehicle emissions, underground and aboveground fuel tanks and the storage, use and disposal of hazardous materials and hazardous waste in connection with the Company's in-house maintenance operations. These laws include the Water Pollution Control Act, the Clean Air Act, as amended, the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act and various state and local laws. There are underground storage tanks at most of the Company's facilities. The Company also conducts motorcoach washing at its facilities and the resulting waste must be disposed of in accordance with regulatory requirements. In the event of a spill, the Company would be responsible for the cost of the clean-up, which could be significant. As a result of historical operations, there have been spills and releases of hazardous substances, including petroleum and petroleum products, at several of the Company's facilities. At certain locations, the Company has had to remediate these spills and releases at a significant cost to the Company. However, additional spills and releases of hazardous substances of which the Company is unaware, including spills and releases of petroleum and petroleum products, may have occurred at the Company facilities. With respect to unknown pre-existing contamination at a facility, each of the stockholders of the applicable Founding Company or August Acquisition has agreed to indemnify the Company (up to the amount of consideration such stockholder received, after satisfaction of a threshold payable by the Company, which varies depending on the transaction) for liabilities in connection with such contamination. If and to the extent that any stockholder of a Founding Company or August Acquisition had actual knowledge of a spill or release and did not disclose it to the Company, such stockholder has agreed to indemnify the Company for all liabilities in connection with such contamination, not subject to any limit on such indemnification obligation. Some of the Founding Companies and August Acquisitions have disclosed that from time to time they have spilled or released certain hazardous substances in the course of operating their businesses.

     Certain groundwater contamination has occurred at Leisure's facility in Mahwah, New Jersey, principally as a result of leakage from an underground storage tank. As a result of discussions with the State of New Jersey Department of Environmental Protection (the "Department"), in December 1989, Leisure submitted a Ground Water Quality Assessment Program (the "GWQAP") work plan to the Department which outlined a two-phase approach for the site assessment. Phase I and Phase II reports were submitted to the Department in August 1990 and

November 1990, respectively. In August 1991, a Phase III report was submitted to the Department, which detailed Leisure's final stage of the assessment program. In July 1992, Leisure entered into a Memorandum of Agreement with the Department as an alternative to the GWQAP under which Leisure will sample and monitor the groundwater contamination under the Department's oversight. A sampling and monitoring schedule was submitted to the Department in September 1992 and was approved by the Department in November 1994. Leisure has undertaken several remedial measures to improve groundwater quality at its facility. The most recent groundwater sampling reports indicate that sampling has been performed in accordance with the Department's Field Sampling Manual and that the remedial measures taken by Leisure have made an improvement in groundwater quality at the site. In addition, at Leisure's facility in Mahwah, Leisure historically discharged certain motorcoach wash and toilet waste into the ground. The Department has indicated that it may require Leisure to connect to the public sanitary sewer system. Leisure has ceased discharging motorcoach wash and toilet waste to the ground and currently hauls this waste off site on a periodic basic for disposal. After consulting with an environmental engineer, Leisure has accrued approximately $220,000 for the anticipated cost of connecting to the sewer system.

     The Company has initiated the implementation of an environmental compliance program at all of its facilities in an effort to prevent or reduce future releases of hazardous substances.

LEGAL PROCEEDINGS

     One or more of the operations of the Company (or other operations acquired in the future by the Company) may become subject to litigation in connection with the competitive bidding process for a contract to provide transit, commuter or paratransit services on behalf of a transit authority. Unsuccessful bidders occasionally will challenge, through a regulatory appeals process or in court, the awarding of the contract and will often name the successful bidder as an additional defendant. The cost of defending such an action can be significant, and if the required competitive bidding procedures were not followed by the transit authority, the authority could be ordered to begin the process over or even award the contract to another bidder.

     From time to time, the Company is a party to routine litigation incidental to its business, primarily involving claims for personal injury or property damage incurred in the transportation of its passengers. The Company is not aware of any pending claims or threatened claims which, if adversely determined, might materially affect the Company's operating results or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of September 1, 1996 concerning the Company's directors, executive officers and certain key employees.

                NAME                   AGE               POSITION
------------------------------------   --- -------------------------------------
Richard H. Kristinik................   57  Chairman of the Board and Chief
                                           Executive Officer
John Mercadante, Jr.................   52  President and Chief Operating
                                           Officer; Director; President and
                                             Chief Executive Officer of
                                             Adventure
Kenneth Kuchin......................   42  Vice Chairman of the Board; Senior
                                           Vice President -- Northeast Region;
                                             President of Suburban
Douglas M. Cerny....................   37  Senior Vice President, General
                                           Counsel and Secretary
Frank P. Gallagher..................   53  Senior Vice President -- Corporate
                                           Development; Director; President and
                                             Chief Executive Officer of
                                             Community
Lawrence K. King....................   39  Senior Vice President and Chief
                                           Financial Officer; Director
Gerald Mercadante...................   50  Senior Vice President -- Northeast
                                           Region Operations; Director;
                                             President of Leisure
Charles D. Busskohl.................   63  Director; Chairman and Chief
                                           Executive Officer of Arrow
Steven S. Harter....................   34  Director
William J. Lynch....................   54  Director
Paul M. Verrochi....................   47  Director
Thomas A. Werbe.....................   44  Director; President of Gray Line SF
Jon M. Garfield(1)..................   32  Vice President -- Acquisitions
Raymond K. Turner(1)................   41  Vice President and Treasurer
Steven T. Zellers(1)................   36  Vice President and Comptroller
Robert K. Werbe(1)..................   68  Chairman of the Board of Gray Line SF
------------
(1) Key Employee

     Richard H. Kristinik has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996. Prior to that time, Mr. Kristinik was a Partner with Arthur Andersen LLP from 1973 to March 1996, serving in its Houston office for all those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

     John Mercadante, Jr. has been President and Chief Operating Officer and a director of the Company since the Initial Public Offering. Mr. Mercadante co-founded Leisure with his brother, Gerald Mercadante, in 1970 and acquired Adventure in 1988. He has served as Adventure's President and Chief Operating Officer since 1988. Mr Mercadante is currently the President of the Atlantic City Bus Operators Association and a director of the New Jersey Motor Bus Association, both motorcoach trade associations.

     Kenneth Kuchin has been Vice Chairman of the Board and Senior Vice President -- Northeast Region of the Company since the Initial Public Offering. He has been employed by Suburban since 1975 and has served as Suburban's President and Chief Executive Officer since 1990.

     Douglas M. Cerny has been Senior Vice President, General Counsel and Secretary of the Company since January 1996. From February 1994 through January 1996, he was Vice President and General Counsel of Medical Review Systems, Inc., a privately held health care cost-containment services company which was acquired by Equifax, Inc. in March 1995. Between March

1995 and January 1996, Mr. Cerny provided operational support in the transition of operations to Equifax, Inc. From July 1988 through February 1994, Mr. Cerny was Vice President and Corporate Counsel and then Vice President and General Counsel of Allwaste, Inc., a publicly traded environmental services company.

     Frank P. Gallagher has been a Senior Vice President -- Corporate Development and a director of the Company since the Initial Public Offering. Mr. Gallagher has served as President and Chief Executive Officer of Community since 1969. Mr. Gallagher currently serves as the President of the New Jersey Motor Bus Association and President of Bus Park of Atlantic City, a bus parking cooperative.

     Lawrence K. King has served as Senior Vice President and Chief Financial Officer and a director of the Company since December 1995. From 1992 until September 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

     Gerald Mercadante has been a Senior Vice President -- Northeast Region Operations and a director of the Company since the Initial Public Offering. Mr. Mercadante co-founded Leisure in 1970 and has been President and Chief Executive Officer of Leisure since 1980.

     Charles D. Busskohl has been a director of the Company since the Initial Public Offering. He has been employed by Arrow since 1960 and has served as Arrow's Chairman for six years and has served as Chief Executive Officer of Arrow for 34 years. Mr. Busskohl was a founder of the United Motorcoach Association, a motorcoach trade association.

     Steven S. Harter has been a director of the Company since September 1995. Mr. Harter is President of Notre Capital Ventures II, L.L.C., a consolidator of highly fragmented businesses. Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995 and was the Notre principal primarily responsible for the initial public offerings of US Delivery Systems, Inc. and Physicians Resource Group, Inc. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP.

     William J. Lynch has been a director of the Company since the Initial Public Offering. Mr. Lynch is a Managing Director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch also serves as a director of Sanifill, Inc., an environmental services company, and is an investor in Notre Capital Ventures II, L.L.C.

     Paul M. Verrochi has been a director of the Company since the Initial Public Offering. Mr. Verrochi has served as Chairman of the Board of American Medical Response, Inc., a publicly traded provider of ambulance services, since its inception in February 1992. Since February 1992, he has also been a Principal of Exel Holdings, Ltd., a privately-held investment firm he co-founded. From April 1989 to December 1990, Mr. Verrochi was President of Allwaste Asbestos Abatement, Inc., a subsidiary of Allwaste, Inc. Mr. Verrochi was a founder of American Environmental Group, a regional asbestos abatement company, and served as Chairman of its Board of Directors from July 1987 until April 1989, when it was acquired by Allwaste, Inc.

     Thomas A. Werbe has been a director of the Company since the Initial Public Offering. Mr. Werbe is the President of Gray Line SF and has been a director of Gray Line SF for more than five years.

     Jon M. Garfield has served as Vice President -- Acquisitions of the Company since February 1996. From 1991 until joining the Company, Mr. Garfield served as Assistant Corporate Controller of Maxxim Medical, Inc., a publicly traded manufacturer of medical devices. Mr. Garfield served as a certified public accountant for Coopers & Lybrand from 1990 to 1991. Mr. Garfield served as Accounting Manager for Premisys Realty from 1989 to 1990. From 1986 to 1989, Mr. Garfield was a certified public accountant with Arthur Andersen LLP.

     Raymond K. Turner became Vice President and Treasurer of the Company in February 1996. From 1989 until joining the Company, Mr. Turner held various accounting and financial positions, including Treasurer and Regional Controller, with Allwaste, Inc. From 1983 until 1989, Mr. Turner was a certified public accountant with Arthur Andersen LLP.

     Steven T. Zellers has served as Vice President and Comptroller of the Company since December 1995. From 1993 until joining the Company, Mr. Zellers was Director of Finance and an officer of a privately held manufacturing company. From 1988 to 1992, Mr. Zellers was Assistant Controller of Gundle Environmental Corporation, a publicly traded environmental company. From 1984 to 1988, Mr. Zellers was a certified public accountant with Arthur Andersen LLP.

     Robert K. Werbe has been the Chairman of the Board and Chief Executive Officer of Gray Line SF for over 15 years. Mr. Werbe is the father of Thomas A. Werbe, who is a director of the Company

     The Board of Directors is divided into three classes of four, four and three directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The members of the Audit Committee and the Compensation Committee are Messrs. Harter, Lynch and Verrochi.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1996 Non-Employee Directors' Stock Plan, each non-employee director is automatically granted an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and, subject to a certain exception, an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1996 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in September 1995, conducted no operations and generated no revenue prior to the closing of the Initial Public Offering and did not pay any of its executive officers compensation during 1995. The Company anticipates that during 1996 its most highly compensated executive officers will be Messrs. Kristinik, John Mercadante, Kuchin, Cerny, Gallagher, King and Gerald Mercadante.

     Each of Messrs. John Mercadante, Kuchin, Gallagher and Gerald Mercadante has entered into an employment agreement with the Company and a Founding Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each of Messrs. Busskohl and Robert Werbe has entered into an employment agreement with Arrow and Gray Line SF, respectively, containing substantially similar terms.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Kristinik, Cerny and King has entered into an employment agreement with the Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1996 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1995. In March 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Long-Term Incentive Plan (the
"Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 1,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     In connection with the Initial Public Offering, NQSOs to purchase a total of 510,000 shares of Common Stock of the Company were granted as follows:
200,000 shares to Mr. Kristinik, 100,000 shares to Mr. Cerny, 100,000 shares to Mr. King and 95,000 shares to other management. In addition, options to purchase 654,517 shares were granted to the employees of the Founding Companies. The grants of all of the foregoing options were effective as of the commencement of the Initial Public Offering and each has an exercise price equal to $14.00 per share, the initial public offering price. These options vest at the rate of 20% per year commencing on June 30, 1997, and expire 10 years from the date of grant or three months following termination of employment.

     The Company has outstanding NQSOs to purchase a total of 1,686,517 shares of Common Stock as follows: (i) 1,164,517 shares of Common Stock at $14.00 per share granted in May 1996; and (ii) 522,000 shares of Common Stock at $23.75 per share granted in August 1996.

1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN

     The Company's 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1996, provides for (i) the automatic grant to each non-employee director serving at the commencement of the Initial Public Offering of an option to purchase 10,000 shares; and thereafter (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director. In addition, the Directors' Plan provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following the Initial Public Offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. The options granted to Messrs. Harter, Lynch and Verrochi, effective upon the commencement of the Initial Public Offering, have an exercise price equal to $14.00 per share, the initial public offering price. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     In connection with the formation of Coach USA, Coach USA issued approximately 147 shares of Common Stock for $1,000 to Notre Capital Ventures II, L.L.C., a Texas limited liability company ("Notre"). Mr. Harter is the President of Notre and a director of the Company. Subsequently, Coach USA declared a stock dividend of 9,999 shares of Common Stock for each share of Common Stock outstanding. In addition, Coach USA sold 692,000 shares (as adjusted for the stock dividend) of Common Stock at $.01 per share to various members of management, including: Richard H. Kristinik -- 200,000 shares of Common Stock, Lawrence K. King -- 114,000 shares of Common Stock and Douglas M. Cerny -- 114,000 shares of Common Stock. Coach USA issued 75,000 shares of Common Stock to a trust for the benefit of the children of Paul M. Verrochi, who became a director of the Company upon the commencement of the Initial Public Offering, and granted options to purchase 10,000 shares of Common Stock, effective upon the commencement of the Initial Public Offering, to Messrs. Verrochi and Harter and to William J. Lynch, who also became a director of the Company upon the commencement of the Initial Public Offering and who is an investor in Notre. In addition, Notre advanced funds in order to effect the Mergers and the Initial Public Offering and had outstanding as of March 31, 1996 advances to the Company in the aggregate amount of $2,741,000, all of which were on a noninterest-bearing basis. Portions of Notre's advances were repaid out of the proceeds of the Initial Public Offering.

     Simultaneously with the closing of the Initial Public Offering, Coach USA acquired by merger all of the issued and outstanding stock of the six Founding Companies, at which time each Founding Company became a wholly-owned subsidiary of the Company. The aggregate consideration paid by Coach USA in the Mergers was approximately $95.2 million, consisting of approximately $23.8 million in cash and 5,099,687 shares of Common Stock. In addition, immediately prior to the Mergers certain of the Founding Companies made distributions of approximately $4.5 million, representing S Corporation earnings previously taxed to their respective stockholders. Also, prior to the Mergers, certain of the Founding Companies distributed to their respective stockholders approximately $4.2 million in net book value of assets and approximately $700,000 of related liabilities.

     Pursuant to the agreements entered into in connection with the Mergers, the stockholders of the Founding Companies agreed not to compete with the Company for five years, commencing on the date of consummation of the Initial Public Offering.

     Prior to the Initial Public Offering, each of the Founding Companies incurred indebtedness which was personally guaranteed by its stockholders or by entities controlled by its stockholders. At December 31, 1995, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $11.6 million. The Company repaid substantially all of such indebtedness immediately following the consummation of the Initial Public Offering and has assumed all remaining payment obligations.

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain executive officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, received cash and shares of Common Stock of the Company as follows: Mr. Kuchin -- $7,267,324 and 1,211,219 shares of Common Stock; Mr. Thomas Werbe -- $2,106,232 and 351,038 shares of Common Stock; Mr. Robert Werbe -- $526,558 and 87,760 shares of Common Stock; Mr. Gerald Mercadante -- $3,500,699 and 1,056,400 shares of Common Stock; Mr. Gallagher -- $934,036 and 197,810 shares of Common Stock; Mr. John Mercadante -- $2,384,550 and 397,425 shares of Common Stock; and Mr.
Busskohl -- $585,892 and 550,451 shares of Common Stock.

LEASES OF FACILITIES

     In connection with the Mergers, the Company assumed three leases by Suburban of properties in South Plainfield, Hightstown and New Brunswick, New Jersey that are owned by Mr. Sidney Kuchin and used by Suburban for its motorcoach operations. Mr. Sidney Kuchin is Mr. Kenneth Kuchin's father and a former shareholder of Suburban. Suburban is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are through October 31, 2030 and provide for aggregate annual rentals of approximately $342,000 with periodic 10% increases every five years commencing November 1, 1998. The Company believes that the rent for such properties does not exceed the fair market rental thereof.

     In connection with the Mergers, the Company assumed leases by Community of properties in Passaic, New Jersey used by Community in its motorcoach operations that are owned by companies controlled by Mr. Frank P. Gallagher and members of his family. Community is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are for five years and provide for five one year extensions in favor of the Company. The leases commenced January 1, 1996 and provide for aggregate annual rentals of approximately $195,000. The Company believes that the rent for such properties does not exceed the fair market rental thereof.

     Coach USA has adopted a policy that, wherever possible, it will not own any real property. Therefore, Coach has required the two Founding Companies described below that owned real property to transfer such real property to their stockholders or to entities controlled by their stockholders prior to the Mergers. Accordingly, two properties previously owned by Leisure and used for its motorcoach operations with a net book value of $1,879,000 as of December 31, 1995 were distributed, without payment of consideration to Leisure or Coach USA, to an entity controlled by the stockholders thereof, including Mr. Gerald Mercadante, prior to the Mergers and then leased to the Company. These leases were negotiated between the General Counsel of Coach USA and counsel for Leisure. These leases have terms of five years and 10 years, respectively, with an option in favor of the Company to extend the leases for five or 10 years at the end of the original lease period, and provide for aggregate annual rentals of approximately $77,000. Leisure is responsible for all real estate taxes, insurance and maintenance. See the Pro Forma Financial Statements of the Company and the notes thereto.

     Certain properties owned by Arrow with a net book value of $1,412,000 as of September 30, 1995 were distributed, without payment of consideration to Arrow or Coach USA, to the stockholders thereof, including trusts for which Mr. Charles Busskohl acts as a trustee, prior to the Mergers and then leased to the Company. These leases were negotiated between the General Counsel of Coach USA and counsel for Arrow and are for a term of five years with five renewal options for five years and provide for aggregate annual rentals of approximately $76,000. Arrow is responsible for all real estate taxes, insurance and maintenance. See the Pro Forma Financial Statements of the Company and the notes thereto.

     Because Coach USA does not want to own any real property, it did not value the properties distributed to the stockholders of Leisure and Arrow or take any such value into account when negotiating the consideration to be paid for those Founding Companies. The rent paid by Coach USA on the leases back to it of such properties was negotiated as described above based on the historical cost to Leisure and Arrow of having those properties in their respective businesses and is believed by Coach USA not to exceed the fair market rental thereof.

OTHER TRANSACTIONS

     Gray Line SF owed Grosvenor Properties, Ltd., a company owned by Mr. Robert
K. Werbe and his brother, approximately $1,552,000 as of October 31, 1994 and approximately $300,000 as of October 31, 1995. This loan bore interest at the prime rate plus 1% and was to mature in October 2000. Gray Line SF owed Mr. Robert K. Werbe approximately $256,000 as of October 31, 1994, and Mr. Robert K. Werbe owed Gray Line SF approximately $225,000 and $229,000 as of October 31, 1994 and 1995, respectively. These were unsecured, noninterest-bearing and payable upon demand.

     Community owed Ms. Alice Gallagher, a shareholder of Community, approximately $132,000 and $171,000 as of December 31, 1994 and 1995, respectively. These loans were unsecured, bore interest at 10.5% and were payable in monthly installments of approximately $12,000.

     Adventure owed Mr. John Mercadante and his sister approximately $315,000 as of December 31, 1994 and 1995, respectively. These loans were unsecured, noninterest-bearing and payable upon demand.

     Suburban had outstanding accounts receivable from Mr. Kenneth Kuchin totaling $194,000 and Sidney Kutchin totaling $458,000 as of December 31, 1995. These receivables were unsecured, noninterest-bearing and payable on demand.

     All of the loans to and from the Founding Companies described in this section were repaid in connection with the Mergers and the Initial Public Offering.

     George D. Kamins owed Yellow Cab $303,000 as of August 29, 1996. This advance was offset against accrued interest payable to him in connection with the August Acquisitions. Approximately $8.1 million of Yellow Cab's indebtedness was subject to Mr. Kamins' personal guarantee. This indebtedness was repaid by the Company in connection with the August Acquisitions.

     The Company has negotiated agreements with Exel Holdings, Ltd. and Exel Motorcoach Partners LLC (collectively referred to as "Exel") whereby Exel will provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration payable to Exel is approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business to 1% of the consideration in excess of $4,000,000 paid for such business. Mr. Verrochi, who became a director of the Company upon the commencement of the Initial Public Offering, is a principal of Exel. In connection with the acquisition of American Bus, the Company paid Exel a commission of $213,600, based on the formula outlined above.

COMPANY POLICY

     In the future, any transactions with officers, directors and holders of more than 5% of the Common Stock will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information as of September 1, 1996 regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; (iv) all executive officers and directors as a group; and (v) each of the Selling Stockholders. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                        SHARES BENEFICIALLY
                                          OWNED PRIOR TO                      SHARES BENEFICIALLY
                                             OFFERING             SHARES     OWNED AFTER OFFERING      OVER-
                                       ---------------------      BEING      ---------------------   ALLOTMENT
                NAME                     NUMBER      PERCENT     OFFERED        NUMBER     PERCENT    OPTION
-------------------------------------  -----------   -------   ------------  ------------  -------   ---------
Richard H. Kristinik(1)..............      200,000      1.4%              0       200,000     1.2%           0
Kenneth Kuchin(2)....................    1,211,219      8.7               0     1,211,219     7.6       96,000
John Mercadante, Jr.(3)..............      397,425      2.8               0       397,425     2.5            0
Douglas M. Cerny(4)..................      114,000        *          20,000        94,000       *            0
Frank P. Gallagher(5)................      197,810      1.4               0       197,810     1.2            0
Lawrence K. King(4)..................      114,000        *               0       114,000       *            0
Gerald Mercadante(6).................    1,056,400      7.6               0     1,056,400     6.6            0
Charles D. Busskohl(7)...............      550,451      3.9         137,310       413,141     2.6       30,792
Steven S. Harter(8)..................      368,095      2.6               0       360,895     2.3            0
William J. Lynch(9)..................       33,468        *               0        33,468       *            0
Paul M. Verrochi(10).................       85,000        *               0        85,000       *            0
Thomas A. Werbe(11)..................      351,038      2.5               0       351,038     2.2       25,000
George D. Kamins.....................    1,229,854      8.8         307,463       922,391     5.8       46,119
Rogers Investments, Ltd..............      490,580      3.5         197,000       293,580     1.8            0
Norton M. Segal Trust................      240,960      1.7         118,070       122,890       *            0
Louis Cicerone.......................      237,210      1.7         116,233       120,977       *            0
Joseph Chernow.......................      127,034        *          31,759        95,275       *        4,764
David Leblang........................       89,830        *          44,017        45,813       *            0
Basil Bourque........................       17,601        *           1,800        15,801       *        3,200
Basil Bourque Profit Sharing Trust...       11,734        *           4,250         7,484       *        7.484
Marc C. Branigan.....................       58,669        *           3,150        55,519       *        5,519
Earl R. Bryant.......................       58,669        *          10,250        48,419       *       18,350
John T. Campbell Revocable Trust.....       29,335        *           2,150        27,185       *        3,850
Robert B. Goldberg...................       29,335        *           1,550        27,785       *        2,785
Victoria Harter & Phyllis Spisak
  Educational Trust..................       53,714        *           7,200        46,514       *       12,800
Jeffrey A. Klein.....................       11,734        *           4,200         7,534       *        7,534
Michael Lang.........................      107,428        *          13,000        94,428       *       23,000
Sean McNamara Profit Sharing Trust...       11,734        *           2,900         8,834       *        5,100
J. Patrick O'Shaughnessy.............       17,601        *           6,300        11,301       *       11,301
Alan B. Osofsky......................       29,335        *           9,900        19,435       *       17,600
Mark A. Pytosh.......................       17,601        *           3,600        14,001       *        6,400
R & S Partners Ltd...................       58,669        *           3,600        55,069       *        6,400
Antonio R. Sanchez, Jr...............       58,669        *           3,600        55,069       *        6,400
Ronald L. Stanfa.....................      197,000      1.4           6,200       190,800     1.2       12,800
Tricia M. Stanfa.....................        4,907        *           1,000         3,907       *            0
Marc H. Sulam........................       11,734        *           3,200         8,534       *        5,600
Wasatch Capital Corp.................      107,428        *          14,398        93,030       *       25,602
Weiskopf Silver & Company............       29,335        *           5,400        23,935       *        9,600
Ronald Shapss........................      132,372        *          18,000       114,372       *       32,000
Donald E. Werby......................      438,798      3.1               0       438,798     2.7       32,000
Robert K. Werbe......................       87,760        *               0        87,760       *        7,000
Raymond K. Turner....................       28,500        *           2,500        26,000       *            0
All executive officers and directors
  as a group (12 persons)............    4,678,906     33.5         157,310     4,521,596    28.3      151,792

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

------------
  *  Less than 1%.

 (1) These shares are held by the Kristinik Family Partnership, of which Mr. Kristinik is a general partner. Does not include 200,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (2) Includes 383,299 shares held by a trust for the benefit of Mr. Kuchin's sister for which Mr. Kuchin is a trustee, as to which shares Mr. Kuchin disclaims beneficial ownership.

 (3) Includes 137,774 shares held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership, but does not include 100,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (4) Does not include 100,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (5) Includes 90,885 shares held by Mr. Gallagher's spouse, as to which shares Mr. Gallagher disclaims beneficial ownership, and 16,039 shares held in a trust for the benefit of Mr. Gallagher's daughter for which Mr. Gallagher is a trustee, but does not include 100,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.

 (6) Includes 186,423 shares held by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership.

 (7) These shares are held by two family trusts for which Mr. Busskohl is a trustee.

 (8) Includes 10,000 shares which may be issued upon exercise of options granted under the Directors' Plan effective as of the commencement of the Initial Public Offering and 53,714 shares held by the Victoria Harter and Phyllis Spisak Educational Trust, of which Mr. Harter's minor children are beneficiaries, as to which shares Mr. Harter disclaims beneficial ownership.

 (9) Includes 10,000 shares which may be acquired upon exercise of options granted under the Directors' Plan effective as of the commencement of the Initial Public Offering.

(10) Includes 10,000 shares which may be acquired upon exercise of options granted under the Directors' Plan effective as of the commencement of the Initial Public Offering and 75,000 shares held in a trust for the benefit of Mr. Verrochi's children, as to which shares Mr. Verrochi disclaims beneficial ownership.

(11) These shares are held by the Robert K. Werbe Grantor Retained Annuity Trust for which Mr. Thomas Werbe is a trustee.

                          DESCRIPTION OF CAPITAL STOCK
GENERAL

     The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of September 30, 1996, without giving effect to the issuance of shares as contemplated by this Prospectus, the Company had outstanding 13,963,991 shares of Common Stock and no shares of Preferred Stock.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors.

     Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Prospectus will be upon payment therefor, fully paid and non-assessable.

     The Board of Directors is classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. See "Management -- Board of Directors." The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted, enabling holders of a majority of the outstanding Common Stock to elect all members of the class of directors whose terms are then expiring. Any director, or the entire Board of Directors, may be removed by the stockholders at any time, with cause, by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote for the election of directors.

     The Common Stock trades on the Nasdaq National Market under the symbol "TOUR."

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common

Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

LIMITATION ON DIRECTORS' LIABILITIES

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of September 30, 1996, the Company had outstanding 13,963,991 shares of Common Stock. The 4,140,000 shares sold in the Initial Public Offering are, and the 3,100,000 shares offered hereby will be, freely tradable without restriction unless acquired by affiliates of the Company. None of the remaining 8,723,991 outstanding shares of Common Stock, or the 750,460 shares of Common Stock currently issuable upon conversion of convertible notes issued by the Company in connection with the August Acquisitions, have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of the Prospectus relating to the Initial Public Offering, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock, or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

     The Company and its officers, directors and the Selling Stockholders have agreed not to sell or otherwise dispose of any shares of Common Stock for a period 180 days from the date of this Offering without the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may issue Common Stock in connection with acquisitions or in connection with the Plan and the Directors' Plan (the "Plans"). In addition, the former stockholders of the Founding Companies and the Company's officers, certain directors and certain stockholders have agreed with the Company that they will not sell any of their shares for a period of two years after May 17, 1996. If the two-year "holding" period for restricted securities under Rule 144 described above is reduced by the Commission, this two-year restriction on sales of Common Stock will be correspondingly reduced. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of any managing underwriter of any such Initial Public Offering to exclude some or all of the shares for marketing reasons. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them after May 17, 1998.

     The 3,500,000 shares of Common Stock registered pursuant to the Company's shelf registration statement will be, upon issuance thereof, freely tradable in general. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to such shelf registration statement.

     Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their Representatives, Alex. Brown & Sons Incorporated and Smith Barney Inc., have severally agreed to purchase from the Company and the Selling Stockholders the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this
Prospectus:

                                         NUMBER
             UNDERWRITER                OF SHARES
-------------------------------------   ---------
Alex. Brown & Sons Incorporated......
Smith Barney Inc.....................

                                        ---------
Total................................   3,100,000
                                        =========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company and the Selling Stockholders have been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to be the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession not in excess of $        per share. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $        per share to
certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     Certain of the Selling Stockholders have granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 465,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 3,100,000, and such Selling Stockholders will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 3,100,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution among the Underwriters and the Company and the Selling Stockholders regarding certain liabilities, including liabilities under the Securities Act.

     One or more of the Underwriters currently act as market makers for the Common Stock and may engage in "passive market making" in such securities on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act. Rule 10b-6A permits, upon the satisfaction of certain conditions, Underwriters participating in a distribution that are also Nasdaq market makers in the security being distributed to engage in limited market making transactions during the period when Rule 10b-6 under the Exchange Act would otherwise prohibit such activity. Rule 10b-6A prohibits Underwriters engaged in passive market making generally from entering a bid or effecting a purchase at a price that exceeds the highest bid for those securities displayed on the Nasdaq National Market by a market maker that is not participating in the distribution. Under Rule 10b-6A, each Underwriter engaged in passive market making is subject to a daily net purchase limitation equal to 30% of such Underwriter's average daily trading volume during the two full consecutive calendar months immediately preceding the date of the filing of the registration statement under the Securities Act pertaining to the security to be distributed.

     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except for shares issued (i) in connection with acquisitions; and (ii) pursuant to the exercise of options granted under the Plans. Further, the Company's directors, officers and the Selling Stockholders have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons, Incorporated.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters related to this Offering will be passed upon for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The audited financial statements of Coach USA, Inc. and Subsidiaries, Suburban Transit Corp. and Related Companies, Grosvenor Bus Lines, Inc. and Subsidiaries, Leisure Time Tours, Community Bus Lines, Inc. and Related Companies, Cape Transit Corp., Arrow Stage Lines, Inc., Coach USA, Inc., Yellow Cab Service Corporation and Subsidiaries and Gulf Coast Transportion, Inc. and Subsidiaries included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements of K-T Contract Services, Inc., California Charter, Inc. and Texas Bus Lines, Inc. and Subsidiary included elsewhere in this Prospectus have been audited by Burnside & Rishebarger PLLC, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission or through the Commission's Internet web site.

     The Company's Common Stock is traded on the Nasdaq National Market. Proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, Washington, D.C. 20006.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----

COACH USA, INC. PRO FORMA
     Introduction to Unaudited Pro
       Forma Financial Statements....     F-4
     Pro Forma Balance Sheet
       (unaudited)...................     F-5
     Notes to Pro Forma Balance Sheet
       (unaudited)...................     F-6
     Pro Forma Statement of Income
       (unaudited)...................     F-7
     Notes to Pro Forma Statement of
       Income (unaudited)............     F-8

COACH USA, INC. AND SUBSIDIARIES
     Report of Independent Public
       Accountants...................     F-9
     Supplemental Consolidated
       Balance Sheets................    F-10
     Supplemental Consolidated
       Statements of Income..........    F-11
     Supplemental Consolidated
       Statements of Stockholders'
       Equity........................    F-12
     Supplemental Consolidated
       Statements of Cash Flows......    F-13
     Notes to Supplemental
       Consolidated Financial
       Statements....................    F-14

COACH USA, INC. AND SUBSIDIARIES
     Introduction to Unaudited
       Condensed Consolidated
       Financial Statements..........    F-26
     Condensed Consolidated Balance
       Sheet (unaudited).............    F-27
     Condensed Consolidated
       Statements of Income
       (unaudited)...................    F-28
     Condensed Consolidated
       Statements of Stockholders'
       Equity (unaudited)............    F-29
     Condensed Consolidated
       Statements of Cash Flows
       (unaudited)...................    F-30
     Notes to Condensed Consolidated
       Financial Statements..........    F-31

FOUNDING COMPANIES
  SUBURBAN TRANSIT CORP. AND RELATED
     COMPANIES
     Report of Independent Public
       Accountants...................    F-34
     Combined Balance Sheets.........    F-35
     Combined Statements of Income...    F-36
     Combined Statements of
       Stockholders' Equity..........    F-37
     Combined Statements of Cash
       Flows.........................    F-38
     Notes to Combined Financial
       Statements....................    F-39

  GROSVENOR BUS LINES, INC. AND
     SUBSIDIARIES (OPERATING AS GRAY
     LINE
     OF SAN FRANCISCO)
     Report of Independent Public
       Accountants...................    F-46
     Consolidated Balance Sheets.....    F-47
     Consolidated Statements of
       Income........................    F-48
     Consolidated Statements of
       Stockholders' Equity..........    F-49
     Consolidated Statements of Cash
       Flows.........................    F-50
     Notes to Consolidated Financial
       Statements....................    F-51

  LEISURE TIME TOURS
     Report of Independent Public
       Accountants...................    F-58
     Balance Sheets..................    F-59
     Statements of Income............    F-60
     Statements of Stockholders'
       Equity........................    F-61
     Statements of Cash Flows........    F-62
     Notes to Financial Statements...    F-63

                                        PAGE
                                        -----
  COMMUNITY BUS LINES, INC. AND
     RELATED COMPANIES
     Report of Independent Public
       Accountants...................    F-69
     Combined Balance Sheets.........    F-70
     Combined Statements of Income...    F-71
     Combined Statements of
       Stockholders' Equity..........    F-72
     Combined Statements of Cash
       Flows.........................    F-73
     Notes to Combined Financial
       Statements....................    F-74

  CAPE TRANSIT CORP. (OPERATING AS
     ADVENTURE TRAILS)
     Report of Independent Public
       Accountants...................    F-81
     Balance Sheets..................    F-82
     Statements of Income............    F-83
     Statements of Stockholders'
       Equity........................    F-84
     Statements of Cash Flows........    F-85
     Notes to Financial Statements...    F-86

  ARROW STAGE LINES, INC.
     Report of Independent Public
       Accountants...................    F-92
     Balance Sheets..................    F-93
     Statements of Income............    F-94
     Statements of Stockholders'
       Equity........................    F-95
     Statements of Cash Flows........    F-96
     Notes to Financial Statements...    F-97

  COACH USA, INC.
     Report of Independent Public
       Accountants...................   F-102
     Balance Sheet...................   F-103
     Statements of Income............   F-104
     Statements of Changes in
       Stockholders' Equity..........   F-105
     Statements of Cash Flows........   F-106
     Notes to Financial Statements...   F-107

POOLED COMPANIES
  YELLOW CAB SERVICE CORPORATION AND
     SUBSIDIARIES
     Report of Independent Public
       Accountants...................   F-109
     Consolidated Balance Sheets.....   F-110
     Consolidated Statements of
       Income........................   F-111
     Consolidated Statements of
       Stockholders' Equity..........   F-112
     Consolidated Statements of Cash
       Flows.........................   F-113
     Notes to Consolidated Financial
       Statements....................   F-114

  GULF COAST TRANSPORTATION, INC. AND
     SUBSIDIARIES (OPERATING AS GRAY
     LINE OF HOUSTON)
     Report of Independent Public
       Accountants...................   F-122
     Consolidated Balance Sheets.....   F-123
     Consolidated Statements of
       Income........................   F-124
     Consolidated Statements of
       Stockholders' Equity..........   F-125
     Consolidated Statements of Cash
       Flows.........................   F-126
     Notes to Consolidated Financial
       Statements....................   F-127

                                        PAGE
                                        -----
PURCHASED COMPANIES
   K-T CONTRACT SERVICES, INC.
     Independent Auditors' Report....   F-133
     Balance Sheet...................   F-134
     Statements of Income............   F-135
     Statements of Stockholders'
       Equity........................   F-136
     Statements of Cash Flows........   F-137
     Notes to Financial Statements...   F-138

  CALIFORNIA CHARTER, INC.
     Independent Auditors' Report....   F-144
     Balance Sheet...................   F-145
     Statements of Income............   F-146
     Statements of Stockholders'
       Equity........................   F-147
     Statements of Cash Flows........   F-148
     Notes to Financial Statements...   F-149

  TEXAS BUS LINES
     Independent Auditors' Opinion...   F-154
     Consolidated Balance Sheet......   F-155
     Consolidated Statements of
       Income........................   F-156
     Consolidated Statement of
       Changes in Stockholder's
       Equity........................   F-157
     Consolidated Statement of Cash
       Flows.........................   F-158
     Notes to Consolidated Financial
       Statements....................   F-159

                                COACH USA, INC.
            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements of Coach USA present the Company (including Pooled Companies) after restatement for the Founding Companies and Purchased Companies and give effect to the following pro forma adjustments: (i) the initial purchase price allocation of the Purchased Companies including the liability for the cash consideration to be paid to the stockholders of the Purchased Companies and the issuance of convertible notes to certain of the Purchased Companies, and the recording of Goodwill; (ii) the issuance of 425,039 shares of Coach USA Common Stock to the Pooled Company stockholders to reflect the conversion of certain debt to equity; (iii) the adjustment to compensation expense for the difference between the historical compensation paid to the stockholders and the employment contract compensation (Compensation Differential); and (iv) the incremental provision for income taxes for S Corporations and the Compensation Differential, as if the transactions were consummated as of June 30, 1996 for the balance sheet data and as of January 1, 1995 for the income statement data.

     These pro forma financial statements should be read in conjunction with other information contained elsewhere in this Prospectus under the headings "Summary Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the supplemental financial statements of Coach USA, Inc. and Subsidiaries (Coach USA or the Company), the individual Founding Companies, Pooled Companies and Purchased Companies financial statements. See "Index to Financial Statements."

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transaction in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period. See "Risk Factors" included elsewhere herein.

                                COACH USA, INC.
                      PRO FORMA BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                           JUNE 30, 1996
                                        ----------------------------------------------------
                                                     PURCHASED     PRO FORMA
                                        COACH USA    COMPANIES    ADJUSTMENTS      PRO FORMA
                                        ---------    ---------    -----------      ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $   3,852     $ 1,274                      $   5,126
     Accounts receivable, less
        allowance....................      12,664       3,779                         16,443
     Notes receivable from
        stockholders.................         361       2,383                          2,744
     Notes receivable, current
        portion......................       3,629       --                             3,629
     Inventories.....................       6,148         197                          6,345
     Investments.....................         541         500                          1,041
     Prepaid expenses and other
        current assets...............       7,774       1,892                          9,666
                                        ---------    ---------                     ---------
           Total current assets......      34,969      10,025                         44,994
PROPERTY AND EQUIPMENT, net..........     104,945      51,912                        156,857
INVESTMENT IN UNCONSOLIDATED
  ENTITY.............................      --           3,514         (3,514)(a)      --
GOODWILL.............................      --           --            28,506(a)       28,506
OTHER ASSETS.........................      12,396         230                         12,626
                                        ---------    ---------    -----------      ---------
           Total assets..............   $ 152,310     $65,681      $  24,992       $ 242,983
                                        =========    =========    ===========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................   $   7,654     $ 6,127                      $  13,781
     Accounts payable and accrued
        liabilities..................      32,848       6,116                         38,964
     Amounts due to stockholders.....       1,292       2,122                          3,414
                                        ---------    ---------                     ---------
           Total current
             liabilities.............      41,794      14,365                         56,159
                                        ---------    ---------    -----------      ---------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................      66,632      38,665        (17,521)(b)     102,276
                                                                      14,500(a)
CONVERTIBLE NOTES....................      --           --            22,500(a)       22,500
DEFERRED INCOME TAXES................       8,919         643          2,800(b)       12,362
                                        ---------    ---------    -----------      ---------
           Total liabilities.........     117,345      53,673         22,279         193,297
COMMITMENTS AND CONTINGENCIES........
STOCKHOLDERS' EQUITY:
     Common stock....................         135          52              5(b)          140
                                                                         (52)(a)
     Additional paid-in capital......      40,888       3,968         10,516(b)       51,404
                                                                      (3,968)(a)
     Retained earnings (deficit).....      (6,058)      8,224         (8,224)(a)      (1,858)
                                                                       4,200(b)
     Treasury stock..................      --            (236)           236(a)       --
                                        ---------    ---------    -----------      ---------
           Total stockholders'
             equity..................      34,965      12,008          2,713          49,686
                                        ---------    ---------    -----------      ---------
     Total liabilities and
        stockholders' equity.........   $ 152,310     $65,681      $  24,992       $ 242,983
                                        =========    =========    ===========      =========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                                COACH USA, INC.

                  NOTES TO PRO FORMA BALANCE SHEET (UNAUDITED)

     (a) Records the initial purchase allocation of the Purchased Companies including (i) the liability for the cash consideration to be paid and the convertible notes issued to the stockholders of the Purchased Companies (ii) Goodwill and (iii) elimination of the historical common stock, retained earnings, treasury stock and investment in previously unconsolidated subsidiary of the Purchased Companies.

     (b) Issuance of 425,039 shares to the stockholders of the Pooled Companies issued to convert debt to equity.

                                COACH USA, INC.
                   PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          YEAR ENDED DECEMBER 31, 1995
                                        ----------------------------------------------------------------
                                                     COMBINED
                                                     FOUNDING     PURCHASED     PRO FORMA         PRO
                                        COACH USA    COMPANIES    COMPANIES    ADJUSTMENTS       FORMA
                                        ---------    ---------    ---------    -----------      --------
REVENUES.............................    $47,930     $113,489      $36,102       $  (250)(a)    $197,271
OPERATING EXPENSES...................     32,594       89,325       22,885                       144,804
                                        ---------    ---------    ---------    -----------      --------
    Gross profit.....................     15,336       24,164       13,217          (250)         52,467
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      8,736       14,213        5,119        (6,797)(b)      21,271
AMORTIZATION OF GOODWILL.............                                                712(c)          712
                                        ---------    ---------    ---------    -----------      --------
    Operating income.................      6,600        9,951        8,098         5,835          30,484
OTHER (INCOME) EXPENSE:
    Interest Expense.................      4,026        2,878        3,690        (1,298)(d)      11,472
                                                                                   2,176(e)
    Earnings from investment in
      unconsolidated subsidiary......      --           --            (762)          762(f)        --
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................      2,574        7,073        5,170         4,195          19,012
PROVISION FOR INCOME TAXES...........      1,040          929        1,011         5,216(g)        8,196
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE EXTRAORDINARY ITEM.....    $ 1,534     $  6,144      $ 4,159       $(1,021)       $ 10,816
                                        =========    =========    =========    ===========      ========
PRO FORMA INCOME PER COMMON SHARE
  BEFORE EXTRAORDINARY ITEM..........                                                           $    .94
                                                                                                ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING (h)....................                                                             11,525
                                                                                                ========

                                                         SIX MONTHS ENDED JUNE 30, 1996
                                        ----------------------------------------------------------------
                                                     COMBINED
                                                     FOUNDING     PURCHASED     PRO FORMA         PRO
                                        COACH USA    COMPANIES    COMPANIES    ADJUSTMENTS       FORMA
                                        ---------    ---------    ---------    -----------      --------
REVENUES.............................    $41,869     $ 44,938      $18,825       $              $105,632
OPERATING EXPENSES...................     29,821       36,925       11,298                        78,044
                                        ---------    ---------    ---------    -----------      --------
    Gross profit.....................     12,048        8,013        7,527        --              27,588
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      5,973        7,776        3,753        (4,462)(b)      13,040
AMORTIZATION OF GOODWILL.............                                                357(c)          357
                                        ---------    ---------    ---------    -----------      --------
    Operating income.................      6,075          237        3,774         4,105          14,191
OTHER (INCOME) EXPENSE:
    Interest Expense.................      2,647        1,220        1,892          (675)(d)       6,172
                                                                                   1,088(e)
    Earnings from investment in
      unconsolidated subsidiary......      --           --            (315)          315(f)        --
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM.................      3,428         (983 )      2,197         3,377           8,019
PROVISION FOR INCOME TAXES...........      1,280           42          657         1,553(g)        3,532
                                        ---------    ---------    ---------    -----------      --------
INCOME BEFORE EXTRAORDINARY ITEM.....    $ 2,148     $ (1,025 )    $ 1,540       $ 1,824        $  4,487
                                        =========    =========    =========    ===========      ========
PRO FORMA INCOME PER COMMON SHARE
  BEFORE EXTRAORDINARY ITEM..........                                                           $    .37
                                                                                                ========
WEIGHTED AVERAGE SHARES OUTSTANDING
  (h)................................                                                             12,078
                                                                                                ========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                                COACH USA, INC.
               NOTES TO PRO FORMA STATEMENT OF INCOME (UNAUDITED)

(a) Eliminates management fees charged to related companies.

(b) Adjusts compensation to the level the owners of the Founding, Pooled and Purchased Companies have agreed to receive subsequent to their respective Acquisition.

(c) Records the amortization of goodwill using a 40-year life.

(d) Records reduction of interest expense related to debt converted to equity subsequent to the August Acquisitions.

(e) Records interest expense on debt incurred to fund the cash purchase price and convertible debt issued in conjunction with the August Acquisitions.

(f) Eliminates earnings in previously unconsolidated subsidiary.

(g) Records the incremental provision for Federal and state income taxes relating to the Compensation Differential, income taxes on S Corporation income, utilization of loss carryforwards at the time the loss was incurred on a combined basis, and income taxes on the income from personal assets of a stockholder.

(h) The 1995 share data include: (i) 2,165,724 shares issued by Coach USA prior to the Initial Public Offering; (ii) 5,099,687 shares issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 4,140,000 shares sold in the Initial Public Offering to pay the cash portion of the consideration for the Founding Companies; (iv) 2,133,541 shares issued in connection with the acquisition of the Pooled Companies; and (v) 425,039 shares issued in connection with the conversion of indebtedness to equity at one of the Pooled Companies. The 1996 share data include those amounts included in the 1995 share data plus (i) the remaining 2,439,286 of the 4,140,000 shares sold in the Initial Public Offering weighted for the month of June 1996 and (ii) 150,879 shares attributable to dilution for outstanding options to purchase Common Stock, using the treasury stock method.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Coach USA, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of Coach USA, Inc. (a Delaware corporation), and subsidiaries as of December 31, 1994 and 1995, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coach USA, Inc., and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         ARTHUR ANDERSEN LLP

Houston, Texas
September 13, 1996

                        COACH USA, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------     JUNE 30
                                          1994        1995         1996
                                       ----------  ----------   -----------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    1,257  $    2,765    $   3,852
     Accounts receivable, less
        allowance of $682, $775 and
        $1,276.......................       4,007       5,137       12,664
     Notes receivable, current
        portion......................       2,679       2,606        3,629
     Notes receivable from
        stockholders.................         363         371          309
     Inventories.....................       2,035       3,132        6,148
     Restricted Investments..........      --          --              541
     Prepaid expenses and other
        current assets...............       2,310       2,925        7,826
                                       ----------  ----------   -----------
                Total current
                   assets............      12,651      16,936       34,969
PROPERTY AND EQUIPMENT, net..........      20,548      31,652      104,945
NOTES RECEIVABLE, less allowance of
  $500...............................       1,181       1,978        2,452
OTHER ASSETS.........................       9,034       9,838        9,944
                                       ----------  ----------   -----------
                Total assets.........  $   43,414  $   60,404    $ 152,310
                                       ==========  ==========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    4,237  $    5,848    $   7,654
     Accounts payable and accrued
        liabilities..................      11,490      13,791       32,848
     Notes payable to stockholders...       1,153         914        1,292
                                       ----------  ----------   -----------
                Total current
                   liabilities.......      16,880      20,553       41,794
                                       ----------  ----------   -----------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................      16,226      26,551       49,547
LONG-TERM OBLIGATIONS DUE TO
  STOCKHOLDERS.......................      15,649      16,467       17,085
DEFERRED INCOME TAXES................         788       1,453        8,919
                                       ----------  ----------   -----------
                Total liabilities....      49,543      65,024      117,345
                                       ----------  ----------   -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
        30,000,000 shares authorized,
        2,133,541, 2,133,541 and
        13,538,952 shares issued,
        respectively.................          21          21          135
     Additional paid-in capital......       3,857       3,832       40,888
     Retained (deficit)..............     (10,007)     (8,473)      (6,058)
                                       ----------  ----------   -----------
                Total stockholders'
                   equity............      (6,129)     (4,620)      34,965
                                       ----------  ----------   -----------
                Total liabilities and
                   stockholders'
                   equity............  $   43,414  $   60,404    $ 152,310
                                       ==========  ==========   ===========

                 The accompanying notes are an integral part of
             these supplemental consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                              SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31               JUNE 30
                                       ----------------------------------  ----------------------
                                          1993        1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
REVENUES.............................  $   35,239  $   36,656  $   47,930  $   22,346  $   41,869
OPERATING EXPENSES...................      27,003      25,912      32,594      15,401      29,821
                                       ----------  ----------  ----------  ----------  ----------
                Gross profit.........       8,236      10,744      15,336       6,945      12,048
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       6,358       7,724       8,736       4,497       5,973
                                       ----------  ----------  ----------  ----------  ----------
                Operating income.....       1,878       3,020       6,600       2,448       6,075
INTEREST EXPENSE.....................       2,493       3,105       4,026       1,623       2,647
                                       ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY GAIN.................        (615)        (85)      2,574         825       3,428
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        (551)         72       1,040         300       1,280
                                       ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE
  EXTRAORDINARY GAIN.................         (64)       (157)      1,534         525       2,148
EXTRAORDINARY GAIN, net of taxes.....       1,191      --          --          --          --
                                       ----------  ----------  ----------  ----------  ----------
NET INCOME (LOSS)....................  $    1,127  $     (157) $    1,534  $      525  $    2,148
                                       ==========  ==========  ==========  ==========  ==========
INCOME PER COMMON SHARE BEFORE
  EXTRAORDINARY GAIN.................  $     (.03) $     (.07) $      .72  $      .25  $      .53
EXTRAORDINARY GAIN PER COMMON
  SHARE..............................         .56      --          --          --          --
                                       ----------  ----------  ----------  ----------  ----------
NET INCOME PER COMMON SHARE..........  $      .53  $     (.07) $      .72  $      .25  $      .53
                                       ==========  ==========  ==========  ==========  ==========

                 The accompanying notes are an integral part of
             these supplemental consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (AMOUNTS IN THOUSANDS)

                                          COMMON STOCK      ADDITIONAL                   TOTAL
                                        ----------------     PAID-IN      RETAINED    STOCKHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      DEFICIT        EQUITY
                                        ------    ------    ----------    --------    ------------
BALANCE AT DECEMBER 31, 1992.........    2,134    $  21      $   3,775    $(10,977)     $ (7,181)
     Net income......................              --           --           1,127         1,127
                                        ------    ------    ----------    --------    ------------
BALANCE AT DECEMBER 31, 1993.........    2,134       21          3,775      (9,850)       (6,054)
     Other...........................              --               82       --               82
     Net loss........................              --           --            (157)         (157)
                                        ------    ------    ----------    --------    ------------
BALANCE AT DECEMBER 31, 1994.........    2,134       21          3,857     (10,007)       (6,129)
     Other...........................              --              (25)      --              (25)
     Net income......................              --           --           1,534         1,534
                                        ------    ------    ----------    --------    ------------
BALANCE AT DECEMBER 31, 1995.........    2,134       21          3,832      (8,473)       (4,620)
     Issuance of Common Stock
        (unaudited):
           Initial Public Offering...    4,140       41         48,021       --           48,062
           Merger with Predecessor...    2,166       22          2,055      (2,053)           24
           Acquisition of Founding
             Companies...............    5,099       51          6,323       9,155        15,529
     Cash Distribution to Founding
        Company Shareholders
        (unaudited)..................     --       --          (23,810)      --          (23,810)
     Reorganization (unaudited)......     --       --            4,402      (4,402)       --
     Deferred tax liability: S
        Corporation to C Corporation
        (unaudited)..................     --       --           --          (2,700)       (2,700)
     Other (unaudited)...............     --       --               65       --               65
     Adjustment to conform year ends
        (unaudited)..................     --       --           --             267           267
     Net income (unaudited)..........     --       --           --           2,148         2,148
                                        ------    ------    ----------    --------    ------------
BALANCE AT JUNE 30, 1996
  (Unaudited)........................   13,539    $ 135      $  40,888    $ (6,058)     $ 34,965
                                        ======    ======    ==========    ========    ============

                 The accompanying notes are an integral part of
             these supplemental consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                             SIX MONTHS
                                           YEAR ENDED DECEMBER 31           ENDED JUNE 30
                                       -------------------------------  ---------------------
                                         1993       1994       1995       1995        1996
                                       ---------  ---------  ---------  ---------  ----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $   1,127  $    (157) $   1,534  $     525  $    2,148
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation...............      3,465      3,492      4,017      1,876       3,128
          Gain on sale of assets.....        (25)        57        (77)       (30)        (71)
          Extraordinary item.........     (2,200)    --         --         --          --
          Deferred tax provision.....       (449)      (105)       929        407         351
          Changes in operating assets
            and liabilities --
               Accounts receivable,
                 net.................       (401)       670     (1,130)    (1,251)     (1,985)
               Inventories...........        131     (1,196)    (2,554)    (1,678)     (1,300)
               Notes receivable......      2,573      1,256       (724)        80      (1,479)
               Prepaid expenses and
                 other current
                 assets..............        169       (147)       (81)       177       2,526
               Accounts payable and
                 accrued
                 liabilities.........        953     (1,104)     2,301        971      (1,584)
               Other.................      1,167        191       (992)      (199)       (192)
                                       ---------  ---------  ---------  ---------  ----------
                    Net cash provided
                      by operating
                      activities.....      6,510      2,957      3,223        878       1,542
                                       ---------  ---------  ---------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................     (1,988)    (8,847)   (11,371)    (4,385)     (7,906)
     Proceeds from sales of property
       and equipment.................         56        889        388        351       1,336
     Cash acquired from Founding
       Companies.....................     --         --         --         --           1,698
     Proceeds from sales of
       investments -- restricted.....     --         --         --         --             878
                                       ---------  ---------  ---------  ---------  ----------
                    Net cash used in
                      investing
                      activities.....     (1,932)    (7,958)   (10,983)    (4,034)     (3,994)
                                       ---------  ---------  ---------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................     (8,813)    (7,960)    (7,820)    (3,521)    (47,145)
     Proceeds from issuance of
       long-term obligations.........      5,528     11,724     17,113      7,098      25,388
     Other...........................     --             82        (25)       (25)     --
     Cash consideration paid to the
       Founding Companies............     --         --         --         --         (23,810)
     Sale of Common Stock in Initial
       Public Offering...............     --         --         --         --          48,062
                                       ---------  ---------  ---------  ---------  ----------
                    Net cash provided
                      by (used in)
                      financing
                      activities.....     (3,285)     3,846      9,268      3,552       2,495
                                       ---------  ---------  ---------  ---------  ----------
NET INCREASE (DECREASE) IN CASH......      1,293     (1,155)     1,508        396          43
CASH AND CASH EQUIVALENTS, beginning
  of year............................      1,119      2,412      1,257        876       3,809
                                       ---------  ---------  ---------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $   2,412  $   1,257  $   2,765  $   1,272  $    3,852
                                       =========  =========  =========  =========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $   1,730  $   1,698  $   2,752  $   1,364  $    2,237
     Cash paid for income taxes......     --             25        125         94         106
     Assets acquired under capital
       leases........................        982      1,931      2,404        982       2,981

                 The accompanying notes are an integral part of
             these supplemental consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     In September 1995, Coach USA, Inc. (Coach USA), was founded to create a national company providing motorcoach transportation services, including charter and tour services, and related passenger ground transportation services.

     In May 1996, Coach USA acquired, simultaneously with the closing of an initial public offering (the Offering), six established businesses. Consideration for these businesses consisted of a combination of cash and common stock of Coach USA, par value $.01 per share (the Common Stock). These six businesses are referred to herein as the "Founding Companies." Coach USA acquired six additional businesses on August 29, 1996. Of these six additional businesses acquired, American Bus Lines, Inc., and affiliated companies (ABL), Gulf Coast Transportation, Inc., operating as Gray Line of Houston, and Yellow Cab Service Corporation (Yellow Cab) were accounted for as poolings of interests and are referred to herein as the "Pooled Companies." The remaining three businesses acquired were accounted for as purchases and are referred to herein as the "Purchased Companies" (see Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying supplemental consolidated financial statements include the accounts of Coach USA and the Founding Companies from June 1, 1996, the effective date used to account for the acquisitions of the Founding Companies, and give retroactive effect to the acquisitions of the Pooled Companies. These consolidated financial statements are labeled as "supplemental" as the Pooled Companies were acquired subsequent to June 30, 1996, and post-acquisition operating results have not yet been published. However, these supplemental consolidated financial statements will be the same as the restated consolidated financial statements that will be issued after post-acquisition operating results have been published. The Pooled Companies, and the Founding Companies subsequent to May 31, 1996, are collectively referred to herein as the "Company."

     Two of the Pooled Companies have previously reported on an October fiscal year-end. As such, the accounts of these companies for their 1994 and 1995 fiscal years have been consolidated with the accounts of the Company as of December 31, 1994 and 1995, respectively. Operating results of these two companies are presented for the six months ended June 30, 1995 and 1996, in order to conform the interim periods to a calendar year presentation. Unaudited revenues and net income for these two companies for this two-month period ended December 31, 1995, were approximately $6,292,000 and $267,000, respectively.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INVENTORIES

     Inventories consist of motorcoach and taxicab replacement parts and taxicabs held for sale. Inventory cost for replacement parts is accounted for on the first-in, first-out basis and inventory cost for taxicabs held for sale is accounted for on a specific identification basis, and both are reported at the lower of cost or market.

  NOTES RECEIVABLE

     Notes receivable result from the sale of taxicabs to independent contractors. The notes bear interest ranging from 15 percent to 17.75 percent and are due in weekly installments over periods ranging up to 42 months. Notes receivable and the taxicabs sold under these contracts are assigned as collateral for related notes payable.

  NOTES RECEIVABLE FROM STOCKHOLDER

     The Company had notes receivable from former stockholders of the Pooled Companies. These notes receivable were unsecured, noninterest-bearing and payable on demand and were repaid in full in connection with the merger with Coach USA in August 1996.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values. Gains (losses) on sale of equipment are included in operating expenses.

  OTHER ASSETS

     Taxicab permits are carried at cost, less accumulated amortization. The permit costs are amortized using the straight-line method over a period of not more than 40 years. Annual renewal fees are charged to operations as incurred.

  CONCENTRATIONS OF CREDIT RISK

     The Company provides services to a broad range of geographical regions. Four of the Founding Companies operate in the northeast region of the U.S., and two of the Pooled Companies and one Founding Company operate primarily in the southwest region of the U.S.

     The Company's credit risk primarily consists of receivables from a variety of customers, including casinos and various other tourism-based companies. In addition, the Company's accounts and notes receivable include amounts due from independent taxicab contractors. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

     The activity in the allowance for doubtful accounts is as follows (in thousands):

                                           BALANCE AT    CHARGED TO                  BALANCE AT
                                           BEGINNING     COSTS AND                     END OF
                                           OF PERIOD      EXPENSES     WRITE-OFFS      PERIOD
                                           ----------    ----------    ----------    ----------
Year ended December 31, 1993............     $  851        $  963       $   (885)      $  929
Year ended December 31, 1994............        929           791         (1,038)         682
Year ended December 31, 1995............        682           706           (613)         775

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter, transit and taxicab support services and sales to independent taxicab operators when such services and sales are performed. The Company recognizes financing income on notes receivable using the effective interest method over the term of the note. Costs associated with the revenues are incurred and recorded as services and sales are performed.

     The Company has a 50 percent interest in a joint venture which provides various paratransit services to a governmental agency in South Florida. Income from this joint venture was $168,000, $1,035,000 and $619,000 in 1993, 1994 and
1995, respectively, and is included in revenues in the accompanying financial statements.

  INCOME TAXES

     The Company will file a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  ACCOUNTING POLICY FOR EMPLOYEE STOCK OPTIONS

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages companies to account for stock based compensation awards based on the fair value of the awards at the date they are granted. The resulting compensation cost would be shown as an expense in the statement of income. Adoption of the standard is required for fiscal years beginning after December 15, 1995. Companies can choose not to apply the new accounting method and continue to apply current accounting requirements; however, disclosure will be required as to what net income and earnings per share would have been had the new accounting method been followed. The Company accounts for its stock-based compensation under Accounting Principles Board Statement No. 25 "Accounting for Stock Issued to Employees." Under this accounting method, no compensation expense is recognized in the consolidated statements of operations if no intrinsic value of the option exists at the date of grant. While the Company does not intend to adopt SFAS No. 123 for accounting purposes; it will implement the disclosure requirements which will include annual pro forma disclosures of its effects commencing December 31, 1996.

  NET INCOME PER SHARE

     The computation of net income per share for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1996, includes 2,133,541 shares issued in connection with the acquisitions of the Pooled Companies.

     The computation of net income per share for the six months ended June 30, 1996, is based upon 4,057,664 weighted average shares outstanding which includes
(a) the 2,133,541 shares discussed above, (b) 356,987 representing the weighted average portion of shares issued to

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) management prior to the mergers, (c) 840,608 representing the weighted average portion of shares issued to the stockholders of the Founding Companies, (d) 280,337 representing the weighted average portion of shares sold in the Offering to cover the purchase price paid in connection with the acquisition of the Founding Companies, (e) 402,080 representing the weighted average portion of shares sold in the Offering, net of the shares sold to cover the purchase of the Founding Companies and (f) 44,111 representing the weighted average portion of shares for the dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

3.  BUSINESS COMBINATIONS:

     The Founding Companies were merged with Coach USA effective June 1, 1996, for financial reporting purposes. The unaudited data presented below consists of the income statement data as presented in these supplemental consolidated financial statements combined with the Founding Companies, as if the companies were combined as of January 1, 1995:

                                         YEAR ENDED          SIX MONTHS
                                        DECEMBER 31,       ENDED JUNE 30,
                                            1995                1996
                                        -------------      --------------
                                                 (IN THOUSANDS)
Revenues.............................     $ 161,419           $ 86,807
Net income...........................         9,425              3,792
Net income per share.................           .82                .31

     On August 29, 1996, the Purchased Companies were acquired which were accounted for as purchases. These companies provide motor coach transportation services in the metropolitan areas of Houston, Los Angeles and Las Vegas. The aggregate consideration paid in these transactions was $14.5 million in cash and $22.5 million in the form of convertible notes. The table set forth below further adjusts the unaudited pro forma revenues and income data above to reflect the effect of these acquisitions on the Company's results of operations for the year ended December 31, 1995, and the six months ended June 30, 1996. The unaudited data presented below consists of the income statement data as presented above plus all Purchased Companies as if the acquisitions were effective on the first day of the year being reported.

                                            YEAR ENDED       SIX MONTHS
                                           DECEMBER 31,    ENDED JUNE 30,
                                               1995             1996
                                           ------------    --------------
                                                   (IN THOUSANDS)
Revenues................................     $197,271         $105,632
Net income..............................       10,816            4,487
Net income per share....................          .94              .37

     Pro forma adjustments included in the tables above primarily relate to (a) owners' compensation differential, (b) adjustment to depreciation and amortization expense due to the purchase price allocations, (c) elimination or adjustment of historical interest expense related to certain obligations which were repaid or refinanced by the Company, (d) elimination of interest on debt converted to equity of one of the Pooled Companies, and (e) adjustment to the federal and state income tax provisions based on the combined operations.

     The pro forma combined results presented above are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company, the Founding Companies, and the Purchased Companies been combined at the beginning of the period presented.

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------
                                            1994       1995
                                          ---------  ---------
Prepaid insurance.......................  $     961  $   1,061
Deferred income tax asset, current......        741      1,283
Other...................................        608        581
                                          ---------  ---------
                                          $   2,310  $   2,925
                                          =========  =========

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                          ESTIMATED          DECEMBER 31
                                         USEFUL LIVES   ----------------------
                                            YEARS          1994        1995
                                        --------------  ----------  ----------
Transportation equipment.............        3-12       $   24,578  $   37,346
Building and leasehold
improvements.........................       5-31.5           3,758       3,837
Computer equipment...................        5-7             7,229       7,518
Other................................        3-33            1,150       1,245
                                                        ----------  ----------
                                                            36,715      49,946
                                                        ----------  ----------
Less -- Accumulated depreciation.....                      (16,167)    (18,294)
                                                        ----------  ----------
                                                        $   20,548  $   31,652
                                                        ==========  ==========

     Included in transportation equipment at December 31, 1994 and 1995, are approximately $8,510,000 and $10,915,000, respectively, of assets held under capital leases.

6.  OTHER ASSETS:

     Other assets consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Taxicab permits, net of accumulated
  amortization of $2,034,000 and
  $2,194,000.........................  $   3,242  $   4,263
Noncurrent deferred income tax
asset................................      5,553      4,747
Other, net of accumulated
amortization of $631,000 and
$672,000.............................        239        828
                                       ---------  ---------
                                       $   9,034  $   9,838
                                       =========  =========

     Amortization expense related to other assets for the years ended December 31, 1994 and 1995 was $177 and $201, respectively.

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following (in thousands):

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Trade accounts payable...............  $    1,806  $    2,113
Accrued insurance claims.............       4,249       4,580
Accrued compensation.................         920       1,873
Due to affiliates....................         472         642
Property and other taxes.............         422         736
Accrued interest payable.............         664         724
Independent contractor deposits......         453         529
Other................................       2,504       2,594
                                       ----------  ----------
                                       $   11,490  $   13,791
                                       ==========  ==========

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Notes payable to banks, interest
  ranging from 8.0% to 10.1%, due in
  monthly installments of $24,629,
  maturing at various dates through
  2003; secured by transportation
  equipment and personal guarantees
  of a stockholder...................  $      375  $      287
Notes payable to finance companies,
  interest ranging from 8.0% to
  12.2%, due in monthly installments
  of $384,653, maturing at various
  dates through 2005; secured by
  transportation equipment and
  personal guarantees of a
  stockholder........................       7,362      15,960
Obligations under capital leases of
  certain transportation equipment,
  interest ranging from 7.9% to
  15.4%, due in variable monthly
  installments of $146,490, maturing
  at various dates through 2002,
  secured by transportation equipment
  and computer equipment.............       6,064       7,364
Revolving credit agreement (credit
  line increased to $5,700,000 in
  November 1995 from $3,500,000 which
  existed at October 28, 1995),
  interest at the bank's prime rate
  (8.75% at October 28, 1995) plus
  1.0%, secured by receivables,
  taxicab equipment and other assets
  and guaranteed by a stockholder.
  The amount outstanding is limited
  to a borrowing base based upon a
  percentage of trade receivables and
  book value of vehicles purchased...       1,242       2,972
Various notes, bearing interest at
  rates ranging from prime plus .75%
  to 10.75%, due in variable monthly
  installments, secured by land,
  building, assignment of taxicab
  permits and equipment and
  guaranteed by a stockholder........       3,509       4,458
Notes payable to finance companies,
  interest ranging from prime plus
  1.0% to 10%, maturing from January
  1996 to 2000, monthly payments of
  $45,000, secured by transportation
  equipment..........................       1,911       1,358
                                       ----------  ----------
                                           20,463      32,399
Less -- Current maturities...........      (4,237)     (5,848)
                                       ----------  ----------
                                       $   16,226  $   26,551
                                       ==========  ==========

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Long-term obligations due to former stockholders of Yellow Cab and ABL consist of the following (in thousands):

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
  Note payable, interest at rates
     ranging from 11.75% to 12.25%,
     due 2002, interest payments due
     monthly not to exceed $600,000
     per year, subordinate to
     revolving credit agreement and
     notes payable to a bank,
     includes excess accrued interest
     of $1,330,000 and $1,919,000 at
     October 29, 1994, and October
     28, 1995, respectively, secured
     by substantially all of the
     assets of Yellow Cab............  $    8,612  $    9,201
  Various subordinated notes, each
     bearing interest at 3% per annum
     through June 30, 1999, 6% per
     annum through June 30, 2002, and
     9% per annum thereafter, due
     2005, includes accrued interest
     of $294,000 and $523,000 at
     October 29, 1994, and October
     28, 1995, respectively, secured
     by substantially all of the
     assets of Yellow Cab............       7,637       7,866
  Notes payable, interest ranging
     from 7.5% to 10%................       1,153         914
                                       ----------  ----------
                                           17,402      17,981
  Less -- Current maturities.........       1,153         914
  Less -- Accrued interest, current
     portion.........................        (600)       (600)
                                       ----------  ----------
                                       $   15,649  $   16,467
                                       ==========  ==========

     At December 31, 1995, future principal payments of long-term obligations, excluding excess accrued interest of $2,442,000, and minimum lease payments under capital lease obligations are as follows (in thousands):

                                         LONG-TERM      CAPITAL LEASE
                                        OBLIGATIONS      OBLIGATIONS
                                        ------------    -------------
Year ending December 31 --
     1996............................     $  5,418         $ 2,177
     1997............................        4,142           2,063
     1998............................        3,959           1,751
     1999............................        3,948           1,004
     2000............................        3,230           1,911
     Thereafter......................       19,877           1,124
                                        ------------    -------------
                                          $ 40,574          10,030
                                        ============
     Less -- Amounts representing
        interest.....................                       (2,666)
                                                        -------------
                                                           $ 7,364
                                                        =============

     Management estimates that the fair value of its debt obligations is $39,660,000 compared to the historical value of $40,574,000 at December 31, 1995. The estimated fair value was determined by applying an estimated discount rate to the scheduled cash payments under the obligations.

     In connection with the mergers with Coach USA in August 1996, obligations due to stockholders were retired in exchange for shares of Coach USA common stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $7.0 million,

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) representing the excess of the recorded value of the obligations exchanged over the market value of the Coach USA Common Stock.

  REVOLVING CREDIT AGREEMENT

     In May 1996, the Company entered into a $30 million revolving credit agreement with one bank. This credit facility was primarily utilized to refinance certain indebtedness of the Founding Companies not repaid with proceeds of the Offering.

     In August 1996, the Company amended and restated the $30 million credit agreement. The credit agreement, as amended, provides for a revolving credit facility of $115 million through a syndicate of eight banks and allows for an additional $15 million of debt outside the credit facility. The proceeds of the facility are to be used for working capital, capital expenditures and acquisitions, including refinancing of indebtedness related to acquisitions. The facility is unsecured and matures in August 1999, at which time all amounts then outstanding become due. Interest on outstanding borrowings is charged, at the Company's option, at the bank's prime rate plus zero percent to 1.0 percent or the London Interbank Offered Rate plus 1.0 percent to 2.25 percent, both as determined by the ratio of the Company's funded debt to cash flow (as defined). A commitment fee ranging from 0.25 percent to 0.50 percent is payable on the unused portion of the facility. Under the terms of the credit agreement, the Company must maintain certain minimum financial ratios. As of September 13, 1996, the Company had $119.8 million outstanding under the revolving and other outside credit facilities and had utilized $2.1 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $8.1 million. The credit agreement prohibits the payment of cash dividends.

     The Company is presently negotiating with its bank group to amend the credit facility by increasing the borrowing capacity.

  CONVERTIBLE SUBORDINATED DEBT

     In August 1996, the Company issued $22.5 million of convertible subordinated notes (the Notes) to former owners of the Purchased Companies as partial consideration of the acquisition purchase price. The Notes bear interest, payable quarterly, at a weighted average interest rate of 5.0 percent and are convertible by the holder into shares of the Company's Common Stock at a weighted average price of $29.98 per share. The Notes are redeemable for cash or the Company's Common Stock at the option of the Company at any time after one year of issuance. The terms of the Notes require $4.0 million of principal payments in 1997 and $18.5 million in 1999.

9.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision (benefit) for taxes on income consists of the following (in thousands):

                                              YEAR ENDED DECEMBER 31
                                          -------------------------------
                                            1993       1994       1995
                                          ---------  ---------  ---------
Current --
     Federal............................  $      53  $     (29) $      70
     State..............................       (104)       (18)        41
                                          ---------  ---------  ---------
                                                (51)       (47)       111
                                          ---------  ---------  ---------
Deferred --
     Federal............................       (539)       133        849
     State..............................         39        (14)        80
                                          ---------  ---------  ---------
                                               (500)       119        929
                                          ---------  ---------  ---------
                                          $    (551) $      72  $   1,040
                                          =========  =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation, accrued insurance claims payable and net operating loss carryforwards. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows (in thousands):

                                                               DECEMBER 31
                                                         ----------------------
                                                          1994           1995
                                                         -------        -------
Deferred income tax liabilities --
     Property and equipment ......................       $ 1,360        $ 2,777
     Other .......................................           491            505
                                                         -------        -------
           Total deferred income tax
             liabilities .........................         1,851          3,282
                                                         -------        -------
Deferred income tax assets --
     Accounts receivable/allowance for
        doubtful accounts ........................           (42)           (36)
     Accrued liabilities/expenses ................        (3,070)        (3,958)
     Net operating losses ........................        (1,911)        (1,657)
     Other assets ................................        (2,133)        (2,074)
     General business credit .....................            (4)            (4)
     Other .......................................          (202)          (135)
                                                         -------        -------
           Total deferred income tax
             assets ..............................        (7,362)        (7,864)
Plus -- Valuation allowance ......................             5              5
                                                         -------        -------
           Net deferred income tax
             assets ..............................       $(5,506)       $(4,577)
                                                         =======        =======

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                                     YEARS ENDED DECEMBER 31
                                                  ------------------------------
                                                   1993       1994        1995
                                                  -----     -------     -------
Tax at statutory rate ........................    $ 202     $   (30)    $   884
     Add (deduct) --
           State income taxes ................      (42)          5          78
           Nondeductible expenses ............       72          70          94
           Tax-exempt income .................     (770)       --          --
           Effect of nontaxable income
             from personal assets of
             stockholder/S
             Corporations ....................      (13)         27         (16)
                                                  -----     -------     -------
                                                  $(551)    $    72     $ 1,040
                                                  =====     =======     =======

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire at various dates from 1996 to 2010. The Company also has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire at various periods from 1996 through 2002. In connection with the acquisition of the Pooled Companies, ownership changes occurred resulting in various limitations on certain tax attributes of the Pooled Companies. However, the Company expects full utilization of these tax attributes prior to their expiration.

10.  COMMITMENTS AND CONTINGENCIES:

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $252,000 issued in connection with the Company's long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from 1 percent to 2 percent paid on an annual basis and are secured by a guarantee of a stockholder.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $1,137,000, $1,118,000 and $832,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $     800
     1997............................        800
     1998............................        403
     1999............................        161
     2000............................        117
     Thereafter......................        313
                                       ---------
                                       $   2,594
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management,

                        COACH USA, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  REGULATORY MATTERS

     The Surface Transportation Board must approve or exempt any consolidation or merger of two or more regulated interstate motorcoach operators or the acquisition of one such operator by another. The completion of the acquisitions of the Pooled and Purchased Companies by Coach USA and future acquisitions of other motorcoach operators must be approved or exempted from the need for regulatory approval by the Surface Transportation Board. There can be no assurance that the Company will be able to obtain such approval or exemption with respect to such acquisitions.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial liability insurance policy that provides coverage by the insurance company, subject to deductibles ranging from $5,000 to $250,000. Effective May 17, 1996, for the Founding Companies and August 29, 1996, for the Pooled Companies, the Company began to consolidate its insurance program under a consolidated program which provides for a $100,000 deductible. As such, any claim within the first $100,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represent management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policies for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLAN

     The Pooled Companies maintain 401(k) plans which allow eligible employees to defer a portion of their income through contributions to the plans. The Company made no contributions to the plans during 1993 and 1994. The Company contributed $21,000 to the plans during the year ended December 31, 1995.

  COLLECTIVE BARGAINING AGREEMENT

     The Company is a party to a collective bargaining agreement with certain of its employees. The agreement requires the Company to pay specified wages and provide certain benefits to its union employees. This agreement will expire on September 30, 2000.

  COMMITMENTS

     The Company has entered into agreements with Exel Motorcoach Partnership ("Exel") whereby Exel will provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration to be paid to Exel will be approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business to 1% of the consideration in excess of $4,000,000 paid for such business. Mr. Paul Verrochi, who became a director of the Company upon consummation of the Offering, is a principal of Exel. In connection with the acquisition of ABL, the Company paid Exel a commission of $213,600, based on the formula outlined above.

11.  EXTRAORDINARY ITEMS

     The extraordinary gain in 1993 relates to a gain of $2,200,000 on early extinguishment of debt owed to a shareholder of a Pooled Company. This gain was offset by a settlement of litigation attributed to a service line previously terminated by a Pooled Company.

                        COACH USA, INC. AND SUBSIDIARIES
                INTRODUCTION TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     Coach USA, Inc. did not conduct any operations between September 1995 and the consummation of the initial public offering and mergers with the Founding Companies (the Merger) on May 17, 1996. For accounting purposes and purposes of the presentation of the unaudited condensed consolidated financial statements, May 31, 1996 has been used as the effective date of the Merger. As such, the condensed consolidated financial statements of income and cash flows only reflect one month of consolidated operations.

     These condensed consolidated financial statements should be read in conjunction with the Supplemental Consolidated Financial Statements of Coach USA, Inc. and Subsidiaries included elsewhere herein.

                        COACH USA, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                   JUNE 30
                                                                    1996
                                                                   -------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents ...............................     $ 1,264
     Accounts receivable, less
       allowance of $310 .....................................       6,382
     Inventories .............................................       2,311
     Restricted investments ..................................         541
     Prepaid expenses and other
       current assets ........................................       3,844
                                                                   -------
           Total current assets ..............................      14,342
PROPERTY AND EQUIPMENT, net ..................................      66,692
OTHER ASSETS .................................................         454
                                                                   -------
     Total assets ............................................     $81,488
                                                                   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       obligations ...........................................     $ 1,489
     Accounts payable and accrued
       liabilities ...........................................      19,173
                                                                   -------
           Total current
           liabilities .......................................      20,662
LONG-TERM OBLIGATIONS, net of current
maturities ...................................................      16,253
DEFERRED INCOME TAXES ........................................       6,592
                                                                   -------
           Total liabilities .................................      43,507
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
       30,000,000 shares authorized,
       11,405,411 shares issued ..............................         114
     Additional paid-in capital ..............................      36,991
     Retained earnings .......................................         876
                                                                   -------
           Total stockholders'
         equity ..............................................      37,981
                                                                   -------
           Total liabilities and
         stockholders' equity ................................     $81,488
                                                                   =======

                 The accompanying notes are an integral part of
               these condensed consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                ONE MONTH
                                                                  ENDED
                                                               JUNE 30, 1996
                                                               -------------
REVENUES .....................................................    $10,844
OPERATING EXPENSES ...........................................      8,155
                                                                  -------
     Gross profit ............................................      2,689
GENERAL AND ADMINISTRATIVE EXPENSES ..........................      1,099
                                                                  -------
     Operating income ........................................      1,590
OTHER EXPENSE, NET ...........................................         80
                                                                  -------
INCOME BEFORE INCOME TAXES ...................................      1,510
PROVISION FOR INCOME TAXES ...................................        634
                                                                  -------
NET INCOME ...................................................    $   876
                                                                  =======
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING ..............................     11,758
NET INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE ...........................................    $   .07

                 The accompanying notes are an integral part of
               these condensed consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (AMOUNTS IN THOUSANDS)

                                             COMMON STOCK       ADDITIONAL                     TOTAL
                                          ------------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                           SHARES     AMOUNT     CAPITAL      EARNINGS        EQUITY
                                          ---------   ------    ----------    ---------    -------------
BALANCE AT MAY 31, 1996.................      2,166   $  22      $   2,055     $ (2,053)     $      24
     Initial Public Offering............      4,140      41         48,021       --             48,062
     Founding Companies shares..........      5,099      51          6,323        9,155         15,529
     Cash Distribution to Founders......     --        --          (23,810)      --            (23,810)
     Deferred tax liability: S
        Corporation to C Corporation....     --        --           --           (2,700)        (2,700)
     Reorganization.....................     --        --            4,402       (4,402)       --
     Net Income.........................     --        --           --              876            876
                                          ---------   ------    ----------    ---------    -------------
BALANCE AT JUNE 30, 1996................     11,405   $ 114      $  36,991     $    876      $  37,981
                                          =========   ======    ==========    =========    =============

                 The accompanying notes are an integral part of
               these condensed consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                             ONE MONTH
                                               ENDED
                                           JUNE 30, 1996
                                           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................     $     876
     Adjustments to reconcile net income
       to net cash provided by
        operating activities --
           Depreciation.................           432
           Deferred tax benefit.........          (256)
           Net change in operating
           assets and liabilities.......           753
                                           -------------
                Net cash provided by
                 operating activities...         1,805
                                           -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment........................        (1,192)
     Proceeds from sales of
       investments......................           878
                                           -------------
                Net cash used in
                 investing activities...          (314)
                                           -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations......................       (39,602)
     Proceeds from issuance of long-term
       obligations......................        13,425
     Proceeds from stock sale...........        48,062
     Cash consideration of the purchase
       price for the Founding
       Companies........................       (23,810)
                                           -------------
             Net cash used in financing
              activities................        (1,925)
                                           -------------
DECREASE IN CASH........................          (434)
CASH AND CASH EQUIVALENTS, beginning of
  period................................         1,698
                                           -------------
CASH AND CASH EQUIVALENTS, end of
  period................................     $   1,264
                                           =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest.............     $     132
     Cash paid for income taxes.........            24

                 The accompanying notes are an integral part of
               these condensed consolidated financial statements.

                        COACH USA, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION

     In September 1995, Coach USA, Inc. ("Coach USA" or the "Company") was founded to create a national company providing motorcoach transportation services.

     Concurrent with the initial public offering of its common stock (the "Offering"), wholly-owned subsidiaries of Coach USA merged with the following six companies (each, a Founding Company and collectively, the Founding Companies): Suburban Transit Corp. and related companies (Suburban), Grosvenor Bus Lines, Inc. and subsidiaries, operating as Gray Line of San Francisco (Gray Line SF), Leisure Time Tours (Leisure), Community Bus Lines, Inc. and related companies (Community), Cape Transit Corp., operating as Adventure Trails (Adventure), and Arrow Stage Lines, Inc. (Arrow). The Mergers have been effected by Coach USA through issuance of its common stock and cash. Each of the Founding Companies is a motorcoach company, which provides a wide range of commuter, transit, recreation and excursion transportation services.

2.  INITIAL PUBLIC OFFERING OF COMMON STOCK AND MERGER

     On May 17, 1996 the Company completed the Offering, which involved the public sale of 4,140,000 shares of Common Stock at a price of $14.00 per share. The proceeds from the transaction, net of underwriting discounts and commissions and after deducting expenses of the Offering, were approximately $48.1 million. Of this amount, $23.8 million was used to pay the cash portion of the purchase price for the Founding Companies. In addition, the remaining net proceeds were used to repay indebtedness assumed by the Company in the Mergers, for working capital, acquisitions and general corporate purposes.

     Concurrent with the completion of the Offering discussed above, the Company merged with the Founding Companies. The Company issued 5.1 million shares of common stock to the stockholders of the Founding Companies, in addition to the cash consideration discussed above, to effect the Merger.

     Between September 1995 and the consummation of the Offering, the Company did not conduct any operations and all activities prior to the Offering related to the Merger and the Offering. For accounting purposes and for the purposes of the presentation of the condensed consolidated financial statements herein, May 31, 1996 has been used as the effective date of the Merger. As such, the condensed consolidated statements of income and cash flows only reflect one month of consolidated operations.

  INTERIM CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The interim condensed consolidated financial statements as of June 30, 1996, and for the one month ended June 30, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated condensed interim financial statements, have been included. The results of operations for interim period are not necessarily indicative of the results for the entire fiscal year.

     The unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those

                        COACH USA, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

  SEASONALITY

     The timing of certain holidays, weather conditions and seasonal vacation patterns may cause the Company's quarterly results of operations to fluctuate significantly. The Company expects to realize higher revenues, operating income and net income during the second and third quarters and lower revenues and net income during the first and fourth quarters.

3.  INCOME TAXES

     Certain of the Founding Companies were S Corporations for income tax purposes and, accordingly, any income tax liabilities for the periods prior to the Merger are the responsibility of the respective stockholders. Effective with the Merger, the S Corporations converted to C Corporations. Accordingly, an estimated deferred tax liability of $2.7 million has been recorded to provide for the estimated future income tax liability as a result of the difference between the book and tax bases of the net assets of these former S Corporations. For purposes of these consolidated financial statements, federal and state income taxes have been provided for the post-acquisition periods.

4.  NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

     The computation of net income per common and common equivalent share for the one month ended June 30, 1996 is based upon 11,405,411 shares outstanding, which includes (i) 2,165,724 shares issued by Coach USA prior to the Offering;
(ii) 5,099,687 shares issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 shares sold in the Offering to pay the cash portion of the consideration for the Founding Companies; (iv) the weighted average portion of 4,140,000 shares sold in the Offering, net of the shares sold to cover the purchase of the Founding Companies; and (v) 352,415 shares attributable to dilution for outstanding options to purchase Common Stock, using the treasury stock method.

     Fully diluted net income per common and common equivalent share is equal to primary earnings per share for the period presented.

5.  LONG TERM OBLIGATIONS

  REVOLVING CREDIT AGREEMENT

     In May 1996, the Company entered into a $30 million revolving credit agreement with one bank. This credit facility was primarily utilized to refinance certain indebtedness of the Founding Companies not repaid with proceeds of the Offering.

     In August 1996, the Company amended and restated the $30 million credit agreement. The credit agreement, as amended, provides for a revolving credit facility of $115 million through a syndicate of eight banks and allows for an additional $15 million of debt outside the credit facility. The proceeds of the facility are to be used for working capital, capital expenditures and acquisitions, including refinancing of indebtedness related to acquisitions. The facility is unsecured and matures in August 1999, at which time all amounts then outstanding become due. Interest on outstanding borrowings is charged, at the Company's option, at the bank's prime rate plus zero percent to 1.0 percent or the London Interbank Offered Rate plus 1.0 percent to 2.25 percent, both as determined by the ratio of the Company's funded debt to cash flow (as defined). A commitment fee ranging from 0.25 percent to 0.50 percent is payable on the unused portion of the facility. Under the terms of the credit agreement, the Company must maintain certain

                        COACH USA, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) minimum financial ratios. As of September 13, 1996, the Company had $119.8 million outstanding under the revolving and other outside credit facilities and had utilized $2.1 million of the facility for letters of credit securing certain insurance obligations and performance bonds, resulting in a borrowing availability of $8.1 million. The credit agreement prohibits the payment of cash dividends.

     The Company is presently negotiating with its bank group to amend the credit facility by increasing the borrowing capacity.

6.  SUBSEQUENT EVENTS

     During August 1996, the Company acquired six businesses, three of which will be accounted for under the "pooling-of-interests" method of accounting, and the remaining three will be accounted for as purchase business combinations. Total consideration for these acquisitions included 2,133,541 shares of the Company's common stock, convertible subordinated notes of $22.5 million, and cash of $14.5 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Suburban Transit Corp.

     We have audited the accompanying combined balance sheets of Suburban Transit Corp. (a New Jersey corporation) and related companies as of December 31, 1994 and 1995, and May 31, 1996, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and for the five months ended May 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Suburban Transit Corp. and related companies as of December 31, 1994 and 1995, and May 31, 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, and for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------    MAY 31
                                          1994        1995        1996
                                       ----------  ----------  ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,226  $    1,861  $      286
     Accounts receivable, less
        allowance of $50.............       1,372         952       1,298
     Notes receivable from
        stockholders.................         655         652      --
     Inventories.....................         720         796         639
     Investments -- restricted.......         362         365         110
     Prepaid expenses and other
        current assets...............         919         577         442
                                       ----------  ----------  ----------
           Total current assets......       6,254       5,203       2,775
PROPERTY AND EQUIPMENT, net..........       8,759      10,826      12,550
OTHER ASSETS.........................          83          62          53
                                       ----------  ----------  ----------
           Total assets..............  $   15,096  $   16,091  $   15,378
                                       ==========  ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $      914  $    1,217  $   --
     Accounts payable and accrued
        liabilities..................       4,354       4,067       3,547
                                       ----------  ----------  ----------
           Total current
           liabilities...............       5,268       5,284       3,547
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       2,944       3,850      --
DUE TO PARENT........................      --          --           5,365
DEFERRED INCOME TAXES................       2,084       2,055       2,046
                                       ----------  ----------  ----------
           Total liabilities.........      10,296      11,189      10,958
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 13,250
        shares authorized,
        549 shares issued............          73          73          73
     Retained earnings...............       4,727       4,829       4,347
                                       ----------  ----------  ----------
           Total stockholders'
             equity..................       4,800       4,902       4,420
                                       ----------  ----------  ----------
           Total liabilities and
             stockholders' equity....  $   15,096  $   16,091  $   15,378
                                       ==========  ==========  ==========

    The accompanying notes are an integral part of these combined financial statements.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                         COMBINED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                             SIX MONTHS      FIVE MONTHS
                                             YEAR ENDED DECEMBER 31             ENDED           ENDED
                                       ----------------------------------      JUNE 30         MAY 31
                                          1993        1994        1995          1995            1996
                                       ----------  ----------  ----------    -----------     -----------
                                                                             (UNAUDITED)
REVENUES.............................  $   32,274  $   30,427  $   29,752      $13,742         $11,520
OPERATING EXPENSES...................      28,903      27,526      25,322       12,038          10,648
                                       ----------  ----------  ----------    -----------     -----------
           Gross profit..............       3,371       2,901       4,430        1,704             872
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,417       2,283       2,563        1,333           1,052
                                       ----------  ----------  ----------    -----------     -----------
           Operating income (loss)...         954         618       1,867          371            (180)
OTHER (INCOME) EXPENSE:
     Interest expense................         227         282         432          205             197
     Interest income.................         (33)        (39)       (114)         (57)            (39)
     Other, net......................         (19)        (96)       (105)      --              --
                                       ----------  ----------  ----------    -----------     -----------
INCOME (LOSS) BEFORE INCOME TAXES....         779         471       1,654          223            (338)
PROVISION FOR INCOME TAXES...........         259         128         423           47          --
                                       ----------  ----------  ----------    -----------     -----------
NET INCOME (LOSS)....................  $      520  $      343  $    1,231      $   176         $  (338)
                                       ==========  ==========  ==========    ===========     ===========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $      520  $      343  $    1,231      $   176            (338)
     Pro forma compensation
        differential.................         569         597         902          336             140
     Less: Pro forma provision for
        income taxes.................         294         282         621          182             (83)
                                       ----------  ----------  ----------    -----------     -----------
PRO FORMA NET INCOME (LOSS)..........  $      795  $      658  $    1,512      $   330         $  (115)
                                       ==========  ==========  ==========    ===========     ===========

    The accompanying notes are an integral part of these combined financial statements.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK                      TOTAL
                                        ----------------    RETAINED    STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                        ------    ------    --------    -------------
BALANCE AT DECEMBER 31, 1992.........     549     $  73     $  4,624       $ 4,697
     Dividends paid..................    --        --           (455)         (455)
     Net income......................    --        --            520           520
                                        ------    ------    --------    -------------
BALANCE AT DECEMBER 31, 1993.........     549        73        4,689         4,762
     Dividends paid..................    --        --           (305)         (305)
     Net income......................    --        --            343           343
                                        ------    ------    --------    -------------
BALANCE AT DECEMBER 31, 1994.........     549        73        4,727         4,800
     Dividends paid..................    --        --         (1,129)       (1,129)
     Net income......................    --        --          1,231         1,231
                                        ------    ------    --------    -------------
BALANCE AT DECEMBER 31, 1995.........     549        73        4,829         4,902
     Dividends paid..................    --        --            (81)          (81)
     Distribution to Stockholders....    --        --            (63)          (63)
     Net loss........................    --        --           (338)         (338)
                                        ------    ------    --------    -------------
BALANCE AT MAY 31, 1996..............     549     $  73     $  4,347       $ 4,420
                                        ======    ======    ========    =============

    The accompanying notes are an integral part of these combined financial statements.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                            SIX MONTHS    FIVE MONTHS
                                             YEAR ENDED DECEMBER 31           ENDED          ENDED
                                       ----------------------------------    JUNE 30        MAY 31
                                          1993        1994        1995         1995          1996
                                       ----------  ----------  ----------  ------------   -----------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)...............  $      520  $      343  $    1,231    $    176       $  (338)
     Adjustments to reconcile net
        income (loss) to net cash
        provided by operating
        activities --
           Depreciation..............         848         893         878         395           396
           Gain on sale of assets....      --             (96)       (105)     --            --
           Deferred tax provision....         157      --             303          81        --
           Changes in operating
             assets and
             liabilities --
             Accounts receivable,
             net.....................         (13)       (387)        420         312          (346)
             Inventories.............         (75)        (77)        (76)        (60)          157
             Prepaid expenses and
                other current
                assets...............        (410)        301          36         150           135
             Accounts payable and
                accrued
                liabilities..........         354         349        (291)        840          (520)
             Other...................          21          20           2          17           652
                                       ----------  ----------  ----------  ------------   -----------
                   Net cash provided
                      by operating
                      activities.....       1,402       1,346       2,398       1,911           136
                                       ----------  ----------  ----------  ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
        equipment....................      (1,074)     (1,748)     (3,199)     (2,646)       (2,183)
     Proceeds from sales of property
        and equipment................      --             875         359          (1)       --
     Sales (Purchases) of investments
        -- restricted................      --            (252)         (3)     --               255
                                       ----------  ----------  ----------  ------------   -----------
                   Net cash used in
                      investing
                      activities.....      (1,074)     (1,125)     (2,843)     (2,647)       (1,928)
                                       ----------  ----------  ----------  ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................      (1,196)     (1,819)     (3,037)     (2,897)       (6,719)
     Proceeds from issuance of
        long-term obligations........       1,390       1,670       4,246       3,858         1,652
     Advances from Parent............      --          --          --          --             5,365
     Dividends paid..................        (455)       (305)     (1,129)     --               (81)
                                       ----------  ----------  ----------  ------------   -----------
                   Net cash provided
                      by (used in)
                      financing
                      activities.....        (261)       (454)         80         961           217
                                       ----------  ----------  ----------  ------------   -----------
NET INCREASE (DECREASE) IN CASH......          67        (233)       (365)        225        (1,575)
CASH AND CASH EQUIVALENTS, beginning
  of year............................       2,392       2,459       2,226       2,226         1,861
                                       ----------  ----------  ----------  ------------   -----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $    2,459  $    2,226  $    1,861    $  2,451       $   286
                                       ==========  ==========  ==========  ============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      201  $      307  $      232    $    131       $   154
     Cash paid for income taxes......          58         160         114          27           153

    The accompanying notes are an integral part of these combined financial statements.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Suburban Transit Corp. and its six affiliated companies (collectively, the Company) operate city transit services, provide local commuter service and provide motorcoach transportation services in the New York/New Jersey metropolitan area. The Company also provides charter and group tour services.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. In connection with the Merger, the Company dividended certain assets to the stockholders consisting of land and buildings, with a total carrying value of approximately $63,000 (unaudited). The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Suburban Transit Corp. and affiliated companies which are under common control and management of three related stockholders. All significant intercompany transactions and balances have been eliminated.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods ended June 30, 1995 and May 31, 1996, are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     Included in investments at December 31, 1994 and 1995, are certificates of deposit of $250,000 which are used as collateral for loans, and cash deposits as of December 31, 1994 and 1995, and May 31, 1996, of $112,000, $115,000 and
$110,000, respectively, which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from the state of New Jersey and other governmental entities. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     Two of the affiliated companies are S Corporations and the remaining companies are C Corporations for federal income tax purposes. Federal income taxes for the C Corporations are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED          DECEMBER 31
                                      USEFUL LIVES   ----------------------    MAY 31
                                        (YEARS)         1994        1995        1996
                                     --------------  ----------  ----------  ----------
                                                               (IN THOUSANDS)
Transportation equipment.............      5-12      $   15,683  $   17,354  $   19,470
Other................................      5-10           1,007       1,061         926
                                                     ----------  ----------  ----------
                                                         16,690      18,415      20,396
Less -- Accumulated depreciation.....                    (7,931)     (7,589)     (7,846)
                                                     ----------  ----------  ----------
                                                     $    8,759  $   10,826  $   12,550
                                                     ==========  ==========  ==========

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ---------------------    MAY 31
                                         1994        1995        1995
                                       ---------  ----------  ----------
                                                (IN THOUSANDS)
Notes payable to a bank..............  $   3,858  $    5,067  $   --
                                       ---------  ----------  ----------
                                           3,858       5,067      --
Less -- Current maturities...........       (914)     (1,217)     --
                                       ---------  ----------  ----------
                                       $   2,944  $    3,850  $   --
                                       =========  ==========  ==========

  DUE TO PARENT

     During May 1996, the Company borrowed $5,365,000 from Coach USA at an annual interest rate of 10 percent in order to repay long-term obligations and for other financing activities. These borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The S Corporations in the affiliated group are not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. These companies' S Corporation status will terminate with the effective date of the Merger. These companies are subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31           FIVE MONTHS
                                       -------------------------------     ENDED MAY 31,
                                         1993       1994       1995            1996
                                       ---------  ---------  ---------     -------------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $      84  $     118  $     103         $  --
     State...........................         18         10         17            --
                                       ---------  ---------  ---------     -------------
                                             102        128        120            --
                                       ---------  ---------  ---------     -------------
Deferred --
     Federal.........................         25        (33)       172            --
     State...........................        132         33        131            --
                                       ---------  ---------  ---------     -------------
                                             157     --            303            --
                                       ---------  ---------  ---------     -------------
                                       $     259  $     128  $     423         $  --
                                       =========  =========  =========     =============

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                            DECEMBER 31
                                       ----------------------    MAY 31
                                          1994        1995        1996
                                       ----------  ----------  ----------
                                                 (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $    2,084  $    2,055  $    2,065
     Other...........................          95         124          56
                                       ----------  ----------  ----------
           Total deferred income tax
             liabilities.............       2,179       2,179       2,121
                                       ----------  ----------  ----------
Deferred income tax assets --
     Accrued expenses................        (605)       (318)       (153)
     General business credits........        (859)       (859)       (859)
     Other...........................         (54)        (38)       (145)
                                       ----------  ----------  ----------
           Gross deferred income tax
             assets..................      (1,518)     (1,215)     (1,157)
           Less valuation
             allowance...............         859         859         859
                                       ----------  ----------  ----------
           Net deferred income tax
             assets..................        (659)       (356)       (298)
                                       ----------  ----------  ----------
                                       $    1,520  $    1,823  $    1,823
                                       ==========  ==========  ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                         YEAR ENDED DECEMBER 31
                                     -------------------------------    MAY 31
                                       1993       1994       1995        1996
                                     ---------  ---------  ---------    -------
                                                   (IN THOUSANDS)
Tax at statutory rate............... $     273  $     165  $     579    $ (118)
     Add (deduct) --
           State income taxes.......        98         28         96         1
           Effect of S Corporation
             income.................      (108)       (39)      (252)      (82)
           Other, net...............        (4)       (26)        --       199
                                     ---------  ---------  ---------    -------
                                     $     259  $     128  $     423    $   --
                                     =========  =========  =========    =======

     For financial reporting purposes, the Company has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire at various periods from 1996 through 2000.

6.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company provides shuttle and charter operations for a university. The contract is renewable by mutual agreement of the parties every three years. The contract was renewed effective July 1, 1996. Revenues from the shuttle and charter operations totaled approximately $3,000,000, $3,400,000, $3,500,000, and $1,757,000 and for the years ended December 31, 1993, 1994 and 1995, and for the five months ended May 31, 1996, respectively.

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995 and five months ended May 31, 1996, was $830,000, $1,076,000, $856,000 and $376,000,
respectively. Included in these amounts are rent expenses for the five months ended May 31, 1996 of $142,500 for operating facilities owned by a stockholder. The term of the leases is through 2030 and provides for a 10% escalation in rent expense every five years. The Company is responsible for all real estate taxes, insurance and maintenance. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $      221
     1997............................         363
     1998............................         352
     1999............................         376
     2000............................         376
     Thereafter......................      15,142
                                       ----------
                                       $   16,830
                                       ==========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying combined financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

     The Company is the plaintiff in a lawsuit against a bus company, Academy Express, Inc., formerly known as Inner Circle Qonexions, Inc. ("Inner Circle") and the Township of East Brunswick, New Jersey. The Company has challenged the award to Inner Circle of a contract for access to certain bus terminals in that Township and the Township's right to restrict access to those terminals. The Company has had access to the terminals under a contract with the Township and has retained its access to the terminals and continues to carry passengers between the terminals and New York City while this litigation is pending. In its complaint, the Company has alleged that it will lose significant revenues if denied access to the terminals, although the Company acknowledges that access to the terminals should be open to all motorcoach operators with the proper authority. The suit was filed in United States District Court for the District of New Jersey in 1994 and proceedings in the case are continuing. Although the court initially ruled against the Company on its request for injunctive relief, the court ordered an evidentiary hearing to explore certain factual issues. The evidentiary hearing took place in late May and early June 1996. The Court is currently deciding whether to vacate its prior denial of injunctive relief. Based upon consultation with legal counsel, management is unable to form an opinion as to the ultimate outcome of this matter. If the Company does not prevail, management is uncertain whether it will be able to recoup a significant portion of its lost revenues.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $100,000 deductible. As such, any claim within the

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) first $100,000 per incident would be the financial obligation of the Company. The Company is contingently liable for a letter of credit of $110,000 issued in connection with the Company's insurance policies.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains various 401(k) plans which allow eligible employees to defer a portion of their income through contributions to the plans. Company contributions to the plans were $134,000, $126,000, $120,000 and $50,000 in
1993, 1994, 1995 and in the five months ended May 31, 1996, respectively.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. These agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------      MAY 31
                                         1994       1995          1996
                                       ---------  ---------      ------
                                                (IN THOUSANDS)
           Prepaid insurance.........  $     239  $     139      $--
           Deferred tax
           asset -- current..........        610        304        304
           Other.....................         70        134        138
                                       ---------  ---------      ------
                                       $     919  $     577      $ 442
                                       =========  =========      ======

  NOTES RECEIVABLE FROM STOCKHOLDERS

     The Company had receivables from certain stockholders totaling $655,000 and $652,000 at December 31, 1994 and 1995, respectively. The loans are unsecured, noninterest-bearing and payable on demand. These loans were repaid during 1996.

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------      MAY 31
                                         1994       1995          1996
                                       ---------  ---------      ------
                                                (IN THOUSANDS)
           Trade accounts payable....  $   1,203  $     922      $  725
           Accrued compensation and
           benefits..................        940        587         645
           Accrued insurance claims
           payable...................      1,069      1,314       1,153
           Other.....................      1,142      1,244       1,024
                                       ---------  ---------      ------
                                       $   4,354  $   4,067      $3,547
                                       =========  =========      ======

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner agreed to reductions in salary and benefits in connection with the Merger and has entered into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data presents compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Grosvenor Bus Lines, Inc.:

     We have audited the accompanying consolidated balance sheets of Grosvenor Bus Lines, Inc. (a California corporation), and subsidiaries as of October 31, 1994 and 1995, and May 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1995, and for the seven months ended May 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grosvenor Bus Lines, Inc., and subsidiaries as of October 31, 1994 and 1995, and May 31, 1996, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1995, and for the seven months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                             OCTOBER 31
                                       ----------------------     MAY 31
                                          1994        1995         1996
                                       ----------  ----------     -------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      261  $      401     $   706
     Accounts receivable, less
        allowance of $150............       2,055       2,367       1,654
     Notes receivable from
        stockholder..................         225         229         347
     Inventories.....................         422         474         458
     Investments -- restricted.......         506         759         765
     Prepaid expenses and other
        current assets...............       1,187       1,001       1,038
                                       ----------  ----------     -------
           Total current assets......       4,656       5,231       4,968
PROPERTY AND EQUIPMENT, net..........       8,282       7,668       7,531
OTHER ASSETS.........................         557         365         255
                                       ----------  ----------     -------
           Total assets..............  $   13,495  $   13,264     $12,754
                                       ==========  ==========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,140  $    1,358     $   983
     Accounts payable and accrued
        liabilities..................       2,355       2,260       1,913
     Note payable to stockholder.....         256          --          --
                                       ----------  ----------     -------
           Total current
           liabilities...............       3,751       3,618       2,896
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       4,504       3,281       1,297
DUE TO PARENT........................          --          --       2,709
DEFERRED INCOME TAXES................       1,132       1,183       1,187
                                       ----------  ----------     -------
           Total liabilities.........       9,387       8,082       8,089
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 6,000,000
        shares authorized, 4,358,879
        shares issued................       6,529       6,529       6,529
     Retained deficit................      (2,421)     (1,347)     (1,864)
                                       ----------  ----------     -------
           Total stockholders'
             equity..................       4,108       5,182       4,665
                                       ----------  ----------     -------
           Total liabilities and
             stockholders' equity....  $   13,495  $   13,264     $12,754
                                       ==========  ==========     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                       CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                            SEVEN MONTHS    SIX MONTHS     FIVE MONTHS
                                             YEAR ENDED OCTOBER 31             ENDED           ENDED          ENDED
                                       ----------------------------------     MAY 31,        JUNE 30,        MAY 31,
                                          1993        1994        1995          1996           1995           1996
                                       ----------  ----------  ----------   ------------    -----------    -----------
                                                                                            (UNAUDITED)    (UNAUDITED)
REVENUES.............................  $   22,122  $   24,487  $   29,235     $ 14,658        $12,811        $10,881
OPERATING EXPENSES...................      16,590      18,990      22,627       12,530         10,225          9,021
                                       ----------  ----------  ----------   ------------    -----------    -----------
           Gross profit..............       5,532       5,497       6,608        2,128          2,586          1,860
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       4,129       3,794       4,722        2,764          2,307          1,861
                                       ----------  ----------  ----------   ------------    -----------    -----------
           Operating income (loss)...       1,403       1,703       1,886         (636)           279             (1)
OTHER (INCOME) EXPENSE:
     Interest expense................         404         441         583          276            311            227
     Interest income.................         (43)        (39)        (24)         (22)            (9)           (17)
     Other, net......................        (133)        (79)       (129)         (79)        --             --
                                       ----------  ----------  ----------   ------------    -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES....       1,175       1,380       1,456         (811)           (23)          (211)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         503         456         382         (294)           (26)           (55)
                                       ----------  ----------  ----------   ------------    -----------    -----------
NET INCOME (LOSS)....................  $      672  $      924  $    1,074     $   (517)       $     3        $  (156)
                                       ==========  ==========  ==========   ============    ===========    ===========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $      672  $      924  $    1,074     $   (517)       $     3        $  (156)
     Pro forma compensation
        differential.................         107         119         373          277            178            176
     Less: Pro forma provision
        (benefit) for income taxes...          44         176         362          (25)            87             40
                                       ----------  ----------  ----------   ------------    -----------    -----------
PRO FORMA NET INCOME (LOSS)..........  $      735  $      867  $    1,085     $   (215)       $    94        $   (20)
                                       ==========  ==========  ==========   ============    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                           COMMON STOCK                          TOTAL
                                       ---------------------    RETAINED     STOCKHOLDERS'
                                          SHARES      AMOUNT    EARNINGS        EQUITY
                                       ------------   ------    ---------    -------------
BALANCE AT OCTOBER 31, 1992..........     4,358,879   $6,529     $ (4,017)      $ 2,512
     Net income......................       --          --            672           672
                                       ------------   ------    ---------    -------------
BALANCE AT OCTOBER 31, 1993..........     4,358,879    6,529       (3,345)        3,184
     Net income......................       --          --            924           924
                                       ------------   ------    ---------    -------------
BALANCE AT OCTOBER 31, 1994..........     4,358,879    6,529       (2,421)        4,108
     Net income......................       --          --          1,074         1,074
                                       ------------   ------    ---------    -------------
BALANCE AT OCTOBER 31, 1995..........     4,358,879    6,529       (1,347)        5,182
     Net loss........................       --          --           (517)         (517)
                                       ------------   ------    ---------    -------------
BALANCE AT MAY 31, 1996..............     4,358,879   $6,529     $  1,864       $ 4,665
                                       ============   ======    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                        SEVEN MONTHS    SIX MONTHS    FIVE MONTHS
                                            YEAR ENDED OCTOBER 31          ENDED          ENDED          ENDED
                                       -------------------------------     MAY 31        JUNE 30        MAY 31
                                         1993       1994       1995         1996           1995          1996
                                       ---------  ---------  ---------  ------------   ------------   -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     672  $     924  $   1,074    $   (517)      $      3       $  (156)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation...............        833        806        878         525            434           373
          Gain on sale of assets.....         (3)       (65)       (80)     --             --            --
          Deferred tax provision
            (benefit)................        362        346        295        (247)            (8)          230
          Changes in operating assets
            and liabilities --
            Accounts receivable,
               net...................       (401)      (486)      (312)        595         (1,003)            7
            Inventories..............        (28)       123        (52)         16            (68)            7
            Prepaid expenses and
               other current
               assets................         90       (421)       225         (43)           565          (159)
            Accounts payable and
               accrued liabilities...       (151)       480       (351)        (53)           682           (39)
            Other....................         64         19        (95)         67            (38)         (239)
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash provided by
                    operating
                    activities.......      1,438      1,726      1,582         343            567            24
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................       (377)    (1,617)      (355)       (388)          (198)         (363)
     Proceeds from sales of property
       and equipment.................     --             87        171      --             --            --
     Purchases of
       investments -- restricted.....     --         --           (253)     --               (254)
     Proceeds from sales of
       investments -- restricted.....     --             69     --          --             --            --
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash used in
                    investing
                    activities.......       (377)    (1,461)      (437)       (388)          (452)         (363)
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................     (1,310)    (1,131)    (3,812)     (3,059)        (2,978)       (2,487)
     Proceeds from issuance of
       long-term obligations.........        137        862      2,807         700          2,807           700
     Advances from parent............     --         --         --           2,709         --             2,709
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash provided by
                    (used in)
                    financing
                    activities.......     (1,173)      (269)    (1,005)        350           (171)          922
                                       ---------  ---------  ---------  ------------   ------------   -----------
NET INCREASE (DECREASE) IN CASH......       (112)        (4)       140         305            (56)          583
CASH AND CASH EQUIVALENTS, beginning
  of year............................        377        265        261         401            115           123
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $     265  $     261  $     401    $    706       $     59       $   706
                                       =========  =========  =========  ============   ============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $     379  $     413  $     524    $    296       $    296       $   283
     Cash paid for income taxes......        142        124         71          51             25            51

  The accompanying notes are an integral part of these consolidated financial statements.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Grosvenor Bus Lines, Inc., and subsidiaries (the Company), operating as Gray Line of San Francisco, provides motorcoach sight-seeing services in the San Francisco, California, Bay Area. The Company also provides charter and public transit services.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Grosvenor Bus Lines, Inc., all its subsidiaries, and certain transportation equipment owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 and the five months ended May 31, 1996 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods ended June 30, 1995 and May 31, 1996 are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     Included in investments at December 31, 1994 and 1995, and at May 31, 1996, are certificates of deposit of $506,000 and $759,000, and $756,000 which are used as collateral for letters of credit.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry and governmental entities. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                               ESTIMATED          DECEMBER 31
                                              USEFUL LIVES   ----------------------     MAY 31
                                                (YEARS)         1994        1995         1996
                                              ------------   ----------  ----------     -------
                                                                       (IN THOUSANDS)
Transportation equipment...................     5-12         $   10,003  $    9,940     $ 9,975
Other......................................     5-10              3,094       3,193       3,179
                                                             ----------  ----------     -------
                                                                 13,097      13,133      13,154
Less -- Accumulated depreciation...........                      (4,815)     (5,465)     (5,623)
                                                             ----------  ----------     -------
                                                             $    8,282  $    7,668     $ 7,531
                                                             ==========  ==========     =======

     Included in transportation equipment at October 31, 1994 and 1995, and May 31, 1996 are approximately $1,151,000, $1,180,000, and $1,032,000, respectively, of assets held under capital leases.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            OCTOBER 31
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     ------
                                               (IN THOUSANDS)
Obligations under capital leases of
  certain transportation equipment,
  and computer equipment, implicit
  interest rates ranging from 6% to
  10%, due in monthly installments of
  $61,372, maturing at various dates
  through 1998.......................      1,058        790      1,375
Note payable to a bank, interest at
  prime plus 1.8%, maturing April
  1996; secured by transportation
  equipment and personal guarantees
  of the stockholders................         --        300       --
Notes payable to an affiliate,
  interest at prime plus 1%, interest
  payable monthly, principal due
  October 2000.......................      1,552        300        300
Other................................      3,034      3,249        605
                                       ---------  ---------     ------
                                           5,644      4,639      2,280
Less -- Current maturities...........     (1,140)    (1,358)      (983)
                                       ---------  ---------     ------
                                       $   4,504  $   3,281     $1,297
                                       =========  =========     ======

     At May 31, 1996, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                        LONG-TERM      CAPITAL LEASE
                                          DEBT          OBLIGATIONS
                                        ---------      -------------
                                               (IN THOUSANDS)
  Year ending October 31 --
        1996.........................     $ 300           $   452
        1997.........................        --               720
        1998.........................        --               330
        1999.........................       605                88
        2000.........................        --                50
        Thereafter...................        --                25
                                        ---------      -------------
                                          $ 905             1,665
                                        =========
  Less -- Amounts representing
     interest........................                        (290)
                                                       -------------
                                                          $ 1,375
                                                       =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $905,000 at May 31, 1996.

  DUE TO PARENT

     During May 1996, the Company borrowed $2,709,000 from Coach USA in order to repay long-term obligations and for other financing activities. These borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NOTE PAYABLE TO STOCKHOLDER

     The Company had borrowings from a stockholder totaling $256,000 at October 31, 1994. The borrowings were unsecured, noninterest-bearing and payable upon demand.

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision for taxes on income consists of the following:

                                YEAR ENDED OCTOBER 31          SEVEN MONTHS
                           -------------------------------        ENDED
                             1993       1994       1995        MAY 31, 1996
                           ---------  ---------  ---------     ------------
                                   (IN THOUSANDS)
Current --
     Federal.............. $      20  $      13  $      15        $   --
     State................       121         97         72            --
                           ---------  ---------  ---------     ------------
                                 141        110         87            --
                           ---------  ---------  ---------     ------------
Deferred --
     Federal..............       368        338        291          (247)
     State................        (6)         8          4           (47)
                           ---------  ---------  ---------     ------------
                                 362        346        295          (294)
                           ---------  ---------  ---------     ------------
                           $     503  $     456  $     382        $ (294)
                           =========  =========  =========     ============

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                            OCTOBER 31
                                       --------------------    MAY 31,
                                         1994       1995        1996
                                       ---------  ---------    -------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $   1,132  $   1,183    $ 1,187
                                       ---------  ---------    -------
           Total deferred income tax
             liabilities.............      1,132      1,183      1,187
                                       ---------  ---------    -------
Deferred income tax assets --
     Accrued expenses................        (74)      (179)      (197)
     General business credits........        (51)       (45)       (45)
     Net operating losses............       (672)      (338)      (620)
     Other...........................       (109)       (94)       (92)
                                       ---------  ---------    -------
           Gross deferred income tax
             assets..................       (906)      (656)      (954)
           Less valuation
             allowance...............         51         45         45
                                       ---------  ---------    -------
           Net deferred income tax
             assets..................       (855)      (611)       909
                                       ---------  ---------    -------
                                       $     277  $     572    $   278
                                       =========  =========    =======

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                            YEAR ENDED OCTOBER 31         SEVEN MONTHS
                                       -------------------------------    ENDED MAY 31,
                                         1993       1994       1995           1996
                                       ---------  ---------  ---------    -------------
                                               (IN THOUSANDS)
Tax at statutory rate................  $     411  $     483  $     510       $  (284)
     Add (deduct) --
           State income taxes........         74         69         58           (47)
           Nondeductible expenses....         18         13         13            10
           Effect of nontaxable
             income from personal
             assets (transportation
             equipment) of
             stockholder.............         --       (109)      (199)           27
                                       ---------  ---------  ---------    -------------
                                       $     503  $     456  $     382       $  (294)
                                       =========  =========  =========    =============

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire in 2004. The Company also has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire at various periods from 1996 through 2002.

6.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company has entered into three long-term service contracts with governmental entities to provide transit and commuter service throughout northern California. The contracts expire at various dates through June 1998. Under the terms of the contracts, the Company recognized revenues of $8,735,000, $10,085,000 and $12,325,000, $7,320,880 for the years ended October 31, 1993,
1994 and 1995, and for seven months ended May 31, 1996, respectively.

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $1,150,000 issued in connection with the Company's long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from one to two percent paid on an annual basis and are secured by certificates of deposit and a guarantee by a stockholder.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended October 31, 1993, 1994 and 1995 and for the seven months ended May 31, 1996, was $862,000, $868,000 and $1,019,000,
$566,000, respectively. The following

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending October 31 --
     1996............................  $     337
     1997............................        686
     1998............................        616
     1999............................        565
     2000............................        531
     Thereafter......................        989
                                       ---------
                                       $   3,724
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company had a commercial motorcoach liability insurance policy that provided coverage by the insurance company, subject to a $100,000 deductible. As such, any claim within the first $100,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. Under the provisions of the plan, employees may contribute up to a maximum of four percent of employee compensation, and the Company matches 50 percent of amounts contributed by employees. Company contributions to the plan were $23,000, $26,000 and $27,000 and $18,000 in 1993, 1994, and 1995, and for the seven months ended May 31, 1996, respectively.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

                   GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                   (OPERATING AS GRAY LINE OF SAN FRANCISCO)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                            OCTOBER 31
                                       --------------------   MAY 31
                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Prepaid insurance....................  $     196  $     216  $  --
Deferred tax asset -- current........        476        515        668
Other................................        515        270        370
                                       ---------  ---------  ---------
                                       $   1,187  $   1,001  $   1,038
                                       =========  =========  =========

  NOTES RECEIVABLE FROM STOCKHOLDER

     The Company had receivables from certain stockholders totaling $225,000 and $229,000 and $290,000 at December 31, 1994 and 1995, and May 31, 1996,
respectively. The loans are unsecured, noninterest-bearing and payable on demand.

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                            OCTOBER 31
                                       --------------------   MAY 31
                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Trade accounts payable...............  $   1,175  $     828  $     705
Accrued compensation and benefits....        680        769        518
Accrued insurance claims payable.....        136        170        170
Other................................        364        493        520
                                       ---------  ---------  ---------
                                       $   2,355  $   2,260  $   1,913
                                       =========  =========  =========

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on November 1, 1992.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner agreed to reductions in salary and benefits in connection with the Merger and entered into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Leisure Time Tours:

     We have audited the accompanying balance sheets of Leisure Time Tours (a New Jersey corporation) as of December 31, 1994 and 1995 and May 31, 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and for the five months ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leisure Time Tours as of December 31, 1994 and 1995 and May 31, 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                               LEISURE TIME TOURS
                                 BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------      MAY 31
                                          1994        1995          1996
                                       ----------  ----------    -----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,222  $    1,315      $   368
     Accounts receivable, less
        allowance of $62, $37 and
        $37..........................         462         579          652
     Inventories.....................         237         234          234
     Investments, including
        restricted of $300 and
        $300.........................         606         885          544
     Prepaid expenses and other
        current assets...............         973       1,055          877
                                       ----------  ----------    -----------
           Total current assets......       4,500       4,068        2,675
PROPERTY AND EQUIPMENT, net..........      11,182      13,479       14,451
OTHER ASSETS.........................          42          90           54
                                       ----------  ----------    -----------
           Total assets..............  $   15,724  $   17,637      $17,180
                                       ==========  ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,009  $    1,334      $    40
     Accounts payable and accrued
        liabilities..................       5,095       5,271        6,103
                                       ----------  ----------    -----------
           Total current
           liabilities...............       6,104       6,605        6,143
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       2,289       2,999           42
DUE TO PARENT........................      --          --            8,637
DEFERRED INCOME TAXES................         554         558          570
                                       ----------  ----------    -----------
           Total liabilities.........       8,947      10,162       15,392
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 par, 100
        shares authorized, 16 2/3
        shares issued................           2           2            2
     Retained earnings...............       6,775       7,473        1,786
                                       ----------  ----------    -----------
           Total stockholders'
             equity..................       6,777       7,475        1,788
                                       ----------  ----------    -----------
           Total liabilities and
             stockholders' equity....  $   15,724  $   17,637      $17,180
                                       ==========  ==========    ===========

   The accompanying notes are an integral part of these financial statements.

                               LEISURE TIME TOURS
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                           SIX MONTHS    FIVE MONTHS
                                             YEAR ENDED DECEMBER 31           ENDED         ENDED
                                       ----------------------------------    JUNE 30       MAY 31
                                          1993        1994        1995        1995          1996
                                       ----------  ----------  ----------  -----------   -----------
                                                                           (UNAUDITED)
REVENUES.............................  $   17,534  $   17,694  $   18,992    $ 8,949       $ 8,220
OPERATING EXPENSES...................      15,497      14,139      14,577      7,191         6,419
                                       ----------  ----------  ----------  -----------   -----------
           Gross profit..............       2,037       3,555       4,415      1,758         1,801
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,128       1,934       1,895        893           828
                                       ----------  ----------  ----------  -----------   -----------
           Operating income (loss)...         (91)      1,621       2,520        865           973
OTHER (INCOME) EXPENSE:
     Interest expense................         380         317         339        154           208
     Interest income.................         (41)        (71)       (104)       (40)          (26)
     Other, net......................         (26)        (62)       (103)    --            --
                                       ----------  ----------  ----------  -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES....        (404)      1,437       2,388        751           791
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         (32)        139         225         71            66
                                       ----------  ----------  ----------  -----------   -----------
NET INCOME (LOSS)....................  $     (372) $    1,298  $    2,163    $   680       $   725
                                       ==========  ==========  ==========  ===========   ===========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $     (372) $    1,298  $    2,163    $   680       $   725
     Pro forma compensation
        differential.................         203         211         309        100            60
     Less: Pro forma provision
        (benefit) for income taxes...         (42)        546         895        295           291
                                       ----------  ----------  ----------  -----------   -----------
PRO FORMA NET INCOME (LOSS)..........  $     (127) $      963  $    1,577    $   485       $   494
                                       ==========  ==========  ==========  ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                               LEISURE TIME TOURS
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK                       TOTAL
                                        ----------------    RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS        EQUITY
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1992.........   16 2/3     $  2      $  6,270       $ 6,272
     Dividends paid..................    --        --            (246)         (246)
     Net loss........................    --        --            (372)         (372)
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........   16 2/3        2         5,652         5,654
     Dividends paid..................    --        --            (175)         (175)
     Net income......................    --        --           1,298         1,298
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........   16 2/3        2         6,775         6,777
     Dividends paid..................    --        --          (1,465)       (1,465)
     Net income......................    --        --           2,163         2,163
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........   16 2/3        2         7,473         7,475
                                        ------    ------    ---------    -------------
     Dividends paid..................    --        --          (4,391)       (4,391)
     Distribution to stockholders....    --        --          (2,021)       (2,021)
     Net income......................    --        --             725           725
                                        ------    ------    ---------    -------------
BALANCE AT MAY 31, 1996..............   16 2/3     $  2      $  1,786       $ 1,788
                                        ======    ======    =========    =============

   The accompanying notes are an integral part of these financial statements.

                               LEISURE TIME TOURS
                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                          SIX MONTHS    FIVE MONTHS
                                            YEAR ENDED DECEMBER 31           ENDED         ENDED
                                       ---------------------------------    JUNE 30       MAY 31
                                          1993       1994        1995        1995          1996
                                       ----------  ---------  ----------  -----------   -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     (372) $   1,298  $    2,163    $   680       $   725
     Adjustments to reconcile net
        income (loss) to net cash
        provided by operating
        activities --
           Depreciation..............       1,451      1,164       1,053        492           377
           (Gain) loss on sale of
             assets..................          60        (62)         44         46        --
           Net gain on sale of
             investments.............         (33)       (17)       (153)       (54)          (61)
           Deferred tax provision
             (benefit)...............         (49)       (56)         60        (17)          (67)
           Changes in operating
             assets and
             liabilities --
             Accounts receivable,
                net..................         186       (171)       (117)       (38)          (73)
             Inventories.............          61         99           3          9        --
             Investments.............        (124)      (132)       (126)      (234)       --
             Prepaid expenses and
                other current
                assets...............         (35)      (146)       (156)      (111)          178
             Accounts payable and
                accrued liabilities..         376        643         194        147           832
             Other...................         (12)        74         (48)       (14)           15
                                       ----------  ---------  ----------  -----------   -----------
                   Net cash provided
                      by operating
                      activities.....       1,509      2,694       2,917        906         1,926
                                       ----------  ---------  ----------  -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
        equipment....................        (911)       (94)     (5,625)    (2,264)       (1,810)
     Proceeds from sales of property
        and equipment................         170         99       2,231      1,033           492
                                       ----------  ---------  ----------  -----------   -----------
                   Net cash provided
                      by (used in)
                      investing
                      activities.....        (741)         5      (3,394)    (1,231)       (1,318)
                                       ----------  ---------  ----------  -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................      (1,759)      (990)     (1,065)      (275)       (9,378)
     Proceeds from issuance of
        long-term obligations........         422        500       2,100        744         3,371
     Advances from parent............      --         --          --         --             8,843
     Dividends paid..................        (246)      (175)     (1,465)    (1,240)       (4,391)
                                       ----------  ---------  ----------  -----------   -----------
                   Net cash provided
                      by (used in)
                      financing
                      activities.....      (1,583)      (665)       (430)      (771)       (1,555)
                                       ----------  ---------  ----------  -----------   -----------
NET INCREASE (DECREASE) IN CASH......        (815)     2,034        (907)    (1,096)         (947)
CASH AND CASH EQUIVALENTS, beginning
  of year............................       1,003        188       2,222      2,222         1,315
                                       ----------  ---------  ----------  -----------   -----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $      188  $   2,222  $    1,315    $ 1,126       $   368
                                       ==========  =========  ==========  ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      372  $     310  $      318    $   136       $   192
     Cash paid for income taxes......         100          1         364        193            89

   The accompanying notes are an integral part of these financial statements.

                               LEISURE TIME TOURS
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Leisure Time Tours (the Company) provides motorcoach transportation services through regularly scheduled excursion, charter and group tour services primarily in the states of New Jersey, New York and Pennsylvania.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

     In connection with the Merger, the Company dividended certain assets to the stockholders consisting of land, buildings and automobiles with a total carrying value of approximately $2,021,000. In addition, the Company made a cash distribution of $3,218,000 prior to the Merger which represents the Company's estimated S Corporation accumulated adjustment account.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim period ended May 31, 1996 are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1994 and 1995, and May 31, 1996, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at December 31, 1994 and 1995 and May 31, 1996 consist of marketable equity securities and certificates of deposit. The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized losses on trading securities totaling $30,000, $600, $78,000 and $58,000 are included in net income for the years ended December 31, 1993, 1994 and 1995 and the five months ended May 31, 1996, respectively.

                               LEISURE TIME TOURS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in investments at December 31, 1994 and 1995 and May 31, 1996, are cash deposits of $300,000 which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED          DECEMBER 31
                                      USEFUL LIVES   ----------------------    MAY 31
                                        (YEARS)         1994        1995        1996
                                     --------------  ----------  ----------  ----------
                                                               (IN THOUSANDS)
Transportation equipment.............       12       $   18,672  $   19,107  $   21,389
Other................................      3-25           3,214       3,221         411
                                                     ----------  ----------  ----------
                                                         21,886      22,328      21,800
Less -- Accumulated depreciation.....                   (10,704)     (8,849)     (7,349)
                                                     ----------  ----------  ----------
                                                     $   11,182  $   13,479  $   14,451
                                                     ==========  ==========  ==========

                               LEISURE TIME TOURS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ----------------------    MAY 31
                                          1994        1995        1996
                                       ----------  ----------    -------
                                                (IN THOUSANDS)
Notes payable to a bank..............  $    3,178  $    4,251     $--
Other................................         120          82        82
                                       ----------  ----------    -------
                                            3,298       4,333        82
Less -- Current maturities...........      (1,009)     (1,334)      (40)
                                       ----------  ----------    -------
                                       $    2,289  $    2,999     $  42
                                       ==========  ==========    =======

     At May 31, 1996, future principal payments of long-term obligations are as follows (in thousands):

Year ending December 31 --
        1996.........................  $      40
        1997.........................         42
        Thereafter...................     --
                                       ---------
                                       $      82
                                       =========

     Management estimates that the fair value of its debt obligations approximates the historical value of $82,000 at May 31, 1996.

  DUE TO PARENT

     During May 1996, the Company borrowed $8,843,000 from Coach USA at an annual interest rate of 10 percent in order to repay long-term obligations and for other financing activities. These borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status terminated with the effective date of the Merger. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                                                          FIVE MONTHS
                                           YEAR ENDED DECEMBER 31            ENDED
                                       -------------------------------      MAY 31
                                         1993       1994       1995          1996
                                       ---------  ---------  ---------    -----------
                                               (IN THOUSANDS)
State --
     Current.........................  $      17  $     195  $     165       $ 133
     Deferred........................        (49)       (56)        60         (67)
                                       ---------  ---------  ---------    -----------
                                       $     (32) $     139  $     225       $  66
                                       =========  =========  =========    ===========

                               LEISURE TIME TOURS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------    MAY 31
                                         1994       1995        1996
                                       ---------  ---------    -------
                                               (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     554  $     558    $  570
     Other...........................         24          6        65
                                       ---------  ---------    -------
           Total deferred income tax
             liabilities.............        578        564       635
                                       ---------  ---------    -------
Deferred income tax assets --
     Accrued expenses................       (331)      (257)     (398 )
     Other...........................         (6)        (6)       (3 )
                                       ---------  ---------    -------
           Total deferred income tax
             assets..................       (337)      (263)     (401 )
                                       ---------  ---------    -------
                                       $     241  $     301    $  234
                                       =========  =========    =======

6.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases facilities and equipment under cancelable and noncancelable lease agreements. Rental expense for the years ended December 31, 1993, 1994 and 1995 and for the five months ended May 31, 1996 was $71,000, $79,000, $60,000 and $13,000, respectively. Concurrent with the Merger, the Company entered into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term. The term of the leases is May 1996 through May 2001 and provides for a 5 percent escalation in rent expense each year. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
        1996............................  $      55
        1997............................         91
        1998............................         92
        1999............................         89
        2000............................         93
        Thereafter......................         32
                                          ---------
                                          $     452
                                          =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these

                               LEISURE TIME TOURS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company subject to a $50,000 deductible (prior to April 1, 1995, the deductible was $100,000). As such, any claim within the first $50,000 per incident would be the financial obligation of the Company. The Company is contingently liable for a letter of credit of $300,000 issued in connection with the Company's insurance policies.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. Under the provisions of the plan, employees may contribute up to a maximum of four percent of employee compensation, and the Company matches 50 percent of amounts contributed by employees. Company contributions to the plan were $13,000, $14,000 and $20,000 and $7,000 in 1993, 1994 and 1995, and five months ended May
31, 1996, respectively.

  COLLECTIVE BARGAINING AGREEMENT

     The Company is a party to a collective bargaining agreement with certain of its employees. The agreement requires the Company to pay specified wages and provide certain benefits to its union employees. This agreement will expire in 1999.

  RELATED-PARTY TRANSACTIONS

     The Company had net amounts due to affiliated companies of $27,000, $30,000 and $7,000, at December 31, 1994 and 1995, and May 31, 1996, respectively, attributed primarily to services for purchased transportation and motorcoach maintenance. These amounts are included in trade accounts payable.

  ENVIRONMENTAL CONCERNS

     Certain groundwater contamination has occurred at the Company's facility in Mahwah, New Jersey as a result of leakage from an underground storage tank. As a result of discussions with the State of New Jersey Department of Environmental Protection (the Department), in December 1989, the Company submitted a Ground Water Quality Assessment Program (GWQAP) work plan to the Department which outlined a two-phase approach for the site assessment. Phase I and Phase II reports were submitted to the Department in August 1990 and November 1990, respectively. In August 1991, a Phase III report was submitted to the Department, which detailed the Company's final stage of the assessment program. In July 1992, the Company entered into a memorandum of agreement with the Department as an alternative to the GWQAP under which the Company will sample and monitor the groundwater contamination under the Department's oversight. A sampling and monitoring schedule was submitted to the Department in September 1992 and was approved by the state of New Jersey in November 1994. The Company has undertaken several remedial measures to improve groundwater quality at its facility. The most recent groundwater sampling reports indicate that sampling has been performed in accordance with the Department's Field Sampling Manual and that the remedial measures taken by the Company have made an improvement in groundwater quality at the site. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on the financial

                               LEISURE TIME TOURS
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) position or results of operations of the Company. In addition, at the Company's facility in Mahwah, the Company has discharged bus wash and toilet waste into the groundwater. The Department has indicated that if the Company continues to discharge this bus wash and toilet waste into the groundwater, the Department would require the Company to connect to the public sanitary sewer system. The Company has ceased discharging bus wash and bus toilet waste into the groundwater. Currently, the Company periodically hauls this waste off-site for disposal. After consulting with an environmental engineer, the Company accrued approximately $220,000 which is included in accounts payable and accrued liabilities at December 31, 1994 and 1995 for the anticipated cost of connecting to the sewer system.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------    MAY 31
                                         1994       1995        1996
                                       ---------  ---------    -------
                                               (IN THOUSANDS)
Prepaid insurance....................  $     444  $     703     $ 454
Deferred tax asset -- current........        337        263       263
Other................................        192         89       160
                                       ---------  ---------    -------
                                       $     973  $   1,055     $ 877
                                       =========  =========    =======

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------    MAY 31
                                         1994       1995        1996
                                       ---------  ---------    -------
                                               (IN THOUSANDS)
Trade accounts payable...............  $     997  $     887    $ 1,595
Accrued compensation and benefits....        273        268        260
Accrued insurance claims payable.....      3,159      3,624      3,773
Other................................        666        492        475
                                       ---------  ---------    -------
                                       $   5,095  $   5,271    $ 6,103
                                       =========  =========    =======

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner agreed to reductions in salary and benefits in connection with the Merger and entered into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Community Bus Lines, Inc.:

     We have audited the accompanying combined balance sheets of Community Bus Lines, Inc. (a New Jersey corporation), and related companies as of December 31, 1994 and 1995, and May 31, 1996, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and for the five months ended May 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Community Bus Lines, Inc., and related companies, as of December 31, 1994 and 1995, and May 31, 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, and for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------      MAY 31
                                         1994       1995          1996
                                       ---------  ---------    -----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     269  $     209      $   278
     Accounts receivable, less
        allowance of $10.............        183        183          208
     Inventories.....................        257        307          289
     Investments, including
        restricted of $528, $580
        and $0.......................      1,059      1,046       --
     Prepaid expenses and other
        current assets...............        766      1,022          443
                                       ---------  ---------    -----------
           Total current assets......      2,534      2,767        1,218
PROPERTY AND EQUIPMENT, net..........      2,590      3,241        3,488
OTHER ASSETS.........................        182        137          160
                                       ---------  ---------    -----------
           Total assets..............  $   5,306  $   6,145      $ 4,866
                                       =========  =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $     315  $     497      $--
     Accounts payable and accrued
        liabilities..................      2,485      2,953        2,524
     Notes payable to stockholder....        132        171       --
                                       ---------  ---------    -----------
           Total current
           liabilities...............      2,932      3,621        2,524
LONG-TERM OBLIGATIONS, net of current
     maturities......................        784      1,191       --
DUE TO PARENT........................     --         --            2,014
                                       ---------  ---------    -----------
           Total liabilities.........      3,716      4,812        4,538
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 7,500
        shares authorized, 3,600
        shares issued................         75         75           75
     Additional paid-in capital......        102        102          102
     Retained earnings...............      1,837      1,580          575
     Treasury stock, at cost.........       (424)      (424)        (424)
                                       ---------  ---------    -----------
           Total stockholders'
             equity..................      1,590      1,333          328
                                       ---------  ---------    -----------
           Total liabilities and
             stockholders' equity....  $   5,306  $   6,145      $ 4,866
                                       =========  =========    ===========

    The accompanying notes are an integral part of these combined financial statements.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                         COMBINED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                           SIX MONTHS   FIVE MONTHS
                                             YEAR ENDED DECEMBER 31          ENDED         ENDED
                                       ----------------------------------   JUNE 30,      MAY 31,
                                          1993        1994        1995        1995         1996
                                       ----------  ----------  ----------  ----------   -----------
                                                                           (UNAUDITED)
REVENUES.............................  $   13,179  $   14,106  $   13,807    $6,598       $ 5,466
OPERATING EXPENSES...................      11,057      12,228      11,680     5,644         4,687
                                       ----------  ----------  ----------  ----------   -----------
           Gross profit..............       2,122       1,878       2,127       954           779
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,760       1,999       2,193     1,063           668
                                       ----------  ----------  ----------  ----------   -----------
           Operating income (loss)...         362        (121)        (66)     (109)          111
OTHER (INCOME) EXPENSE:
     Interest expense................         264         228         262       143            83
     Interest income.................         (34)        (38)        (49)      (12)          (13)
     Other, net......................          28          49         (40)    --           --
                                       ----------  ----------  ----------  ----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES....         104        (360)       (239)     (240)           41
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................           1         (98)       (177)      (89)           17
                                       ----------  ----------  ----------  ----------   -----------
NET INCOME (LOSS)....................  $      103  $     (262) $      (62)   $ (151)      $    24
                                       ==========  ==========  ==========  ==========   ===========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $      103  $     (262) $      (62)   $ (151)      $    24
Pro forma compensation differential..         818       1,015       1,449       585           143
     Less: Pro forma provision for
        income taxes.................         383         338         669       225            60
                                       ----------  ----------  ----------  ----------   -----------
PRO FORMA NET INCOME.................  $      538  $      415  $      718    $  209       $   107
                                       ==========  ==========  ==========  ==========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                        COMMON STOCK     ADDITIONAL                             TOTAL
                                       ---------------    PAID-IN     TREASURY   RETAINED   STOCKHOLDERS'
                                       SHARES   AMOUNT    CAPITAL      STOCK     EARNINGS      EQUITY
                                       ------   ------   ----------   --------   --------   -------------
BALANCE AT DECEMBER 31, 1992.........   3,600    $ 75      $  102      $ (424)    $2,101       $ 1,854
     Net income......................    --      --         --          --           103           103
                                       ------   ------   ----------   --------   --------   -------------
BALANCE AT DECEMBER 31, 1993.........   3,600      75         102        (424)     2,204         1,957
     Dividends paid..................    --      --         --          --          (105)         (105)
     Net loss........................    --      --         --          --          (262)         (262)
                                       ------   ------   ----------   --------   --------   -------------
BALANCE AT DECEMBER 31, 1994.........   3,600      75         102        (424)     1,837         1,590
     Dividends paid..................    --      --         --          --          (195)         (195)
     Net loss........................    --      --         --          --           (62)          (62)
                                       ------   ------   ----------   --------   --------   -------------
BALANCE AT DECEMBER 31, 1995.........   3,600      75         102        (424)     1,580         1,333
                                       ------   ------   ----------   --------   --------   -------------
     Dividends paid..................    --      --         --          --          (655)         (655)
     Distributions to stockholders...    --      --         --          --          (374)         (374)
     Net income......................    --      --         --          --            24            24
                                       ------   ------   ----------   --------   --------   -------------
BALANCE AT MAY 31, 1996..............   3,600    $ 75      $  102      $ (424)    $  575       $   328
                                       ======   ======   ==========   ========   ========   =============

    The accompanying notes are an integral part of these combined financial statements.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                           SIX MONTHS     FIVE MONTHS
                                                            YEAR ENDED DECEMBER 31           ENDED           ENDED
                                                        -------------------------------     JUNE 30         MAY 31
                                                          1993       1994       1995          1995           1996
                                                        ---------  ---------  ---------   ------------    -----------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)................................  $     103  $    (262) $     (62)     $ (151)        $    24
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities --
          Depreciation................................        365        349        350         171             143
          (Gain) loss on sale of assets...............         --         15         (4)         (4)            (65)
          Deferred tax provision (benefit)............         (3)      (114)      (204)        (92)              9
          Changes in operating assets and
            liabilities --
            Accounts receivable, net..................        (36)       (25)        --        (137)            (25)
            Inventories...............................        (41)       (48)       (50)        (16)             18
            Investments...............................     --            132         65      --                 466
            Prepaid expenses and other current
               assets.................................       (693)       404        (48)        361             236
            Accounts payable and accrued
               liabilities............................         68        410        507          60            (429)
            Other.....................................        158         74         41           8            (265)
                                                        ---------  ---------  ---------   ------------    -----------
                 Net cash provided by (used in)
                    operating activities..............        (79)       935        595         200             112
                                                        ---------  ---------  ---------   ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment..............         --       (436)    (1,001)       (994)           (571)
     Proceeds from sales of property and equipment....         --         10          4           4             277
     Purchases of investments -- restricted...........         --        (19)       (52)        (46)            580
                                                        ---------  ---------  ---------   ------------    -----------
                 Net cash provided by (used in)
                    investing activities..............         --       (445)    (1,049)     (1,036)            286
                                                        ---------  ---------  ---------   ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term obligations......       (910)      (804)      (459)        (93)         (2,424)
     Proceeds from issuance of long-term
       obligations....................................        700        558      1,048       1,048             736
     Advances from Parent.............................     --         --             --      --               2,014
     Dividends paid...................................         --       (105)      (195)       (195)           (655)
                                                        ---------  ---------  ---------   ------------    -----------
                 Net cash provided by (used in)
                    financing activities..............       (210)      (351)       394         760            (329)
                                                        ---------  ---------  ---------   ------------    -----------
NET INCREASE (DECREASE) IN CASH.......................       (289)       139        (60)        (76)             69
CASH AND CASH EQUIVALENTS, beginning of year..........        419        130        269         269             209
                                                        ---------  ---------  ---------   ------------    -----------
CASH AND CASH EQUIVALENTS, end of
  year................................................  $     130  $     269  $     209      $  193         $   278
                                                        =========  =========  =========   ============    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest...........................  $     248  $     212  $     294      $  152         $    81
     Cash paid for income taxes.......................         30         31         14          14          --

    The accompanying notes are an integral part of these combined financial statements.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Community Bus Lines, Inc., and its six affiliated companies (collectively, the Company) operate city transit services, provide local commuter service and provide motorcoach charter and group tour services. The Company operates primarily in the New York/New Jersey metropolitan area.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

     In connection with the Merger, the Company dividended certain assets to the stockholders consisting of cash surrender value of life insurance policies and automobiles with a total carrying value of $374,000, and also distributed approximately $655,000 of investments.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Community Bus Lines, Inc., and certain affiliated companies which are under common control and management of six related stockholders. All significant intercompany transactions and balances have been eliminated.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods ended June 30, 1995 and May 31, 1996, are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1994 and 1995, and May 31, 1996, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at December 31, 1994 and 1995 consist of debt securities, marketable equity securities and certificates of deposit.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized gains/(losses) on trading securities totaling $(11,000), $(18,000) and $25,000 are included in net income for the years ended December 31, 1993, 1994 and 1995, and for the five months ended May 31, 1996, respectively. The realized gain associated with liquidation of the investment account during the five months ended May 31, 1996, is $5,000.

     Included in investments at December 31, 1994 and 1995, are money market funds and certificates of deposit of $528,000 and $580,000, respectively, which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  TREASURY STOCK

     Treasury stock represents shares of the Company's common stock acquired from a related party and are carried at cost.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from governmental entities and various tour operators in the travel service industry. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     One of the affiliated companies is a C Corporation and the remaining companies are S Corporations for federal income tax purposes. Federal income taxes for the C Corporation are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED         DECEMBER 31
                                     USEFUL LIVES   ----------------------    MAY 31
                                        (YEARS)        1994        1995        1996
                                     -------------  ----------  ----------  ----------
                                                              (IN THOUSANDS)
Transportation equipment.............      12       $    4,300  $    4,926  $    5,198
Other................................     3-10           1,471       1,509       1,472
                                                    ----------  ----------  ----------
                                                         5,771       6,435       6,670
Less -- Accumulated depreciation.....                   (3,181)     (3,194)     (3,182)
                                                    ----------  ----------  ----------
                                                    $    2,590  $    3,241  $    3,488
                                                    ==========  ==========  ==========

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                           DECEMBER 31
                                       --------------------   MAY 31
                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Notes payable to banks...............  $   1,001  $   1,580  $  --
Other................................         98        108     --
                                       ---------  ---------  ---------
                                           1,099      1,688     --
Less -- Current maturities...........       (315)      (497)    --
                                       ---------  ---------  ---------
                                       $     784  $   1,191  $  --
                                       =========  =========  =========

  DUE TO PARENT

     During May 1996, the Company borrowed $2,014,000 from Coach USA at an annual interest rate of 10 percent in order to repay long-term obligations and for other financing activities. These borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

  NOTES PAYABLE TO STOCKHOLDER

     The Company had borrowings from a stockholder totaling $132,000 and $171,000 at December 31, 1994 and 1995, respectively. The borrowings were paid off during the five months ended May 31, 1996.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The S Corporations in the affiliated group are not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. These companies' S Corporation status terminated with the effective date of the Merger. These companies are subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31          FIVE MONTHS
                                       -------------------------------        ENDED
                                         1993       1994       1995        MAY 31, 1996
                                       ---------  ---------  ---------     ------------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $      --  $       5  $       1        $    7
     State...........................          4         11         26             1
                                       ---------  ---------  ---------     ------------
                                               4         16         27             8
                                       ---------  ---------  ---------     ------------
Deferred --
     Federal.........................         (8)       (51)      (172)          (27)
     State...........................          5        (63)       (32)           36
                                       ---------  ---------  ---------     ------------
                                              (3)      (114)      (204)            9
                                       ---------  ---------  ---------     ------------
                                       $       1  $     (98) $    (177)       $   17
                                       =========  =========  =========     ============

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------     MAY 31,
                                         1994       1995         1996
                                       ---------  ---------     -------
                                                (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     101  $     130     $   45
     Other...........................         25         33       --
                                       ---------  ---------     -------
           Total deferred income tax
             liabilities.............        126        163         45
                                       ---------  ---------     -------
Deferred income tax assets --
     Accrued expenses................       (305)      (546)      (394 )
     Other...........................         (3)        (3)      --
                                       ---------  ---------     -------
           Total deferred income tax
             assets..................       (308)      (549)      (394 )
                                       ---------  ---------     -------
                                       $    (182) $    (386)    $ (349 )
                                       =========  =========     =======

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                           YEAR ENDED DECEMBER 31          FIVE MONTHS
                                       -------------------------------        ENDED
                                         1993       1994       1995        MAY 31, 1996
                                       ---------  ---------  ---------     ------------
                                                        (IN THOUSANDS)
Tax at statutory rate................  $      36  $    (126) $     (84)       $   14
     Add (deduct) --
           State income taxes........          6        (34)        (3)            5
           Effect of S Corporation
             income..................        (46)        59       (146)          (22)
           Other, net................          5          3         56            20
                                       ---------  ---------  ---------     ------------
                                       $       1  $     (98) $    (177)       $   17
                                       =========  =========  =========     ============

6.  COMMITMENTS AND CONTINGENCIES:

    LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, and for the five months ended May 31, 1996 was approximately $190,000, $297,000, $357,000, and $109,000, respectively. Included in these amounts are rent expenses paid to affiliated companies of $97,000, $233,000, $300,000 and $99,000 for the years ended December 31, 1993, 1994 and 1995, and for the five months ended May 31, 1996 respectively. Concurrent with the Merger, the Company entered into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term. The terms of the leases are May 1996 through May 2001 and May 1996 through May 2009 and provide for a 5 percent escalation in rent expense each year. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $     136
     1997............................        240
     1998............................        241
     1999............................        253
     2000............................        266
     Thereafter......................        443
                                       ---------
                                       $   1,579
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying combined financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $100,000 deductible. As such, any claim within the first $100,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     ------
                                               (IN THOUSANDS)

Prepaid insurance....................  $     191  $     226     $  110
Deferred tax asset -- current........         89        297        297
Cash surrender value of life
insurance............................        462        479       --
Other................................         24         20         36
                                       ---------  ---------     ------
                                       $     766  $   1,022     $  443
                                       =========  =========     ======

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     ------
                                               (IN THOUSANDS)

Trade accounts payable...............  $     306  $     263     $  162
Accrued compensation and benefits....        143        634        117
Accrued insurance claims payable.....      1,755      1,810      1,634
Other................................        281        246        611
                                       ---------  ---------     ------
                                       $   2,485  $   2,953     $2,524
                                       =========  =========     ======

                COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner agreed to reductions in salary and benefits in connection with the Merger and entered into five-year employment agreements which provide for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if all of the affiliated companies had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cape Transit Corp.:

     We have audited the accompanying balance sheets of Cape Transit Corp. (a New Jersey corporation) as of December 31, 1994 and 1995, and May 31, 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and for the five months ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Transit Corp. as of December 31, 1994 and 1995, and May 31, 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                                 BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------    MAY 31
                                         1994       1995        1996
                                       ---------  ---------    -------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     129  $      20    $    56
     Accounts receivable, less
        allowance of $14, $16 and
        $16..........................         77        141        228
     Inventories.....................        367        326        326
     Prepaid expenses and other
        current assets...............         97         27         27
                                       ---------  ---------    -------
           Total current assets......        670        514        637
PROPERTY AND EQUIPMENT, net..........      8,521      8,294     11,101
OTHER ASSETS.........................         46         36         14
                                       ---------  ---------    -------
           Total assets..............  $   9,237  $   8,844    $11,752
                                       =========  =========    =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $   1,648  $   1,708    $   431
     Accounts payable and accrued
        liabilities..................      1,397      1,223      1,363
     Notes payable to stockholders...        315        315      --
                                       ---------  ---------    -------
           Total current
             liabilities.............      3,360      3,246      1,794
LONG-TERM OBLIGATIONS, net of current
  maturities.........................      5,653      4,675        892
DUE TO PARENT........................     --         --          8,174
DEFERRED INCOME TAXES................        120        142        145
                                       ---------  ---------    -------
           Total liabilities.........      9,133      8,063     11,005
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 2,500
        shares authorized, 300 shares
        issued.......................         16         16         16
     Retained earnings...............         88        765        731
                                       ---------  ---------    -------
           Total stockholders'
             equity..................        104        781        747
                                       ---------  ---------    -------
           Total liabilities and
             stockholders' equity....  $   9,237  $   8,844    $11,752
                                       =========  =========    =======

   The accompanying notes are an integral part of these financial statements.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                           SIX MONTHS    FIVE MONTHS
                                            YEAR ENDED DECEMBER 31           ENDED          ENDED
                                       ---------------------------------    JUNE 30        MAY 31
                                         1993        1994        1995         1995          1996
                                       ---------  ----------  ----------  ------------   -----------
                                                                          (UNAUDITED)
REVENUES.............................  $   8,494  $   10,001  $   11,053     $5,239        $ 4,392
OPERATING EXPENSES...................      6,665       8,457       8,241      4,126          3,592
                                       ---------  ----------  ----------  ------------   -----------
           Gross profit..............      1,829       1,544       2,812      1,113            800
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        840         968       1,089        517            516
                                       ---------  ----------  ----------  ------------   -----------
           Operating income..........        989         576       1,723        596            284
OTHER (INCOME) EXPENSE:
     Interest expense................        640         683         787        385            309
     Other, net......................        (14)        (42)        141         (3)        --
                                       ---------  ----------  ----------  ------------   -----------
INCOME (LOSS) BEFORE INCOME TAXES....        363         (65)        795        214            (25)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         35          (7)         76         20             (2)
                                       ---------  ----------  ----------  ------------   -----------
NET INCOME (LOSS)....................  $     328  $      (58) $      719     $  194        $   (23)
                                       =========  ==========  ==========  ============   ===========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $     328  $      (58) $      719     $  194        $   (23)
     Pro forma compensation
        differential.................         79          86         142         71             17
     Less: Pro forma provision
        (benefit) for income taxes...        152          16         324        103             (1)
                                       ---------  ----------  ----------  ------------   -----------
PRO FORMA NET INCOME (LOSS)..........  $     255  $       12  $      537     $  162        $    (5)
                                       =========  ==========  ==========  ============   ===========

   The accompanying notes are an integral part of these financial statements.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK                       TOTAL
                                        ----------------    RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS        EQUITY
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1992.........     300      $ 16      $   (99)       $   (83)
     Dividends paid..................    --        --            (42)           (42)
     Net income......................    --        --            328            328
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........     300        16          187            203
     Dividends paid..................    --        --            (41)           (41)
     Net loss........................    --        --            (58)           (58)
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........     300        16           88            104
     Dividends paid..................    --        --            (42)           (42)
     Net income......................    --        --            719            719
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........     300        16          765            781
     Dividends paid..................    --        --            (11)           (11)
     Net loss........................    --        --            (23)           (23)
                                        ------    ------    ---------    -------------
BALANCE AT MAY 31, 1996..............     300      $ 16      $   731        $   747
                                        ======    ======    =========    =============

   The accompanying notes are an integral part of these financial statements.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                         SIX MONTHS     FIVE MONTHS
                                           YEAR ENDED DECEMBER 31           ENDED          ENDED
                                       -------------------------------     JUNE 30        MAY 31
                                         1993       1994       1995         1995           1996
                                       ---------  ---------  ---------   -----------    -----------
                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     328  $     (58) $     719     $   194        $   (23)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation...............        377        634        593         283            287
          (Gain) loss on sale of
            assets...................         --        (42)        60          --             --
          Deferred tax provision
            (benefit)................         35         (7)        58          21            (16)
          Changes in operating assets
            and liabilities --
            Accounts receivable,
               net...................         52         (8)       (64)        (77)           (87)
            Inventories..............       (209)       (50)        41          41             --
            Prepaid expenses and
               other current
               assets................        (61)         9         60          65             --
            Accounts payable and
               accrued liabilities           447        277       (174)        102            140
            Other....................        (31)        21        (16)         --             41
                                       ---------  ---------  ---------   -----------    -----------
                 Net cash provided by
                    operating
                    activities.......        938        776      1,277         629            342
                                       ---------  ---------  ---------   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................       (954)    (2,163)      (711)        (14)        (3,094)
     Proceeds from sales of property
       and equipment.................         --      1,172        285          --             --
                                       ---------  ---------  ---------   -----------    -----------
                 Net cash used in
                    investing
                    activities.......       (954)      (991)      (426)        (14)        (3,094)
                                       ---------  ---------  ---------   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................     (1,012)    (2,954)    (1,545)       (703)        (6,073)
     Proceeds from issuance of
       long-term obligations.........      1,085      3,294        627          85            698
     Advances from parent............         --         --         --          --          8,174
     Dividends paid..................        (42)       (41)       (42)        (21)           (11)
                                       ---------  ---------  ---------   -----------    -----------
                 Net cash provided by
                    (used in)
                    financing
                    activities.......         31        299       (960)       (639)         2,788
                                       ---------  ---------  ---------   -----------    -----------
NET INCREASE (DECREASE) IN CASH......         15         84       (109)        (24)            36
CASH AND CASH EQUIVALENTS, beginning
  of year                                     30         45        129         129             20
                                       ---------  ---------  ---------   -----------    -----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $      45  $     129  $      20     $   105        $    56
                                       =========  =========  =========   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $     649  $     799  $     680     $   350        $   304

   The accompanying notes are an integral part of these financial statements.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Cape Transit Corp., operating as Adventure Trails (the Company), provides motorcoach services to the Atlantic City, New Jersey, casinos (the casinos), including shuttles from the airport, scheduled service from Philadelphia, Pennsylvania, and contract service for employee shuttles. The Company also provides charter and group tour services.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods ended June 30, 1995 and May 31, 1996, are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from the casinos or their affiliates, or businesses dependent upon the casinos. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion and commuter services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED        DECEMBER 31
                                       USEFUL LIVES   --------------------    MAY 31
                                          (YEARS)       1994       1995        1996
                                       -------------  ---------  ---------  ----------
                                                               (IN THOUSANDS)
Transportation equipment.............       12        $   9,411  $   9,639  $   12,733
Other................................      5-10             304        347         347
                                                      ---------  ---------  ----------
                                                          9,715      9,986      13,080
Less --Accumulated depreciation......                    (1,194)    (1,692)     (1,979)
                                                      ---------  ---------  ----------
                                                      $   8,521  $   8,294  $   11,101
                                                      =========  =========  ==========

     Included in transportation equipment at December 31, 1994 and 1995, and May 31, 1996, is approximately $5,097,000 and $5,325,000, $1,974,940 respectively, of assets held under capital leases.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ----------------------   MAY 31
                                          1994        1995       1996
                                       ----------  ----------  ---------
                                                (IN THOUSANDS)
Notes payable to financial
  institutions, interest ranging from
  prime (8.5% at December 31, 1995)
  plus 1.5%, to 11.5%, due in monthly
  installments of $47,600, maturing
  at various dates through November
  2004; secured by certain
  transportation equipment and the
  personal guarantees of the
  stockholders.......................  $    3,257  $    2,758  $     229
Obligations under capital leases of
  certain transportation equipment,
  implicit interest rates ranging
  from 4.8% to 13.5%, due in monthly
  installments of $31,540, maturing
  at various dates through 2002......       2,986       2,708      1,094
Notes payable to a bank..............       1,058         917     --
                                       ----------  ----------  ---------
                                            7,301       6,383      1,323
Less -- Current maturities...........      (1,648)     (1,708)      (431)
                                       ----------  ----------  ---------
                                       $    5,653  $    4,675  $     892
                                       ==========  ==========  =========

     At May 31, 1996, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM      CAPITAL LEASE
                                        OBLIGATIONS      OBLIGATIONS
                                        ------------    -------------
                                               (IN THOUSANDS)
     Year ending December 31 --
           1996......................      $   84          $   221
           1997......................          91              349
           1998......................          38              261
           1999......................          16              190
           2000......................      --                   98
           Thereafter................      --                  102
                                        ------------    -------------
                                           $  229            1,221
                                        ============
     Less -- Amounts representing
        interest.....................                         (127)
                                                        -------------
                                                           $ 1,094
                                                        =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $229,000 at May 31, 1996.

  DUE TO PARENT (UNAUDITED)

     During May 1996, the Company borrowed $8,174,000 from Coach USA at an annual interest rate of 10 percent in order to repay long-term obligations and for other financing activities. These

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

  NOTES PAYABLE TO STOCKHOLDERS

     The Company had borrowings from stockholders totaling $315,000 at December 31, 1994 and 1995. The borrowings are unsecured, noninterest-bearing and payable upon demand. During 1996, these borrowings were repaid by Coach USA in connection with the Merger.

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status terminated with the effective date of the Merger. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31          FIVE MONTHS
                                       -------------------------------        ENDED
                                         1993       1994       1995        MAY 31, 1996
                                       ---------  ---------  ---------     ------------
                                                        (IN THOUSANDS)
     State --
           Current...................  $      --  $      --  $      18        $   14
           Deferred..................         35         (7)        58           (16)
                                       ---------  ---------  ---------     ------------
                                       $      35  $      (7) $      76        $   (2)
                                       =========  =========  =========     ============

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     -------
                                                (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     120  $     142      $ 145
     Other...........................     --         --           --
                                       ---------  ---------     -------
           Total deferred income tax
             liabilities.............        120        142        145
                                       ---------  ---------     -------
Deferred income tax assets --
     Accrued expenses................        (39)       (34)       (53)
     Other...........................        (34)        (3)        (3)
                                       ---------  ---------     -------
           Total deferred income tax
             assets..................        (73)       (37)       (56)
                                       ---------  ---------     -------
                                       $      47  $     105      $  89
                                       =========  =========     =======

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, and for the five months ended May 31, 1996, was $53,000, $56,000, $67,000 and
$36,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $      29
     1997............................         46
     1998............................         42
     1999............................         42
     2000............................         39
                                       ---------
                                       $     198
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $10,000 deductible. As such, any claim within the first $10,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  COLLECTIVE BARGAINING AGREEMENT

     The Company is a party to collective bargaining agreements, effective as of July 1, 1996, with certain of its employees. These agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire June 30, 1999.

                               CAPE TRANSIT CORP.
                        (OPERATING AS ADVENTURE TRAILS)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------   MAY 31
                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Prepaid insurance....................  $      60  $      --  $      --
Deferred tax asset -- current........         37         27         27
                                       ---------  ---------  ---------
                                       $      97  $      27         27
                                       =========  =========  =========

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------   MAY 31
                                         1994       1995       1996
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Trade accounts payable...............  $     735  $     371  $     501
Accrued compensation and benefits....        203        197        159
Accrued insurance claims payable.....         44         99         99
Other................................        415        556        604
                                       ---------  ---------  ---------
                                       $   1,397  $   1,223  $   1,363
                                       =========  =========  =========

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner agreed to reductions in salary and benefits in connection with the Merger and entered into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the respective stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arrow Stage Lines, Inc.:

     We have audited the accompanying balance sheets of Arrow Stage Lines, Inc. (a Nebraska corporation), as of September 30, 1994 and 1995, and May 31, 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995, and for the eight months ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Stage Lines, Inc., as of September 30, 1994 and 1995, and May 31, 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, and for the eight months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
August 2, 1996

                            ARROW STAGE LINES, INC.
                                 BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            SEPTEMBER 30
                                       ----------------------     MAY 31
                                          1994        1995         1996
                                       ----------  ----------   ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      147  $      286    $      3
     Accounts receivable, less
        allowance of $34, $38
        and $38......................       1,067       1,021         929
     Inventories.....................         285         297         369
     Investments.....................         278         543      --
     Prepaid expenses and other
        current assets...............         322         458         184
                                       ----------  ----------   ----------
           Total current assets......       2,099       2,605       1,485
PROPERTY AND EQUIPMENT, net..........      13,559      14,581      16,761
OTHER ASSETS.........................         325         196      --
                                       ----------  ----------   ----------
           Total assets..............  $   15,983  $   17,382    $ 18,246
                                       ==========  ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,659  $    1,887    $    351
     Accounts payable and accrued
        liabilities..................       1,038       1,338       1,014
                                       ----------  ----------   ----------
           Total current
             liabilities.............       2,697       3,225       1,365
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       9,024       9,117       1,004
DUE TO PARENT........................      --          --          12,296
                                       ----------  ----------   ----------
           Total liabilities.........      11,721      12,342      14,665
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 par, 990
        shares authorized,
        10 shares issued.............           1           1           1
     Retained earnings...............       4,261       5,039       3,580
                                       ----------  ----------   ----------
           Total stockholders'
             equity..................       4,262       5,040       3,581
                                       ----------  ----------   ----------
           Total liabilities and
             stockholders' equity....  $   15,983  $   17,382    $ 18,246
                                       ==========  ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            ARROW STAGE LINES, INC.
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                           EIGHT MONTHS     SIX MONTHS     FIVE MONTHS
                                            YEAR ENDED SEPTEMBER 30           ENDED           ENDED           ENDED
                                       ---------------------------------      MAY 31         JUNE 30         MAY 31
                                         1993        1994        1995          1996            1995           1996
                                       ---------  ----------  ----------   ------------    ------------    -----------
                                                                                           (UNAUDITED)     (UNAUDITED)
REVENUES.............................  $   9,469  $   10,039  $   10,650      $6,670          $5,317         $ 4,459
OPERATING EXPENSES...................      6,655       6,957       7,222       4,860           3,540           2,558
                                       ---------  ----------  ----------   ------------    ------------    -----------
           Gross profit..............      2,814       3,082       3,428       1,810           1,777           1,901
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,216       1,493       1,751       1,012             889             675
                                       ---------  ----------  ----------   ------------    ------------    -----------
           Operating income..........      1,598       1,589       1,677         798             888           1,226
OTHER (INCOME) EXPENSE:
     Interest expense................        726         773         807         664             419             437
     Interest income.................        (76)        (19)        (41)        (29)            (30)             (7)
     Other, net......................       (149)       (220)       (108)       (401)         --              --
                                       ---------  ----------  ----------   ------------    ------------    -----------
INCOME BEFORE INCOME TAXES...........      1,097       1,055       1,019         564             499             796
PROVISION FOR INCOME TAXES...........     --          --          --          --              --              --
                                       ---------  ----------  ----------   ------------    ------------    -----------
NET INCOME...........................  $   1,097  $    1,055  $    1,019      $  564          $  499         $   796
                                       =========  ==========  ==========   ============    ============    ===========
PRO FORMA DATA (Unaudited):
     Historical net income...........  $   1,097  $    1,055  $    1,019      $  564          $  499         $   796
     Pro forma compensation
        differential.................         60          30          32          35              17              27
     Less: Pro forma provision
        (benefit) for income taxes...        480         432         431         246             211             346
                                       ---------  ----------  ----------   ------------    ------------    -----------
PRO FORMA NET INCOME.................  $     677  $      653  $      620      $  353          $  305         $   477
                                       =========  ==========  ==========   ============    ============    ===========

   The accompanying notes are an integral part of these financial statements.

                            ARROW STAGE LINES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK                      TOTAL
                                        ----------------    RETAINED    STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS       EQUITY
                                        ------    ------    --------    -------------
BALANCE AT SEPTEMBER 30, 1992........      10      $  1      $2,182        $ 2,183
     Dividends paid..................    --        --           (73)           (73)
     Net income......................    --        --         1,097          1,097
                                        ------    ------    --------    -------------
BALANCE AT SEPTEMBER 30, 1993........      10         1       3,206          3,207
     Net income......................    --        --         1,055          1,055
                                        ------    ------    --------    -------------
BALANCE AT SEPTEMBER 30, 1994........      10         1       4,261          4,262
     Dividends paid..................    --        --          (241)          (241)
     Net income......................    --        --         1,019          1,019
                                        ------    ------    --------    -------------
BALANCE AT SEPTEMBER 30, 1995........      10         1       5,039          5,040
                                        ------    ------    --------    -------------
     Dividends paid..................    --        --          (963)          (963)
     Distribution to stockholders....    --        --        (1,060)        (1,060)
     Net income......................    --        --           564            564
                                        ------    ------    --------    -------------
BALANCE AT MAY 31, 1996..............      10      $  1      $3,580        $ 3,581
                                        ======    ======    ========    =============

   The accompanying notes are an integral part of these financial statements.

                            ARROW STAGE LINES, INC.
                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                        EIGHT MONTHS    SIX MONTHS    FIVE MONTHS
                                           YEAR ENDED SEPTEMBER 30         ENDED          ENDED          ENDED
                                       -------------------------------     MAY 31        JUNE 30        MAY 31
                                         1993       1994       1995         1996           1995          1996
                                       ---------  ---------  ---------  ------------   ------------   -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $   1,097  $   1,055  $   1,019    $    564       $    499      $     796
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
     Depreciation....................        766        926      1,240         706            626            356
     Gain on sale of assets..........       (146)      (180)       (49)       (470)           (38)          (220)
     Changes in operating assets and
       liabilities --
     Accounts receivable, net........       (211)      (193)        46          92             72           (595)
     Inventories.....................        (62)       (70)       (12)        (72)            10            (98)
     Investments.....................         --        (16)      (265)        543             --             --
     Prepaid expenses and other
       current assets................       (179)      (120)      (136)        336            (83)           101
     Accounts payable and accrued
       liabilities...................        167        222        300        (240)           347            111
     Other...........................         (9)      (154)       129         (83)           100            270
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash provided by
                    operating
                    activities.......      1,423      1,470      2,272       1,376          1,533            721
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................       (103)      (759)    (2,513)     (5,783)        (2,682)        (5,311)
     Proceeds from sales of property
       and equipment.................        183         --        300       1,935             --          1,935
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash provided by
                    (used in)
                    investing
                    activities.......         80       (759)    (2,213)     (3,848)        (2,682)        (3,376)
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................     (2,115)    (1,382)    (2,128)    (13,511)          (652)       (13,243)
     Proceeds from issuance of
       long-term obligations.........        753        572      2,449       4,367          2,172          3,932
     Advances from Parent............     --         --         --          12,296         --             12,296
     Dividends paid..................        (73)        --       (241)       (963)          (136)          (422)
                                       ---------  ---------  ---------  ------------   ------------   -----------
                 Net cash provided by
                    (used in)
                    financing
                    activities.......     (1,435)      (810)        80       2,189          1,384          2,563
                                       ---------  ---------  ---------  ------------   ------------   -----------
NET INCREASE (DECREASE) IN CASH......         68        (99)       139        (283)           235            (92)
CASH AND CASH EQUIVALENTS, beginning
  of year............................        178        246        147         286              2             95
                                       ---------  ---------  ---------  ------------   ------------   -----------
CASH AND CASH EQUIVALENTS, end of
year.................................  $     246  $     147  $     286    $      3       $    237      $       3
                                       =========  =========  =========  ============   ============   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $     697  $     774  $     807    $    632       $    415      $     407

   The accompanying notes are an integral part of these financial statements.

                            ARROW STAGE LINES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Arrow Stage Lines, Inc. (the Company), provides motorcoach charter services principally in the southwestern United States.

     The Company merged with a subsidiary of Coach USA, Inc. (Coach USA) (the Merger) in May, 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA. The Company's financial position and results of operations are consolidated with Coach USA effective June 1, 1996 for financial reporting purposes.

     In connection with the Merger, the Company dividended certain assets to the stockholders consisting of land, buildings, cash surrender value of life insurance and automobiles, with a total carrying value of $1,060,000. In addition, the Company made a cash distribution of approximately $729,000 prior to the Merger which represents the Company's estimated S Corporation accumulated adjustment account.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 and the five months ended May 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods ended June 30, 1995 and May 31, 1996 are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At September 30, 1994 and 1995, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at September 30, 1994 and 1995, consist of money market and mutual funds. As of May 31, 1996, all investments were liquidated as part of the Merger.

     The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized gains, (losses) on trading securities totaling $2,000, $(3,000) and $52,000 and $18,000 are included in net income for the years ended September 30, 1993, 1994 and 1995, and for the eight months ended May 31, 1996, respectively.

                            ARROW STAGE LINES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry. One of the Company's customers individually represents 20%, 18%, 20% and 12% of total revenues for the years ended September 30, 1993, 1994 and 1995, and for the eight months ended May 31, 1996, respectively. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation and excursion services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED          SEPTEMBER 30
                                       USEFUL LIVES   ----------------------    MAY 31
                                         (YEARS)         1994        1995        1996
                                       ------------   ----------  ----------  ----------
                                                                (IN THOUSANDS)
Transportation equipment.............      12         $   14,288  $   15,720  $   18,927
Other................................     3-31             1,989       2,075         455
                                                      ----------  ----------  ----------
                                                          16,277      17,795      19,382
Less -- Accumulated depreciation.....                     (2,718)     (3,214)     (2,621)
                                                      ----------  ----------  ----------
                                                      $   13,559  $   14,581  $   16,761
                                                      ==========  ==========  ==========

     Included in transportation equipment at September 30, 1994 and 1995, and May 31, 1996, is approximately $8,110,000, $7,726,000, and $2,191,000, respectively, of assets held under capital leases.

                            ARROW STAGE LINES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            SEPTEMBER 30
                                       ----------------------   MAY 31
                                          1994        1995       1996
                                       ----------  ----------  ---------
                                                (IN THOUSANDS)
     Obligations under capital leases
        of certain transportation
        equipment and other assets,
        implicit interest rates
        ranging from 6.0% to 9.1%,
        due in monthly installments
        of $30,827, maturing at
        various dates through 2001...  $       --  $       --  $   1,355
     Obligations under capital leases
        of certain transportation
        equipment, implicit interest
        rates ranging from 6.1% to
        9.7%, due in monthly
        installments of $93,809,
        maturing at various dates
        through 2002.................       6,379       5,157         --
     Notes payable to bank...........       4,304       5,847         --
                                       ----------  ----------  ---------
                                           10,683      11,004      1,355
     Less -- Current maturities......      (1,659)     (1,887)      (351)
                                       ----------  ----------  ---------
                                       $    9,024  $    9,117  $   1,004
                                       ==========  ==========  =========

     At May 31, 1996, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                        CAPITAL LEASE
                                         OBLIGATIONS
                                        --------------
                                        (IN THOUSANDS)
Year ending September 30 --
     1996............................       $  123
     1997............................          407
     1998............................          331
     1999............................          207
     2000............................          202
     Thereafter......................          305
                                        --------------
                                             1,575
                                        ==============
Less -- Amounts representing
  interest...........................         (220)
                                        --------------
                                            $1,355
                                        ==============

  DUE TO PARENT (UNAUDITED)

     During May 1996, the Company borrowed $12,296,000 from Coach USA at an annual interest rate of 10 percent in order to repay long-term obligations and for other financing activities. These borrowings are considered long-term as Coach USA does not intend to call the outstanding balance owed by the Company during the next twelve months.

                            ARROW STAGE LINES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal and state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status terminated with the effective date of the Merger.

6.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     The Company has entered into commitments to purchase 15 motorcoaches as of May 31, 1996, for approximately $4,600,000. The Company intends to trade in a similar number of motorcoaches and finance the balance with bank debt which is presently being negotiated.

  LEASES

     The Company leases certain equipment under noncancelable leases. Rental expense for the years ended September 30, 1993, 1994 and 1995 for the eight months ended May 31, 1996, was $1,000, $5,000, $5,000 and $3,000, respectively.
Concurrent with the Merger, the Company entered into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Period ending September 30 --
     1996............................  $      30
     1997............................         91
     1998............................         91
     1999............................         91
     2000............................         91
     Thereafter......................         57
                                       ---------
                                       $     451
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $25,000 deductible. As such, any claim within the first $25,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through May 31, 1996. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                            ARROW STAGE LINES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           SEPTEMBER 30
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     -------
                                                (IN THOUSANDS)

Prepaid insurance....................  $      54  $      35      $  86
Cash surrender value of life
  insurance..........................         71        133       --
Other................................        197        290         98
                                       ---------  ---------     -------
                                       $     322  $     458      $ 184
                                       =========  =========     =======

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           SEPTEMBER 30
                                       --------------------     MAY 31
                                         1994       1995         1996
                                       ---------  ---------     -------
                                                (IN THOUSANDS)

Trade accounts payable...............  $     421  $     426     $   186
Accrued compensation and benefits....        179        292         223
Deferred revenue.....................        133        195         129
Accrued insurance claims payable.....         61         67          67
Other................................        244        358         409
                                       ---------  ---------     -------
                                       $   1,038  $   1,338     $ 1,014
                                       =========  =========     =======

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on October 1, 1992.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. These owners agreed to reductions in salaries and benefits in connection with the Merger and entered into five-year employment agreements which provide for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the respective stockholders of the Company have agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal and state income taxes and for the income tax impact of the compensation differential discussed above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Coach USA, Inc.

     We have audited the accompanying balance sheets of Coach USA, Inc. (a Delaware corporation) as of December 31, 1995 and May 31, 1996, and the related statements of income, changes in stockholders' equity and cash flows for the period flow inception (September, 1995) to December 31, 1995 and for the five months ended May 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coach USA, Inc. as of December 31, 1995 and May 31, 1996, and the results of its operations and its cash flows for the period flow inception (September, 1995) to December 31, 1995 and for the five months ended May 31, 1996, in conformity with generally accepted accounting principles.

                                                   ARTHUR ANDERSEN LLP

Houston, Texas,
August 2, 1996

                                COACH USA, INC.
                                 BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31    MAY 31
                                           1995         1996
                                        -----------   ---------
               ASSETS
CASH AND CASH EQUIVALENTS............      $   1      $       8
DEFERRED OFFERING COSTS..............        188          5,173
PROPERTY AND EQUIPMENT, net..........          9             49
OTHER ASSETS.........................      --                54
                                        -----------   ---------
           Total assets..............      $ 198      $   5,284
                                        ===========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
ACCRUED LIABILITIES AND AMOUNTS DUE
  TO A STOCKHOLDER...................      $ 197      $   5,260
                                        -----------   ---------
           Total liabilities.........        197          5,260
                                        -----------   ---------
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
       30,000,000 shares authorized,
       1,473,724 and 2,165,724 shares
       issued........................         15             22
     Additional paid-in capital......        (14)         2,055
     Retained earnings (deficit).....      --            (2,053)
                                        -----------   ---------
           Total stockholders'
             equity..................          1             24
                                        -----------   ---------
           Total liabilities and
             stockholders' equity....      $ 198      $   5,284
                                        ===========   =========

   The accompanying notes are an integral part of these financial statements.

                                COACH USA, INC.
                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                         INCEPTION      FIVE MONTHS
                                          THROUGH          ENDED
                                        DECEMBER 31,      MAY 31,
                                            1995            1996
                                        ------------    ------------
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       --            $  2,176
                                        ------------    ------------
     Operating loss..................       --              (2,176)
OTHER INCOME.........................       --                 139
                                        ------------    ------------
LOSS BEFORE INCOME TAXES.............       --              (2,037)
PROVISION FOR INCOME TAXES...........                           16
                                        ------------    ------------
NET LOSS.............................     $               $ (2,053)
                                        ============    ============
NET LOSS BEFORE INCOME TAX...........
PRO FORMA DATA (Unaudited):
     Historical net loss.............     $ --            $ (2,053)
     Pro forma non-recurring
       charge........................       --               2,076
                                        ------------    ------------
PRO FORMA NET INCOME.................     $ --            $     23
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                                COACH USA, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             (AMOUNTS IN THOUSANDS)

                                           COMMON STOCK       ADDITIONAL                      TOTAL
                                        ------------------      PAID IN      RETAINED     STOCKHOLDERS'
                                        SHARES     AMOUNT       CAPITAL      EARNINGS        EQUITY
                                        -------    -------    -----------    ---------    -------------
Balance at September, 1995
  (inception)........................     --        $--         $--           $ --           $--
Issuance of Common Stock.............    1,474         15           (14)        --                 1
                                        -------    -------    -----------    ---------    -------------
Balance at December 31, 1995.........    1,474         15           (14)        --                 1
Issuance of Common Stock.............      692          7         2,069         --             2,076
Net (Loss)...........................     --         --          --             (2,053)       (2,053)
                                        -------    -------    -----------    ---------    -------------
Balance at May 31, 1996..............    2,166      $  22       $ 2,055       $ (2,053)      $    24
                                        =======    =======    ===========    =========    =============

   The accompanying notes are an integral part of these financial statements.

                                COACH USA, INC.
                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                          INCEPTION      FIVE MONTHS
                                           THROUGH          ENDED
                                        DECEMBER 31,       MAY 31,
                                            1995            1996
                                        -------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)...............     $ --             $(2,053)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
           Non-recurring, non-cash
              charge.................      --                2,076
           Depreciation..............      --                    1
             Changes in operating
                 assets and
                 liabilities --
                Prepaid expenses and
                    other current
                    assets...........      --               (4,985)
                Accounts payable and
                    accrued
                    liabilities......           9            5,056
                Other................      --                  (54)
                                        -------------    -----------
                      Net cash
                         provided by
                         operating
                        activities...           9               41
                                        -------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................          (9)             (41)
                                        -------------    -----------
                      Net cash used
                         in investing
                        activities...          (9)             (41)
                                        -------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock........           1                7
     Net cash provided by financing
       activities....................
                                        -------------    -----------
NET INCREASE (DECREASE) IN CASH......           1                7
CASH AND EQUIVALENTS, beginning of
  period.............................      --                    1
                                        -------------    -----------
CASH AND CASH EQUIVALENTS, end of
  period.............................           1          $     8
                                        =============    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........     $ --             $ --

   The accompanying notes are an integral part of these financial statements.

                                COACH USA, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Coach USA, Inc. (Coach USA or the Company) was founded in September 1995, to create a nationwide motorcoach service provider. Coach USA acquired local and regional motorcoach companies, completed an initial public offering (IPO) of its common stock and, subsequent to the IPO, intends to continue to acquire, through merger or purchase, similar passenger ground transportation companies to expand their national and regional operations.

     Coach USA's primary assets at December 31, 1995 and May 31, 1996, are cash and deferred offering costs. Coach USA has not conducted any operations and all activities to date have related to the acquisitions and the IPO. Cash of $1,000 was generated from the initial capitalization of the Company in 1995 and another $7,000 in 1996. Other expenditures to date have been funded by a stockholder on behalf of the Company.

2.  BASIS OF PRESENTATION:

     The Company incurred costs, including professional fees and travel, associated with the acquisition of the Founding Companies and the IPO. Accordingly, accrued liabilities and amounts due to a stockholder were approximately $5.3 million as of May 31, 1996.

     For accounting purposes and for purposes of the presentation of the financial statements herein, May 31, 1996, has been used as the effective date of the Merger. The results of the Company for the month ended June 30, 1996 are included in the Coach USA, Inc. and subsidiaries supplemental consolidated financial statements. The IPO and Merger transactions are excluded from these predecessor company financial statements.

  INTERIM FINANCIAL INFORMATION

     The results of operations for the interim period ended May 31 are not necessarily indicative of the results for the entire fiscal year.

  STOCKHOLDERS' EQUITY

     In March 1996, Coach USA declared a stock dividend of 9,999 shares of common stock for each share of common stock then outstanding. In addition, Coach USA increased the number of authorized shares of common stock to 30,000,000 shares and authorized 500,000 shares of $.01 par value preferred stock. The effects of the common stock dividend and the increase in the number of common shares authorized have been retroactively reflected on the balance sheet and in the accompanying notes. In addition, subsequent to December 31, 1995, the Company issued 692,000 shares of common stock (which reflects the common stock dividend) to various members of management at par. The sale of such shares resulted in a non-recurring non-cash charge of $2,076,000, representing the difference between the amounts paid for the shares and the estimated fair value of the shares on the date of sale as if the Founding Companies were combined.

     Coach USA and separate wholly-owned subsidiaries signed definitive agreements to acquire by merger six companies (Founding Companies) effective with the IPO. The companies acquired were Suburban Transit Corp. and related companies, Grosvenor Bus Lines, Inc. and subsidiaries, (operating as Gray Line of San Francisco), Leisure Time Tours, Community Bus Lines, Inc. and related companies, Cape Transit Corp. (operating as Adventure Trails), and Arrow Stage Lines, Inc. The aggregate consideration paid by Coach USA to acquire the Founding Companies was approximately $95.2 million (based upon an offering price of $14 per share consisting of a combination of cash and common stock.

                                COACH USA, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  COMMITMENTS AND CONTINGENCIES

     The Company has entered into agreements with Exel Motorcoach Partnership ("Exel") whereby Exel will provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration to be paid to Exel will be approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business to 1% of the consideration in excess of $4,000,000 paid for such business. Mr. Paul Verrochi, who became a director of the Company upon consummation of the Offering, is a principal of Exel.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Yellow Cab Service Corporation:

     We have audited the accompanying consolidated balance sheets of Yellow Cab Service Corporation (a Delaware corporation) and subsidiaries as of October 29, 1994, and October 28, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Yellow Cab Service Corporation and subsidiaries as of October 29, 1994, and October 28, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
September 13, 1996

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                        OCTOBER 29    OCTOBER 28      JUNE 29
                                           1994          1995           1996
                                        -----------   -----------   ------------
                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $   763       $ 1,570       $  1,045
     Accounts receivable, less
        allowance of $592, $645 and
        $836.........................       2,886         3,227          3,907
     Notes receivable from
        stockholder..................         302           303            303
     Notes receivable, current
        portion......................       2,679         2,606          3,629
     Inventories.....................       1,929         2,961          3,472
     Prepaid expenses and other
        current assets...............       1,382         1,702          2,149
                                        -----------   -----------   ------------
           Total current assets......       9,941        12,369         14,505
PROPERTY AND EQUIPMENT, net..........       4,501         4,379          4,913
NOTES RECEIVABLE, less allowance of
$500.................................       1,181         1,978          2,452
OTHER ASSETS.........................       8,990         9,804          9,411
                                        -----------   -----------   ------------
           Total assets..............     $24,613       $28,530       $ 31,281
                                        ===========   ===========   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................     $ 2,617       $ 2,807       $  2,793
     Accounts payable and accrued
        liabilities..................       7,584         7,622          7,750
                                        -----------   -----------   ------------
           Total current
           liabilities...............      10,201        10,429         10,543
LONG-TERM OBLIGATIONS, due to
  stockholders.......................      15,649        16,467         17,085
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       4,440         6,440          7,528
                                        -----------   -----------   ------------
           Total liabilities.........      30,290        33,336         35,156
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $0.01 par value;
        20,000,000 shares authorized,
        18,918,293 shares issued and
        outstanding..................         189           189            189
     Additional paid-in capital......       2,238         2,238          2,238
     Retained deficit................      (8,104)       (7,208)        (6,277)
     Treasury stock, at cost.........      --               (25)           (25)
                                        -----------   -----------   ------------
           Total stockholders'
           equity....................      (5,677)       (4,806)        (3,875)
                                        -----------   -----------   ------------
           Total liabilities and
           stockholders' equity......     $24,613       $28,530       $ 31,281
                                        ===========   ===========   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                        EIGHT MONTHS
                                               YEAR ENDED                  ENDED
                                        ------------------------   ----------------------
                                        OCTOBER 29    OCTOBER 28     JULY 1     JUNE 29
                                           1994          1995         1995        1996
                                        ----------    ----------   ----------  ----------
                                                                        (UNAUDITED)
REVENUES.............................    $ 23,842      $ 26,780    $   16,958  $   21,902
OPERATING EXPENSES...................      17,271        18,668        11,917      15,460
                                        ----------    ----------   ----------  ----------
           Gross profit..............       6,571         8,112         5,041       6,442
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       4,331         4,298         3,052       3,328
                                        ----------    ----------   ----------  ----------
           Operating income..........       2,240         3,814         1,989       3,114
INTEREST EXPENSE.....................       2,186         2,317         1,333       1,646
                                        ----------    ----------   ----------  ----------
INCOME BEFORE INCOME TAXES...........          54         1,497           656       1,468
PROVISION FOR INCOME TAXES...........          50           601           251         537
                                        ----------    ----------   ----------  ----------
NET INCOME...........................    $      4      $    896    $      405  $      931
                                        ==========    ==========   ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            COMMON STOCK          ADDITIONAL     TREASURY STOCK                       TOTAL
                                       -----------------------     PAID-IN     -------------------    RETAINED    STOCKHOLDERS'
                                           SHARES       AMOUNT     CAPITAL       SHARES     AMOUNT    DEFICIT        EQUITY
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 30, 1993...................      18,918,293   $ 189       $2,238         --       $--       $ (8,108)      $(5,681)
  Net income.........................        --          --          --            --        --              4             4
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 29, 1994...................      18,918,293     189        2,238         --        --         (8,104)       (5,677)
  Purchase of treasury stock.........        --          --          --           (25,000)    (25 )      --              (25)
  Net income.........................        --          --          --            --        --            896           896
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  OCTOBER 28, 1995...................      18,918,293     189        2,238        (25,000)    (25 )     (7,208)       (4,806)
  Net income (unaudited).............        --          --          --            --        --            931           931
                                       --------------   ------    ----------   ----------   ------    --------    -------------
BALANCE AT
  JUNE 29, 1996 (unaudited)..........      18,918,293   $ 189       $2,238        (25,000)  $ (25 )   $ (6,277)      $(3,875)
                                       ==============   ======    ==========   ==========   ======    ========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED            EIGHT MONTHS ENDED
                                       -----------------------   ----------------------
                                       OCTOBER 29   OCTOBER 28     JULY 1     JUNE 29
                                          1994         1995         1995        1996
                                       ----------   ----------   ----------  ----------
                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................   $      4     $    896    $      405  $      931
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
        Depreciation and
           amortization..............      2,465        2,496         1,603       1,954
        Deferred tax provision.......         50          572           381         148
        Changes in operating assets
           and liabilities --
             Accounts receivable,
                net..................        556         (341)          200        (680)
             Inventories.............     (1,189)      (2,489)       (1,960)     (1,415)
             Prepaid expenses and
                other current
                assets...............        (24)         (86)          171        (380)
             Notes receivable, net...      1,256         (724)           80      (1,497)
             Accounts payable and
                accrued liabilities..        636          856            49       1,120
             Other assets............        143       (1,821)         (174)       (218)
                                       ----------   ----------   ----------  ----------
     Net cash provided by (used in)
        operating activities.........      3,897         (641)          755         (37)
                                       ----------   ----------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................       (339)        (717)         (478)     (1,188)
                                       ----------   ----------   ----------  ----------
     Net cash used in investing
        activities...................       (339)        (717)         (478)     (1,188)
                                       ----------   ----------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term
     obligations.....................     (5,262)      (4,157)       (3,297)     (4,654)
  Proceeds from issuance of long-term
     obligations.....................      2,209        6,347         3,034       5,354
  Purchase of treasury stock.........     --              (25)          (25)     --
                                       ----------   ----------   ----------  ----------
     Net cash provided by (used in)
        financing activities.........     (3,053)       2,165          (288)        700
                                       ----------   ----------   ----------  ----------
NET INCREASE (DECREASE) IN CASH......        505          807           (11)       (525)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        258          763           763       1,570
                                       ----------   ----------   ----------  ----------
CASH AND CASH EQUIVALENTS, end of
  period.............................   $    763     $  1,570    $      752  $    1,045
                                       ==========   ==========   ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........   $    639     $  1,002    $      639  $      772
     Cash paid for income taxes......     --               28            14          61

  The accompanying notes are an integral part of these consolidated financial statements.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Yellow Cab Service Corporation and subsidiaries (the Company) provides support services, car sales and related financing to independent contractors who operate taxicabs and towne cars in the Houston and Austin, Texas, and Colorado Springs, Colorado, metropolitan areas. The Company also provides local commuter bus service in the Austin, Texas, metropolitan area.

     The Company merged with Coach USA, Inc. (Coach USA) (the Merger) in August 1996. All outstanding shares of the Company's common stockholders and certain obligations due to stockholders were exchanged for shares of Coach USA's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Yellow Cab Service Corporation, all its subsidiaries and certain land and buildings owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation. The Company's fiscal year ends on the last Saturday in October of each calendar year.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of taxicabs held for sale and taxicab replacement parts. Taxicabs held for sale are depreciated over their estimated useful lives of 4.5 years. Depreciation and amortization in the accompanying consolidated statements of cash flows includes $1,053,000 and $1,457,000 of depreciation related to taxicabs held for sale in 1994 and 1995, respectively. Replacement parts are accounted for on the first-in, first-out basis and are reported at the lower of cost or market.

  NOTES RECEIVABLE

     Notes receivable result from the sale of taxicabs to independent contractors. The notes bear interest ranging from 15 percent to 17.75 percent and are due in weekly installments over periods ranging up to 42 months. Notes receivable and the taxicabs sold under these contracts are assigned as collateral for related notes payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values.

  OTHER ASSETS

     Taxicab permits and related costs are carried at cost, less accumulated amortization. The permit costs are amortized using the straight-line method over a period of not more than 40 years. Annual renewal fees are charged to operations as incurred.

  CONCENTRATION OF CREDIT RISKS

     The Company's credit risks primarily consist of accounts receivable and notes receivable from various independent contractors. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from taxicab support services and sales to independent taxicab operators when such services and sales are performed. The Company recognizes financing income on notes receivable using the effective interest method over the term of the note. Costs associated with the revenues are incurred and recorded as services and sales are performed. The Company's revenues consist of the following:

                                                YEAR ENDED
                                        --------------------------
                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Services.............................     $18,450        $20,176
Sales................................       4,483          5,734
Financing income.....................         909            870
                                        -----------    -----------
                                          $23,842        $26,780
                                        ===========    ===========

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACCOUNTS RECEIVABLE:

     The Company's accounts receivable consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Accounts receivable, independent
contractors..........................     $ 2,343        $ 2,439
Accounts receivable, trade...........       1,135          1,433
Less -- Allowance for doubtful
accounts.............................        (592)          (645)
                                        -----------    -----------
                                          $ 2,886        $ 3,227
                                        ===========    ===========

     Accounts receivable from independent contractors relate primarily to support services provided to independent taxicab operators. Accounts receivable from trade represent amounts due under the Company's long-term service contract with a governmental entity and vouchers collected by independent taxicab operators from governmental entities and corporations which are remitted to the Company in payment of support services and notes receivable.

4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Prepaid insurance....................     $   447        $   536
Deferred income tax asset, current...         498            732
Other................................         437            434
                                        -----------    -----------
                                          $ 1,382        $ 1,702
                                        ===========    ===========

  NOTES RECEIVABLE FROM STOCKHOLDER

     The Company had notes receivable from the majority stockholder of $302,000 and $303,000 at October 29, 1994, and October 28, 1995, respectively. These notes receivable were unsecured, noninterest-bearing and payable on demand and were offset against accrued interest payable to the stockholder in connection with the merger with Coach USA in August 1996.

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                      ESTIMATED      OCTOBER 29     OCTOBER 28
                                    USEFUL LIVES        1994           1995
                                    -------------    -----------    -----------
                                       (YEARS)             (IN THOUSANDS)
Transportation equipment...........        4-7        $   5,461      $   5,734
Building and leasehold
improvements.......................     5-31.5            3,758          3,837
Computer equipment and other
property...........................        5-7            7,229          7,518
                                                     -----------    -----------
                                                         16,448         17,089
Less -- Accumulated depreciation...                     (11,947)       (12,710)
                                                     -----------    -----------
           Total property and
           equipment...............                   $   4,501      $   4,379
                                                     ===========    ===========

     Included in property and equipment at October 29, 1994, and October 28, 1995, are $3,423,000 of assets held under capital leases.

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  OTHER ASSETS:

     Other assets consist of the following:

                                        OCTOBER 29      OCTOBER 28
                                           1994            1995
                                        ----------      ----------
                                              (IN THOUSANDS)
     Taxicab permit costs, net of
       accumulated amortization of
       $2,034,000 and $2,194,000.....     $3,242          $4,263
     Noncurrent deferred income tax
       asset.........................      5,553           4,747
     Other, net of accumulated
       amortization of $631,000 and
       $672,000......................        195             794
                                        ----------      ----------
                                          $8,990          $9,804
                                        ==========      ==========

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                        OCTOBER 29      OCTOBER 28
                                           1994            1995
                                        ----------      ----------
                                              (IN THOUSANDS)
     Accrued interest to majority
       stockholder, current
       portion.......................     $  600          $  600
     Trade accounts payable..........        838             906
     Accrued compensation and
       benefits......................        364             374
     Accrued insurance claims
       payable.......................      4,339           4,174
     Driver deposits.................        453             529
     Other...........................        990           1,039
                                        ----------      ----------
                                          $7,584          $7,622
                                        ==========      ==========

8.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Revolving credit agreement (credit
  line increased to $5,700,000 in
  November 1995 from $3,500,000 which
  existed at October 28, 1995),
  interest at the bank's prime rate
  (8.75% at October 28, 1995) plus
  1%, secured by receivables, taxicab
  equipment and other assets and
  guaranteed by the majority
  stockholder. The amount outstanding
  is limited to a borrowing base
  based upon a percentage of trade
  receivables and book value of
  vehicles purchased.................     $ 1,242        $ 2,972
Notes payable to a bank, interest at
  prime plus .75%, but not less than
  8%, due in monthly principal
  installments of $13,050, secured by
  land and building..................       1,865          1,708
Note payable to a bank, interest at
  prime plus 1.5%, due in monthly
  principal installments of $23,333,
  secured by assignment of taxicab
  permits and equipment and
  guaranteed by the majority
  stockholder........................        --            1,353

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Note payable to a corporation,
  interest at 10%, due in variable
  monthly installments, secured by
  taxicabs...........................      --                491
Various notes, bearing interest at
  rates ranging from 7.25% to 10.75%,
  due in variable monthly
  installments, secured by taxicabs
  and vans...........................       1,403             96
Obligations under capital leases,
  interest at rates ranging from 10%
  to 15.4%, due in variable monthly
  installments, secured by taxicabs
  and computer equipment.............       2,306          1,817
Other................................         241            810
                                        -----------    -----------
                                            7,057          9,247
Less current maturities..............      (2,617)        (2,807)
                                        -----------    -----------
                                          $ 4,440        $ 6,440
                                        ===========    ===========

Long term obligations due to
stockholder consist of the following:

Note payable to majority stockholder,
  interest at rates ranging from
  11.75% to 12.25%, due 2002,
  interest payments due monthly not
  to exceed $600,000 per year,
  subordinate to revolving credit
  agreement and notes payable to a
  bank, includes excess accrued
  interest of $1,330,000 and
  $1,919,000 at October 29, 1994, and
  October 28, 1995, respectively,
  secured by substantially all of the
  assets of the Company..............       8,612          9,201
Various subordinated notes to
  stockholders, each bearing interest
  at 3% per annum through June 30,
  1999, 6% per annum through June 30,
  2002, and 9% per annum thereafter,
  due 2005, includes accrued interest
  of $294,000 and $523,000 at October
  29, 1994, and October 28, 1995,
  respectively, secured by
  substantially all of the assets of
  the Company........................       7,637          7,866
                                        -----------    -----------
                                           16,249         17,067
Less -- Accrued interest to majority
stockholder, current portion.........        (600)          (600)
                                        -----------    -----------
                                          $15,649        $16,467
                                        ===========    ===========

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future principal payments of long-term obligations excluding excess accrued interest of $2,442,000 and minimum lease payments under capital lease obligations as of October 28, 1995 are as follows:

                                         LONG-TERM     CAPITAL LEASE
                                        OBLIGATIONS     OBLIGATIONS
                                        -----------    -------------
                                               (IN THOUSANDS)
1996.................................     $ 2,079         $   812
1997.................................       1,743             812
1998.................................       1,571             609
1999.................................       1,586          --
2000.................................         246          --
Thereafter...........................      14,780          --
                                        -----------    -------------
                                          $22,005           2,233
                                        ===========
Less -- Amounts representing
interest.............................                        (416)
                                                       -------------
                                                          $ 1,817
                                                       =============

     Management estimates that the fair value of its debt obligations approximates $23,580,000 compared to the recorded value of $24,497,000 at October 28, 1995. The estimated fair market value was computed by management based upon an estimated discount rate.

     In connection with the Merger with Coach USA in August 1996, obligations due to stockholders were retired by Coach in exchange for shares of Coach USA common stock. The transactions resulted in an extraordinary gain on early extinguishment of debt of approximately $7.0 million, representing the excess of the recorded value of the obligations exchanged over the market value of the Coach USA common stock.

9.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision (benefit) for taxes on income consists of the following:

                                        OCTOBER 29     OCTOBER 28
                                           1994           1995
                                        -----------    -----------
                                              (IN THOUSANDS)
Current --
     Federal.........................     $--             $ (74)
     State...........................      --               103
                                        -----------    -----------
                                           --                29
                                        -----------    -----------
Deferred --
     Federal.........................         82            604
     State...........................        (32)           (32)
                                        -----------    -----------
                                              50            572
                                        -----------    -----------
                                           $  50          $ 601
                                        ===========    ===========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to future deductions for

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) prior net operating losses and accrued insurance claims payable. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                        OCTOBER 29    OCTOBER 28
                                           1994          1995
                                        ----------    ----------
                                             (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........     $   30        $  (22)
     Other...........................       (281)         (285)
                                        ----------    ----------
           Total deferred income tax
             liabilities.............       (251)         (307)
                                        ==========    ==========
Deferred income tax assets --
     Accrued expenses................      2,405         2,872
     Net operating losses............      1,644           791
     Other assets....................      2,133         2,074
     Other...........................        120            49
                                        ----------    ----------
           Gross deferred income tax
             assets..................      6,302         5,786
                                        ----------    ----------
           Net deferred income tax
             assets..................     $6,051        $5,479
                                        ==========    ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                        OCTOBER 29    OCTOBER 28
                                           1994          1995
                                        ----------    ----------
                                             (IN THOUSANDS)
Tax at statutory rate................     $   19        $  524
  Add (deduct --
     State income taxes..............          4            46
     Nondeductible expenses..........         65            69
     Effect of nontaxable income from
        personal assets (land and
        buildings) of stockholder....        (38)          (38)
                                        ----------    ----------
                                          $   50        $  601
                                        ==========    ==========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will begin expiring in 2006. The Company also has alternative minimum tax credit carryforwards totaling $35,000 which have an indefinite life. In connection with the Merger, the Company will experience an ownership change resulting in various limitations on the Company's ability to utilize net operating loss and alternative minimum tax credit carryforwards. However, the Company expects full utilization of the net operating loss carryforwards prior to their expiration.

10.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company has entered into a long-term service contract with a governmental entity to provide commuter service throughout the Austin, Texas, metropolitan area. The contract expires January 8, 1998. Under the terms of the contract, the Company recognized revenues of

                YELLOW CAB SERVICE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) $2,742,000 and $2,755,000 for the years ended October 29, 1994 and October 28, 1995, respectively, which are included in service revenues.

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $45,000 issued in connection with the Company's insurance policies. These letters of credit require commitment fees of 1 percent paid on an annual basis.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expenses for the years ended October 29, 1994, and October 28, 1995, were $694,000 and $703,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Fiscal year --
     1996............................  $     794
     1997............................        794
     1998............................        397
     1999............................        155
     2000............................        110
     Thereafter......................        300
                                       ---------
                                       $   2,550
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company had a commercial liability insurance policy that provided coverage by the insurance company, subject to a $250,000 deductible. As such, any claim within the first $250,000 per incident would be the financial obligation of the Company. In connection with the Merger, the Company's commercial liability insurance was covered under a policy maintained by Coach USA, subject to a $250,000 deductible.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through October 28, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLAN

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. The Company may contribute at its discretion. The Company made no contribution to the plan during the year ended October 29, 1994. The Company contributed $21,000 to the plan during the year ended October 28, 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Gulf Coast Transportation, Inc.:

     We have audited the accompanying consolidated balance sheets of Gulf Coast Transportation, Inc. (a Texas corporation), and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gulf Coast Transportation, Inc., and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
September 6, 1996

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
                          CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------    JUNE 30,
                                          1994        1995         1996
                                       ----------  ----------   -----------
                                                                (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $      171  $      191     $   265
     Accounts receivable, less
        allowance of $10,
        $50 and $50..................         210         770       1,384
     Inventories.....................          78         150         343
     Prepaid expenses and other
        current assets...............         257         585       1,153
                                       ----------  ----------   -----------
           Total current assets......         716       1,696       3,145
PROPERTY AND EQUIPMENT, net..........      12,602      24,092      30,131
OTHER ASSETS.........................          36          34          79
                                       ----------  ----------   -----------
           Total assets..............  $   13,354  $   25,822     $33,355
                                       ==========  ==========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,511  $    2,817     $ 3,319
     Accounts payable and accrued
        liabilities..................       1,618       2,402       2,411
                                       ----------  ----------   -----------
           Total current
             liabilities.............       3,129       5,219       5,730
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       9,984      18,977      24,781
DEFERRED INCOME TAXES................         458       1,134       1,943
                                       ----------  ----------   -----------
           Total liabilities.........      13,571      25,330      32,454
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, $1 par, 1,000
        shares authorized,
        1,000 shares issued..........           1           1           1
     Additional paid-in capital......         478         478         543
     Retained earnings (deficit).....        (696)         13         357
                                       ----------  ----------   -----------
           Total stockholder's
             equity..................        (217)        492         901
                                       ----------  ----------   -----------
           Total liabilities and
             stockholder's equity....  $   13,354  $   25,822     $33,355
                                       ==========  ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
                       CONSOLIDATED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                SIX MONTHS
                                         YEAR ENDED               ENDED
                                         DECEMBER 31             JUNE 30
                                    ---------------------  --------------------
                                      1994        1995       1995       1996
                                    ---------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES..........................  $   6,971  $   13,597  $   5,581  $   9,164
OPERATING EXPENSES................      5,351       8,972      3,688      6,216
                                    ---------  ----------  ---------  ---------
     Gross profit.................      1,620       4,625      1,893      2,948
GENERAL AND ADMINISTRATIVE
  EXPENSES........................        826       1,961        848      1,843
                                    ---------  ----------  ---------  ---------
     Operating income.............        794       2,664      1,045      1,890
OTHER (INCOME) EXPENSE:
     Interest expense.............        933       1,527        632      1,264
     Other, net...................       (185)        (10)       (39)        63
                                    ---------  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES........         46       1,147        452        563
PROVISION FOR INCOME TAXES........         75         438        171        219
                                    ---------  ----------  ---------  ---------
NET INCOME (LOSS).................  $     (29) $      709  $     281  $     344
                                    =========  ==========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK       ADDITIONAL    RETAINED         TOTAL
                                        -----------------     PAID-IN      EARNINGS     STOCKHOLDER'S
                                        SHARES     AMOUNT     CAPITAL      (DEFICIT)       EQUITY
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........    1,000      $  1       $  478       $  (667)       $  (188)
     Net (loss)......................     --        --          --              (29)           (29)
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........    1,000         1          478          (696)          (217)
     Net income......................     --        --          --              709            709
                                        -------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........    1,000         1          478            13            492
     Net income (unaudited)..........     --        --          --              344            344
     Contributions (unaudited).......     --        --             65         --                65
                                        -------    ------    ----------    ---------    -------------
BALANCE AT JUNE 30, 1996
(Unaudited)..........................    1,000      $  1       $  543       $   357        $   901
                                        =======    ======    ==========    =========    =============

  The accompanying notes are an integral part of these consolidated financial statements.

               GULF COAST TRANSPORTATION, INC., AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                      SIX MONTHS
                                             YEAR ENDED                 ENDED
                                             DECEMBER 31               JUNE 30
                                       -----------------------  ----------------------
                                          1994        1995         1995        1996
                                       ----------  -----------  ----------  ----------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $      (29) $       709  $      281  $      344
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
        Depreciation.................         805        1,130         476         969
        (Gain) loss on sale of
           assets....................          57          (40)        (30)        (71)
        Deferred tax provision.......          88          438         171         605
        Changes in operating assets
           and liabilities --
             Accounts receivable,
             net.....................        (151)        (560)       (857)       (614)
             Inventories.............         (10)         (72)     --            (193)
             Prepaid expenses and
                other current
                assets...............           5          (90)         21        (363)
             Accounts payable and
             accrued liabilities.....         268          784         672           9
             Other...................          41            2         (20)        (45)
                                       ----------  -----------  ----------  ----------
                Net cash provided by
                   operating
                   activities........       1,074        2,301         714         641
                                       ----------  -----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and
     equipment.......................      (6,834)     (10,527)     (3,975)     (5,292)
  Proceeds from sales of property and
     equipment.......................         889          351         351       1,336
                                       ----------  -----------  ----------  ----------
                Net cash used in
                   investing
                   activities........      (5,945)     (10,176)     (3,624)     (3,956)
                                       ----------  -----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term
     obligations.....................      (1,893)      (2,492)     (1,283)     (1,995)
  Proceeds from issuance of long-term
     obligations.....................       6,850       10,387       4,064       5,384
                                       ----------  -----------  ----------  ----------
                Net cash provided by
                   financing
                   activities........       4,957        7,895       2,781       3,389
                                       ----------  -----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......          86           20        (129)         74
CASH, beginning of period............          85          171         171         191
                                       ----------  -----------  ----------  ----------
CASH, end of period..................  $      171  $       191  $       42  $      265
                                       ==========  ===========  ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest.............  $      896  $     1,467  $      596  $    1,246
  Assets acquired under capital
     leases..........................       1,931        2,404         982       2,981

  The accompanying notes are an integral part of these consolidated financial statements.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Gulf Coast Transportation, Inc., and subsidiaries (the Company), operating as Gray Line of Houston, provides motorcoach charter and tour services with primary departure points located in Southeast Texas.

     The Company merged with a subsidiary of Coach USA, Inc. (the Merger) in August 1996. All outstanding shares of the Company's common stock were exchanged for cash and shares of Coach USA's common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Gulf Coast Transportation, Inc., all its subsidiaries, and certain transportation equipment, land and building owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and is reported at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets, net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from casinos located in the state of Louisiana. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Prepaid insurance....................  $      42  $     131
Deferred tax asset, current..........        204        442
Other................................         11         12
                                       ---------  ---------
                                       $     257  $     585
                                       =========  =========

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED          DECEMBER 31
                                        USEFUL LIVES   ----------------------
                                          (YEARS)         1994        1995
                                        ------------   ----------  ----------
                                                           (IN THOUSANDS)
Transportation equipment.............       3-12       $   13,682  $   26,120
Other................................       3-33              744         839
                                                       ----------  ----------
                                                           14,426      26,959
Less -- Accumulated depreciation.....                      (1,824)     (2,867)
                                                       ----------  ----------
                                                       $   12,602  $   24,092
                                                       ==========  ==========

     Included in transportation equipment at December 31, 1994 and 1995, are approximately $5,087,000 and $7,492,000, respectively, of assets held under capital leases.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Trade accounts payable...............  $      93  $     317
Accrued interest payable.............         64        124
Property and other taxes payable.....        100        336
Due to affiliates/stockholder........        472        642
Other................................        889        983
                                       ---------  ---------
                                       $   1,618  $   2,402
                                       =========  =========

6.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Notes payable to banks, interest
  ranging from 8.0% to 10.1%, due in
  monthly installments of $24,629,
  maturing at various dates through
  2003; secured by transportation
  equipment and personal guarantees
  of a stockholder...................  $      375  $      287
Notes payable to finance companies,
  interest ranging from 8.0% to
  12.2%, due in monthly installments
  of $384,653, maturing at various
  dates through 2005; secured by
  transportation equipment and
  personal guarantees of a
  stockholder........................       7,362      15,960
Obligations under capital leases of
  certain transportation equipment,
  interest ranging from 7.9% to
  11.8%, due in monthly installments
  of $146,490, maturing at various
  dates through 2002.................       3,758       5,547
                                       ----------  ----------
                                           11,495      21,794
Less -- Current maturities...........      (1,511)     (2,817)
                                       ----------  ----------
                                       $    9,984  $   18,977
                                       ==========  ==========

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM       CAPITAL LEASE
                                        OBLIGATIONS       OBLIGATIONS
                                        -----------      -------------
                                                (IN THOUSANDS)
Year ending December 31 --
     1996............................     $ 1,987           $ 1,365
     1997............................       2,006             1,251
     1998............................       2,001             1,142
     1999............................       2,307             1,004
     2000............................       2,935             1,911
     Thereafter......................       5,011             1,124
                                        -----------      -------------
                                          $16,247             7,797
                                        ===========
Less -- Amounts representing
  interest...........................                        (2,250)
                                                         -------------
                                                            $ 5,547
                                                         =============

     Management estimates that the fair value of its long-term debt obligations approximates the historical value of $16,247,000 at December 31, 1995.

7.  INCOME TAXES:

     The Company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision for taxes on income consists of the following:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Current --
     Federal.........................  $  --      $      69
     State...........................        (13)       (69)
                                       ---------  ---------
                                             (13)    --
                                       =========  =========
Deferred --
     Federal.........................         67        317
     State...........................         21        121
                                       ---------  ---------
                                              88        438
                                       ---------  ---------
                                       $      75  $     438
                                       =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                            DECEMBER 31
                                       ---------------------
                                         1994        1995
                                       ---------  ----------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     949  $    2,259
     Other...........................          8          50
                                       ---------  ----------
           Total deferred income tax
             liabilities.............        957       2,309
                                       ---------  ----------
Deferred income tax assets --
     Accounts receivable/allowance
        for doubtful accounts........        (18)        (20)
     Accrued liabilities/expenses....       (391)       (710)
     Net operating losses............       (263)       (846)
     General Business Credit.........         (4)         (4)
     Other...........................        (32)        (42)
                                       ---------  ----------
           Total deferred income tax
             assets..................       (708)     (1,622)
Plus -- Valuation allowance..........          5           5
                                       ---------  ----------
           Net deferred income tax
             liabilities.............  $     254  $      692
                                       =========  ==========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                            YEAR ENDED
                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Tax at statutory rate................  $      16  $     401
     Add (deduct) --
           State income taxes........          6         35
           Nondeductible expenses....          2          2
           Effect of nontaxable
              income from personal
              assets of stockholder/S
              Corporations...........         51     --
                                       ---------  ---------
                                       $      75  $     438
                                       =========  =========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire in 2004. In connection with the Merger, the Company will experience an ownership change resulting in various limitations on the Company's ability to utilize net operating loss carryforwards. However, the Company anticipates full utilization of these net operating loss carryforwards prior to their expiration. The Company also has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire in various periods from 1996 through 2002.

                GULF COAST TRANSPORTATION, INC. AND SUBSIDIARIES
                      (OPERATING AS GRAY LINE OF HOUSTON)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES:

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $207,000 issued in connection with the Company's long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from 1 percent to 2 percent paid on an annual basis and are secured by a guarantee of a stockholder.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1994 and 1995, was $6,000 and $14,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $       6
     1997............................          6
     1998............................          6
     1999............................          6
     2000............................          7
     Thereafter......................         13
                                       ---------
                                       $      44
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $5,000 deductible. As such, any claim within the first $5,000 per incident would be the financial obligation of the Company.

     The accompanying financial statements include an accrual for management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                          INDEPENDENT AUDITORS' REPORT

K-T Contract Services, Inc.

     We have audited the accompanying balance sheets of K-T Contract Services, Inc. (the "Company") as of December 31, 1994 and December 31, 1995 and the related statements of income, stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 8, 1996

                          K-T CONTRACT SERVICES, INC.
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                             DECEMBER 31,
                                       ----------------------      JUNE 30,
                                          1994        1995           1996
                                       ----------  ----------    ------------
                                                                 (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      440  $    1,703      $    349
     Short-term investments..........         500       1,511           500
     Accounts receivable.............       1,236         944         1,852
     Receivable from related
        parties......................         550       1,559         2,383
     Prepaid expenses................         455         193         1,284
     Materials and supplies..........          48          48            48
                                       ----------  ----------    ------------
           Total current assets......       3,229       5,958         6,416

PROPERTY, net........................      26,071      21,688        21,818

OTHER ASSETS.........................         177         209           155
                                       ----------  ----------    ------------
           Total assets..............  $   29,477  $   27,855      $ 28,389
                                       ==========  ==========    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    3,009  $    1,718      $  1,870
     Accounts payable................         367         507           797
     Accrued liabilities.............         426         683           710
     Federal tax payable.............      --             528           311
     Amounts due to related
        parties......................         150          59        --
                                       ----------  ----------    ------------
           Total current
             liabilities.............       3,952       3,495         3,688
                                       ----------  ----------    ------------

LONG-TERM OBLIGATIONS, net of current
  maturities.........................      20,837      18,041        17,752

DEFERRED FEDERAL INCOME TAXES........         537         643           643
                                       ----------  ----------    ------------
           Total liabilities.........      25,326      22,179        22,083
                                       ----------  ----------    ------------
STOCKHOLDERS' EQUITY:
     Common stock, $.01 par,
        1,000,000 shares authorized,
        100,000 shares issued........           1           1             1
     Additional paid-in capital......       2,299       2,299         2,299
     Retained earnings...............       1,851       3,376         4,006
                                       ----------  ----------    ------------
           Total stockholders'
             equity..................       4,151       5,676         6,306
                                       ----------  ----------    ------------
           Total liabilities and
             stockholders' equity....  $   29,477  $   27,855      $ 28,389
                                       ==========  ==========    ============

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                         YEAR ENDED          SIX MONTHS ENDED
                                        DECEMBER 31              JUNE 30
                                   ----------------------  --------------------
                                      1994        1995       1995       1996
                                   ----------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES.......................... $   15,131  $   16,976  $   8,243  $   8,450
OPERATING EXPENSES................      9,129      10,799      5,495      5,236
                                   ----------  ----------  ---------  ---------
     Gross profit.................      6,002       6,177      2,748      3,214
GENERAL AND ADMINISTRATIVE
  EXPENSES........................      2,509       1,715        857      1,470
                                   ----------  ----------  ---------  ---------
     Operating income.............      3,493       4,462      1,891      1,744
OTHER (INCOME) EXPENSE:
     Interest expense.............      1,692       2,266      1,132        912
     Interest income..............        (32)        (84)    --            (94)
                                   ----------  ----------  ---------  ---------
INCOME BEFORE FEDERAL INCOME TAXES
  AND EXTRAORDINARY ITEM..........      1,833       2,280        759        926
PROVISION FOR FEDERAL INCOME TAXES        423         730        243        296
                                   ----------  ----------  ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM............................      1,410       1,550        516        630
EXTRAORDINARY ITEM................     --              25     --         --
                                   ----------  ----------  ---------  ---------
NET INCOME........................ $    1,410  $    1,525  $     516  $     630
                                   ==========  ==========  =========  =========

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK      ADDITIONAL                     TOTAL
                                        ----------------     PAID-IN      RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS        EQUITY
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........     100      $  1       $2,299       $   441        $ 2,741
     Net income......................    --        --          --            1,410          1,410
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........     100         1        2,299         1,851          4,151
     Net income......................    --        --          --            1,525          1,525
                                        ------    ------    ----------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........     100         1        2,299         3,376          5,676
     Net income......................    --        --          --              630            630
                                        ------    ------    ----------    ---------    -------------
BALANCE AT JUNE 30, 1996
  (unaudited)........................     100      $  1       $2,299       $ 4,006        $ 6,306
                                        ======    ======    ==========    =========    =============

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             YEAR ENDED              SIX MONTHS
                                            DECEMBER 31            ENDED JUNE 30
                                       ----------------------  ----------------------
                                          1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $    1,410  $    1,525  $      516  $      630
     Adjustments to reconcile net
        income to net cash provided
        by operating activities --
        Depreciation and
           amortization..............       1,478       1,515         728         647
        Deferred federal income
           tax.......................         357         106         243          47
        Changes in assets and
           liabilities --
           Accounts receivable.......        (125)        331        (429)       (908)
           Prepaid expenses..........        (211)        172        (253)     (1,091)
           Federal income tax
             payable.................         (82)        618      --             217
           Accounts payable and
             accrued liabilities.....         483         397         (52)        100
           Receivable from related
             parties.................                    (228)     --            (883)
           Other.....................      (1,206)       (530)          9        (250)
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) operating
                activities...........       2,104       3,906         762      (1,491)
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases...........         (96)       (278)       (208)       (849)
     Proceeds from the sale of
        buses........................       4,751       2,363         694         112
     (Increase) decrease in
        short-term investments.......      --          (1,011)     (1,300)      1,011
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) investing
                activities...........       4,655       1,074        (814)        274
                                       ----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................      (6,866)     (3,625)     (2,502)     (1,276)
     Proceeds from issuance of
        long-term obligations........         367      --           2,250       1,139
     Increase in note receivable.....      --             (92)     --          --
                                       ----------  ----------  ----------  ----------
             Net cash provided by
                (used in) financing
                activities...........      (6,499)     (3,717)        252        (137)
                                       ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         260       1,263         200      (1,354)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD................         180         440         440       1,703
                                       ----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $      440  $    1,703  $      640  $      349
                                       ==========  ==========  ==========  ==========

                       See notes to financial statements.

                          K-T CONTRACT SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION

     K-T Contract Services, Inc. (the "Company") was incorporated in November 1988 and is owned 50% each by Kerrville Bus Company, Inc. and Texas Bus Lines, Inc. The Company generates its revenues primarily in the Las Vegas, Nevada area by providing shuttle (see Note 6) and charter services.

  ACCOUNTS RECEIVABLE

     Accounts receivable that management of the Company considers uncollectible are written off as a bad debt expense in accordance with the direct write-off method. Management believes that there are no material uncollectible accounts at December 31, 1995.

  PROPERTY, DEPRECIATION, AND AMORTIZATION

     The Company uses the straight-line method over the following estimated useful lives in computing depreciation and amortization:

                                            ESTIMATED
                                             SERVICE
                                              LIVES
                                           ------------
Buses...................................     10 years
Buildings...............................     30 years
Service cars............................   3 to 5 years
Shop and garage equipment...............     8 years
Furniture and office equipment..........     5 years

     Effective January 1, 1995 the Company reduced the estimated useful lives of buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $955,739.

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

  INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Pursuant to SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  OPERATING CERTIFICATES

     Costs of obtaining certain intrastate operating certificates have been capitalized, and are amortized using the straight line method over a 25 year period.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less at the date of acquisition to be cash equivalents.

  SHORT-TERM INVESTMENTS

     As of December 31, 1994, the Company had a $500,000 Certificate of Deposit earning 4.75% interest that matured in January, 1995. As of December 31, 1995, the Company has a $500,000 Certificate of Deposit earning 5.10% interest, maturing in July 1996, and a $1,011,207 Certificate of Deposit earning 4.50% interest, maturing in May 1996.

  MATERIALS AND SUPPLIES

     Inventory consists primarily of diesel fuel and bus parts and is carried at the lower of first-in, first-out cost or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumptions used, including the discount rate and estimates of cash flow. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in current market exchange. Where these estimates approximate carrying value, no separate disclosure of fair value is shown.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  LONG-TERM OBLIGATIONS

                                        DECEMBER 31, 1994       DECEMBER 31, 1995
                                       --------------------    --------------------
                                       CURRENT    LONG-TERM    CURRENT    LONG-TERM
                                       PORTION     PORTION     PORTION     PORTION
                                       -------    ---------    -------    ---------
                                                      (IN THOUSANDS)
Notes payable to Bank America, due
  in monthly installments of $13,000
  including interest at 1.5% over
  prime (minimum 9.5%, maximum 14%),
  collateralized by a deed of trust
  and assignment of rents............   $ 121       $ 298       $  41      $   342
Notes payable to Bank America, due in
  monthly installments of $2,435 plus
  interest at 9.25%, collateralized
  by certain buses...................      22          55          25           29
Note payable to The CIT Group, due in
  monthly installments of $6,636
  including interest at 2.0% at
  prime, collateralized by certain
  buses..............................    --         --             30          433
Note payable to Coastal Banc, due in
  monthly installments of $1,525 plus
  interest at prime, collateralized
  by certain buses...................    --         --             18           41
Note payable to Coastal Banc, due in
  monthly installments of $3,453 plus
  interest at prime, collateralized
  by certain buses...................    --         --             42           85
Note payable to Westar Banc, due in
  annual installments of $86,126
  including interest at 9.0%,
  collateralized by land.............    --         --             50          285
Note payable to Francis Judson Smith,
  due in one lump sum, including
  principle and accrued interest at
  8.5% per annum on January 3, 1998,
  guaranteed by one shareholder and
  two related companies. (See Note
  8.)................................    --         --           --            500
Note payable to Sun Bank, due in
  monthly installments of $19,407
  including interest at 7.75%,
  collateralized by certain buses....       5       --           --          --
                                       -------    ---------    -------    ---------
     Total...........................   $ 148       $ 353       $ 206      $ 1,715
                                       =======    =========    =======    =========

     Scheduled principal payments on the notes payable are as follows:

1996.................................  $     206
1997.................................        224
1998.................................        711
1999.................................        174
2000.................................        183
Thereafter...........................        423
                                       ---------
Total................................  $   1,921
                                       =========

  CAPITALIZED LEASES

     The Company leases certain buses under six different lease agreements under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amortized over their estimated useful lives of five to ten years and interest on the outstanding lease obligation is charged to expense during each period.

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 in thousands:

YEAR ENDED DECEMBER 31                    AMOUNT
-------------------------------------     -------
1996.................................       3,032
1997.................................       3,032
1998.................................       3,032
1999.................................       3,032
2000.................................       2,793
Thereafter...........................       8,953
                                          -------
                                           23,874
Less amounts representing interest at
8.66% to 10.45%......................      (6,036)
                                          -------
Total obligations under capital
leases...............................      17,838
Less current portion.................      (1,512)
                                          -------
Long-term obligations under capital
leases...............................     $16,326
                                          =======

     At December 31, 1995 assets capitalized under lease agreements had a net book value of $19,370,085.

     Based on the borrowing rates currently available to the Company for long term obligations with similar terms and average maturities, the fair value of the Company's long term obligations, including current maturities, was $20,721,233 at December 31, 1995.

  OPERATING LEASES

     The Company leases certain buses from Kerrville Bus Company, Inc. (a shareholder) under operating leases. The terms of the leases call for 84 monthly payments with no purchase option nor guarantee of residual value at the end of the lease terms.

     Following is a schedule of future minimum rental payments required under operating leases that have initial noncancelable lease terms in excess of one year (in thousands):

YEAR ENDED DECEMBER 31,                 AMOUNT
-------------------------------------   ------
1996.................................   $ 180
1997.................................     180
1998.................................      60
                                        ------
Total................................   $ 420
                                        ======

     Operating expenses include $1,633,739 in 1994 and $2,145,105 in 1995 of interest expense and $1,305,112 in 1994 and $1,303,349 in 1995 of depreciation expense related to capitalized leases for buses. Operating expenses also include $280,000 in 1994 and $215,000 1995 of lease expense related to buses under operating leases.

     The Company incurred charter expenses of $163,553 in 1994 and $253,449 in 1995 to related parties, general management expenses of $750,000 in 1994 and $25,000 in 1995, and consulting fees of $85,849 in 1994 and $420,028 in 1995 to its shareholders. As of December 31, the Company has a net accounts receivable trade balance with affiliates of $273,326 in 1994 and $253,449 in 1995 and advances to a related party with a balance of $276,619 in 1994 and $1,305,922 in 1995 and accounts payable of $150,000 in 1994 and $25,000 in 1995. Furthermore,

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

the following revenue amounts were earned from affiliates: Outside services revenue--$59,838 in 1994 and $11,186 in 1995, charter revenue--$200,339 in 1994 and $186,318 in 1995, and other services revenue--$55,581 in 1995.

     The Company has an uncollateralized note receivable from a related company, due in monthly installments of $3,656 including interest at 9.0%, due in May 1998.

     The Company is a guarantor for notes payable and lease obligations of affiliated bus companies. These agreements have balances totaling approximately $11,972,000 at December 31, 1995, and are due in monthly installments totaling approximately $185,000 with interest rates ranging from 7.92% to 13.25%.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants.

3.  FEDERAL INCOME TAXES

     The provision for federal income taxes are as follows (in thousands):

                                            1994       1995
                                          ---------  ---------
Current.................................  $      66  $     624
Deferred................................        357        106
                                          ---------  ---------
     Total..............................  $     423  $     730
                                          =========  =========

     Deferred income taxes and benefits under SFAS No. 109 are provided for differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets and liabilities at December 31 follow:

                                            1994       1995
                                          ---------  ---------
Depreciable assets......................  $    (537) $    (651)
Settlement costs........................     --              8
                                          ---------  ---------
     Total net deferred tax liability...  $    (537) $    (643)
                                          =========  =========

     The reconciliation of income tax attributable to continuing operations computed at federal statutory tax rates to income tax expense is:

                                            1994       1995
                                          ---------  ---------
Tax at statutory rates..................  $     623  $     766
Net effect of certain leasing
  transactions..........................       (105)    --
Net effect of alternative minimum tax
  carryforward..........................        (95)       (39)
Non-deductible items....................     --              3
                                          ---------  ---------
     Total..............................  $     423  $     730
                                          =========  =========

4.  SUMMARY OF NON-CASH TRANSACTIONS

     Interim financing totaling $5,194,753 was incurred during 1994 to purchase buses. Notes payable of $1,199,955 were incurred to purchase buses during 1995. Capital lease obligations of $23,026,209 in 1994 and $3,338,030 in 1995 were incurred to purchase buses under various capital leases.

                          K-T CONTRACT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid for interest was $1,587,981 and $2,238,751 for the years ended December 31, 1994 and 1995, respectively.

     Cash paid for income taxes was $89,500 and $350,000 for the years ended December 31, 1994 and 1995, respectively.

6.  CONCENTRATIONS OF RISKS

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Las Vegas, Nevada and about 45% in 1994 and 50% of its revenues in 1995 were derived from providing employee shuttle operations under a contract with Reynolds Electrical & Engineering Co., Inc. The contract expires in June 1997.

7.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $53,813 for the year ended December 31, 1995.

8.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies, and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her share of two related companies in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the related companies' cash payment of $1,000,000 to such shareholder; second, the Company's delivery to the shareholder of a promissory note in the face amount of $500,000 (see Note 2); and third, the Company's and a related company's agreement to pay the shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a liability payable to such shareholder and a receivable from the related companies in the amount of $500,000 (see Note 2). The Company and the related company have estimated their minimum portions of the contingent liability based on estimated revenues and, therefore, the Company has recorded as its share of such liability and the related charge to earnings for the contingency payments the amount of $25,000.

9.  COMMITMENTS AND CONTINGENCIES

     The Company has commitments and contingencies including the future payments described in Note 8. and in the normal course of business which are not considered by management to be likely to result in any material adverse effect on the December 31, 1995 financial position.

     Also, the Company's federal income tax return (Form 1120) for the year ended December 31, 1994 is under examination by the Internal Revenue Service. While the examination is in a preliminary stage, management believes that the final outcome will not have a material adverse effect on the Company's financial statements.

                          INDEPENDENT AUDITORS' REPORT

California Charter, Inc.

     We have audited the accompanying balance sheets of California Charter, Inc. as of December 31, 1994 and December 31, 1995 and the related statements of income, changes in stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 8, 1996

                            CALIFORNIA CHARTER, INC.
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                           DECEMBER 31
                                       ----------------------      JUNE 30,
                                          1994        1995           1996
                                       ----------  ----------     -----------
                                                                  (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................  $       24  $      565       $   538
     Accounts receivable.............       1,322       1,402         1,586
     Materials and supplies
        inventory....................          37          37            37
     Prepaid expenses................         297         145           301
                                       ----------  ----------     -----------
           Total current assets......       1,680       2,149         2,462
PROPERTY, net........................       8,436      17,630        21,043
OTHER ASSETS.........................          60          35            25
                                       ----------  ----------     -----------
           Total assets..............  $   10,176  $   19,814       $23,530
                                       ==========  ==========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $      701  $    3,178       $ 3,333
     Accounts payable................         496         254         2,547
     Accrued liabilities.............         322         258           447
     Advances from related party.....         276       1,773         1,438
                                       ----------  ----------     -----------
           Total current
             liabilities.............       1,795       5,463         7,765
                                       ----------  ----------     -----------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       7,520      13,183        14,260
                                       ----------  ----------     -----------
           Total liabilities.........       9,315      18,646        22,025
                                       ----------  ----------     -----------
STOCKHOLDERS' EQUITY:
     Common stock....................           1           1             1
     Retained earnings...............         860       1,167         1,504
                                       ----------  ----------     -----------
           Total stockholders'
             equity..................         861       1,168         1,505
                                       ----------  ----------     -----------
           Total liabilities and
             stockholders' equity....  $   10,176  $   19,814       $23,530
                                       ==========  ==========     ===========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                         YEAR ENDED          SIX MONTHS ENDED
                                         DECEMBER 31             JUNE 30
                                    ---------------------  --------------------
                                      1994        1995       1995       1996
                                    ---------  ----------  ---------  ---------
                                                               (UNAUDITED)
REVENUES........................... $   7,701  $   10,537  $   4,845  $   5,225
OPERATING EXPENSES.................     6,111       6,925      3,315      3,024
                                    ---------  ----------  ---------  ---------
     Gross profit..................     1,590       3,612      1,530      2,201
GENERAL AND ADMINISTRATIVE
  EXPENSES.........................       709       1,419        647      1,090
                                    ---------  ----------  ---------  ---------
     Operating income..............       881       2,193        883      1,111
OTHER (INCOME) EXPENSE:
     Interest expense..............       634         995        496        780
     Interest income...............    --              (9)    --             (6)
                                    ---------  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES.........       247       1,207        387        337
PROVISION FOR INCOME TAXES.........    --          --         --         --
                                    ---------  ----------  ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM.............................       247       1,207        387        337
                                    ---------  ----------  ---------  ---------
EXTRAORDINARY ITEM.................    --             900     --         --
                                    ---------  ----------  ---------  ---------
NET INCOME......................... $     247  $      307  $     387  $     337
                                    =========  ==========  =========  =========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK                       TOTAL
                                        ----------------    RETAINED     STOCKHOLDERS'
                                        SHARES    AMOUNT    EARNINGS        EQUITY
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1993.........     100      $  1      $   613        $   614
     Net income......................    --        --            247            247
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1994.........     100         1          860            861
     Net income......................    --        --            307            307
                                        ------    ------    ---------    -------------
BALANCE AT DECEMBER 31, 1995.........     100         1        1,167          1,168
     Net income......................    --        --            337            337
                                        ------    ------    ---------    -------------
BALANCE AT JUNE 30, 1996
  (unaudited)........................     100      $  1      $ 1,504        $ 1,505
                                        ======    ======    =========    =============

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           YEAR ENDED             SIX MONTHS
                                           DECEMBER 31           ENDED JUNE 30
                                       --------------------  ----------------------
                                         1994       1995        1995        1996
                                       ---------  ---------  ----------  ----------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     247  $     307  $      387  $      337
     Adjustments to reconcile net
        income to net cash provided
        by operating activities --
           Depreciation and
             amortization............        679        575         513         523
           Changes in assets and
             liabilities --
                Accounts
                   receivable........       (315)       (80)        104        (184)
                Prepaid expenses.....        (50)       152         (16)       (156)
                Accounts payable and
                   accrued
                   liabilities.......        414       (306)        173       2,482
                Advances from (to)
                   related party.....       (275)     1,124        (177)       (335)
                Other................        124         25          38          10
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        operating
                        activities...        824      1,797       1,022       2,677
                                       ---------  ---------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases...........       (116)      (317)       (324)     (3,936)
     Proceeds from sale of assets....        514     --          --          --
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        (used in)
                        investing
                        activities...        398       (317)       (324)     (3,936)
                                       ---------  ---------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................     (1,198)      (939)       (378)       (845)
     Proceeds from issuance of
        long-term obligations........     --         --          --           2,077
                                       ---------  ---------  ----------  ----------
                      Net cash
                        provided by
                        (used in)
                        financing
                        activities...     (1,198)      (939)       (378)      1,232
                                       ---------  ---------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......         24        541         320         (27)
CASH AT BEGINNING OF PERIOD..........     --             24          24         565
                                       ---------  ---------  ----------  ----------
CASH AT END OF PERIOD................  $      24  $     565  $      344  $      538
                                       =========  =========  ==========  ==========

                       See notes to financial statements.

                            CALIFORNIA CHARTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION -- California Charter, Inc. (the Company) was incorporated in the state of Texas in January 1991, and is owned 50% by the sole shareholder of Kerrville Bus Company, Inc. and 50% by the sole shareholder of Texas Bus Lines, Inc. (formerly more than one shareholder, see Note 7). During March 1991, the Company purchased substantially all of the assets of California Charter, Inc., a California Corporation, for $2,525,000. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the various assets based on their fair market values in accordance with the purchase contract. The Company generates its revenues primarily in California by providing charter services (see Note 5).

     ACCOUNTS RECEIVABLE -- Accounts receivable that management of the Company considers uncollectible are written off as bad debt expense in accordance with the direct write-off method. Management believes that there are no material uncollectible accounts at December 31, 1995.

     PROPERTY, DEPRECIATION, AND AMORTIZATION --

     The Company uses the straight-line method over the following estimated useful lives, in the respective years, in computing depreciation and amortization:

                                          ESTIMATED
                                        SERVICE LIVES
                                        -------------
Buses................................      10 years
Service Cars.........................       5 years
Shop and garage equipment............       5 years
Furniture and office equipment.......       5 years

     Effective January 1, 1995, the Company reduced the estimated useful lives of certain buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $447,699.

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

     ORGANIZATIONAL EXPENSES -- Organizational expenses are being amortized over a five year period.

     MATERIALS AND SUPPLIES INVENTORY -- Materials and supplies inventory consists primarily of bus parts and is carried at the lower of average cost or market. Cost is determined using first-in, first-out method.

     FEDERAL INCOME TAXES -- For Federal income tax purposes, the Company has elected to be treated as an S corporation, which is not subject to Federal income taxes at the corporate level. Accordingly, no provision for Federal income taxes has been recorded in the accompanying financial statements.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumptions used, including the discount rate and estimates of cash flow. Accordingly, the

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange. Where these estimates approximate carrying value, no separate disclosure of fair value is shown.

     ESTIMATES AND ASSUMPTIONS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  LONG-TERM DEBT OBLIGATIONS

                                         DECEMBER 31, 1994       DECEMBER 31, 1995
                                        --------------------    --------------------
                                        CURRENT    LONG-TERM    CURRENT    LONG-TERM
                                        PORTION     PORTION     PORTION     PORTION
                                        -------    ---------    -------    ---------
                                                       (IN THOUSANDS)
Notes payable to Textron Financial
  Corporation, due in monthly
  installments of $22,871 including
  interest ranging from 9.95% to
  10.5%, collateralized by certain
  buses, guaranteed by Kerrville Bus
  Company, Inc., K-T Contract
  Services, Inc. and Texas Bus Lines,
  Inc................................    $ 136      $ 1,279      $ 150      $ 1,128
Notes payable to MCI Acceptance
  Corporation, due in monthly
  installments of $26,014 including
  interest at prime plus 2%,
  collateralized by the purchases,
  guaranteed by K-T Contract Services,
  Inc., Texas Bus Lines, Inc.,
  Kerrville Bus Lines, Inc. and
  individually by the shareholders
  of California Charter, Inc.........      171        2,259        122        1,284
Note payable to G E Capital Fleet
  Services, due in monthly
  installments of $6,778 including
  interest at 9.5%, collateralized by
  Kerrville Bus Company, Inc., K-T
  Contract Services, Inc. and Texas
  Bus Lines, Inc.....................     --          --            44          368
Note payable to the CIT Group, due in
  monthly installments of $20,364
  including interest at 11%,
  collateralized by certain buses,
  guaranteed by Kerrville Bus Company,
  Inc., K-T Contract Services, Inc.,
  and Texas Bus Lines, Inc...........     --          --           152        2,124
                                        -------    ---------    -------    ---------
           Total notes payable.......    $ 307      $ 3,538      $ 468      $ 4,904
                                        =======    =========    =======    =========

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Scheduled principal payments on the notes are as follows (in thousands):

1996.................................  $     468
1997.................................        504
1998.................................        856
1999.................................        477
2000.................................        659
Thereafter...........................      2,408
                                       ---------
Total................................  $   5,372
                                       =========

     CAPITALIZED LEASES -- The Company leases certain buses under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are amortized over their estimated useful lives (see note 1). Interest on the outstanding lease obligation is charged to expense during each period.

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 (in thousands):

       YEAR ENDED DECEMBER 31,           AMOUNT
                                       ----------
1996.................................  $    1,748
1997.................................       1,463
1998.................................       1,463
1999.................................       1,460
2000.................................       1,336
Thereafter...........................       3,956
                                       ----------
                                           11,426
Less amounts representing interest at
  7.92% to 10.80%....................         437
                                       ----------
Total obligations under capital
  leases.............................      10,989
Less current portion.................      (2,710)
                                       ----------
Long-term obligations under capital
  leases.............................  $    8,279
                                       ==========

     Assets capitalized under lease agreements had net book values of $3,863,425 at December 31, 1994 and $11,713,873 at December 31, 1995.

     Based on the borrowing rates currently available to the Company for long-term obligations with similar terms and average maturities, the fair value of the Company's long-term obligations including current maturities, was $16,882,446 at December 31, 1995.

  OPERATING LEASES

     The Company leases certain buses from Kerrville Bus Company, Inc. (a related party) under operating leases. The terms of the leases call for monthly payments for seven years with no purchase option nor guarantee of residual value at the end of the lease terms.

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a schedule of future minimum rental payments required under operating leases that have initial noncancelable lease terms in excess of one year (in thousands):

YEAR ENDED DECEMBER 31                  AMOUNT
-------------------------------------  ---------
1996.................................  $     180
1997.................................        180
1998.................................         60
                                       ---------
     Total...........................  $     420
                                       =========

     Operating expenses include $587,124 in 1994 and $215,000 in 1995, of lease expense related to buses under operating leases and $154,532 in 1994 and $145,356 in 1995, of lease expense related to facilities.

     The Company incurred charter expenses of $200,339 in 1994 and $248,872 in 1995, with related parties. The Company has a net accounts receivable trade balance with affiliates of $46,993 in 1994 and $33,995 in 1995.

     The shareholders performed certain management duties for the Company. To compensate for such services the Company paid $300,000 in management fees for the year ended December 31, 1994 and $850,000 for the year ended December 31, 1995.

     The Company had accounts payable, primarily trade and settlement payment, due to K-T Contract Services (a related party) in the amount of $276,460 at December 31, 1994 and $1,247,027 at December 31, 1995. The Company also had accounts receivable, primarily trade, due from Texas Bus Lines (a related party) in the amount of $46,993 at December 31, 1994.

     The Company is guarantor for certain notes payable and lease obligations of affiliated bus companies. These agreements have balances totaling approximately $24,909,000 at December 31, 1995 and are due in monthly installments totaling approximately $420,000, with interest rates ranging from prime plus 2% to 13.25%. Certain of the Company's notes payable and lease obligations have been guaranteed by affiliated bus companies.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants. At December 31, 1995, the Company was not in compliance with certain restrictive covenants. The Company expects the provisions governing such noncompliance to be waived by the lessors.

3.  SUMMARY OF NON-CASH TRANSACTIONS

     Notes payable of $1,675,871 in 1994 and $1,478,331 in 1995 were incurred to purchase buses. Capital lease obligations of $1,279,655 in 1994 and $8,624,944 in 1995, were incurred to purchase buses under various capital leases.

4.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the years ended December 31 for interest was $624,342 in 1994 and $936,655 in 1995.

5.  CONCENTRATIONS OF RISKS

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant

                            CALIFORNIA CHARTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are located in Orange County, California. The Company is engaged primarily in providing charter bus services in California. Approximately 37% in 1994 and 20% in 1995 of the Company's revenues were derived from providing airport shuttle operations between Los Angeles International Airport and Van Nuys Airport. The contract expires in October 1996. The Company had an uncollected receivable due on the above contract of approximately $650,000 at December 31, 1994 and $332,756 at December 31, 1995.

6.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $25,765 in 1995.

7.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies, and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her shares of the Company and a related company in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the Company's and a related company's cash payment of $1,000,000 to such shareholder; second, a related company's delivery to such shareholder of a promissory note in the face amount of $500,000; and third, the Company's and a related company's agreement to pay such shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a payable to a related party in the amount of $500,000 for its share (50%) of the cash payment, which resulted in a $500,000 charge to earnings. The Company recorded a related party payable and a charge to earnings in the amount of $125,000 for its share of the promissory note. The Company and the related company have estimated their minimum portions of the contingent liability based on estimated revenues and, therefore, the Company has recorded as its share of such liability and the related charge to earnings for the contingency payments the amount of $275,000.

8.  CONTINGENCIES

     The Company has commitments and contingencies including the future payments described in Note 7 and in the normal course of business which are not considered by management to be likely to result in any material adverse effect on the December 31, 1995 financial position.

     Also, the Company's federal income tax return (Form 1120S) for the year ended December 31, 1992 is under examination by the Internal Revenue Service. While the examination is in a preliminary stage, management believes that the final outcome will not have a material adverse effect on the Company's financial statements.

                         INDEPENDENT AUDITORS' OPINION

Texas Bus Lines, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheet of Texas Bus Lines, Inc. and Subsidiary (the "Company") as of December 31, 1995 and related consolidated statement of income, changes in stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the consolidated financial statements provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of the Company as of December 31, 1995, in conformity with generally accepted accounting principles.

                                                     BURNSIDE & RISHEBARGER PLLC

March 22, 1996 (except for pages F-157, F-158, F-159 and footnotes 1, 4, 11 and
  12 which are as of August 9, 1996)

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                        SIX MONTHS
                                         YEAR ENDED        ENDED
                                        DECEMBER 31       JUNE 30
                                            1995           1996
                                        ------------    -----------
                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $    413        $   387
     Accounts receivable, net of
       allowance for doubtful
       accounts of $23...............          485            341
     Receivable from related
       parties.......................          160         --
     Prepaid expenses................           81            307
     Materials and supplies..........          112            112
     Federal income tax
       recoverable...................           20         --
                                        ------------    -----------
           Total current assets......        1,271          1,147

PROPERTY, net........................        6,985          9,051

INVESTMENT IN UNCONSOLIDATED
  ENTITY.............................        2,023          3,514

OTHER ASSETS.........................          143             50
                                        ------------    -----------
           Total assets..............     $ 10,422        $13,762
                                        ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable -- Trade.......          300            301
     Notes payable -- Stockholder....           50         --
     Current portion of long-term
       obligations...................        1,232            924
     Amounts due to related party....       --                684
     Accrued liabilities.............          258          1,003
                                        ------------    -----------
           Total current
             liabilities.............        1,840          2,912
                                        ------------    -----------
LONG-TERM OBLIGATIONS................        4,958          6,653
                                        ------------    -----------
STOCKHOLDERS' EQUITY:
     Common stock....................           50             50
     Additional paid-in capital......        1,669          1,669
     Retained earnings...............        2,141          2,714
     Less treasury stock, at cost....         (236)          (236)
                                        ------------    -----------
           Total stockholders'
             equity..................        3,624          4,197
                                        ------------    -----------
           Total liabilities and
             stockholders' equity....     $ 10,422        $13,762
                                        ============    ===========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                        SIX MONTHS ENDED
                                        YEAR ENDED          JUNE 30
                                        DECEMBER 31   --------------------
                                           1995         1995       1996
                                        -----------   ---------  ---------
                                                          (UNAUDITED)
REVENUES.............................     $ 8,589     $   4,168  $   5,150
OPERATING EXPENSES...................       5,161         2,612      3,038
                                        -----------   ---------  ---------
     Gross profit....................       3,428         1,556      2,112

GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,985           992      1,193
                                        -----------   ---------  ---------
     Operating income................       1,443           564        919
OTHER (INCOME) EXPENSE:
     Interest expense................         522           260        300
     Earnings from investment in
        unconsolidated entity........        (762)         (258)      (315)
                                        -----------   ---------  ---------
INCOME BEFORE FEDERAL INCOME TAXES
  AND EXTRAORDINARY ITEM.............       1,683           562        934

PROVISION FOR FEDERAL INCOME TAXES...         281            95        361
                                        -----------   ---------  ---------
NET INCOME BEFORE EXTRAORDINARY
  ITEM...............................     $ 1,402     $     467  $     573
EXTRAORDINARY ITEM NET OF TAX........         421        --         --
                                        -----------   ---------  ---------

NET INCOME...........................     $   981     $     467  $     573
                                        ===========   =========  =========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                      ADDITIONAL                   LESS
                                           COMMON      PAID-IN      RETAINED     TREASURY
                                            STOCK      CAPITAL      EARNINGS       STOCK       TOTAL
                                           -------    ----------    ---------    ---------   ---------
BALANCE JANUARY 1, 1995 --
  As previously reported................    $  50       $1,219       $ 1,218      $ --       $   2,487
Prior period adjustment (net of $29,600
  tax)..................................       --        --              (57)       --             (57)
                                           -------    ----------    ---------    ---------   ---------
BALANCE JANUARY 1, 1995 --
  As restated...........................       50        1,219         1,161        --           2,430
Net income..............................       --        --              981        --             981
Conversion of former stockholder's
  payable...............................       --          449         --           --             449
Treasury stock purchased -- 2,500
  shares................................       --        --            --             236          236
                                           -------    ----------    ---------    ---------   ---------
BALANCE AT DECEMBER 31, 1995............       50        1,668         2,142          236        3,624
                                           -------    ----------    ---------    ---------   ---------
Net income..............................       --        --              573        --             573
                                           -------    ----------    ---------    ---------   ---------
Balance at June 30, 1996 (unaudited)....    $  50       $1,668       $ 2,715      $   236    $   4,197
                                           =======    ==========    =========    =========   =========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                           YEAR ENDED           JUNE 30
                                          DECEMBER 31    ----------------------
                                              1995          1995        1996
                                          ------------   ----------  ----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $    981     $      467  $      573
     Adjustments to reconcile net income
        to net cash provided by
        operating activities --
        Depreciation....................         916            357         473
        Earnings from investment in
           unconsolidated entity........        (762)          (258)       (315)
        Deferred federal income tax.....          20         --          --
        Changes in assets and
           liabilities --
             Accounts receivable........        (324)           (20)        144
             Prepaid expenses...........          50           (125)       (226)
             Accounts payable and
                accrued liabilities.....          82            640         746
             Other......................         240         --            (661)
                                          ------------   ----------  ----------
                   Net cash provided by
                      operating
                      activities........       1,203          1,061         734
                                          ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Fixed asset purchases..............        (765)        --          (2,500)
     Proceeds from the sale of buses....         364         --             353
                                          ------------   ----------  ----------
                   Net cash used in
                      investing
                      activities........        (401)        --          (2,147)
                                          ------------   ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations.....................      (1,405)          (805)       (379)
     Proceeds from issuance of debt.....         702         --           1,766
     Loan from stockholder..............          50         --          --
                                          ------------   ----------  ----------
                   Net cash provided by
                      (used in)
                      financing
                      activities........        (653)          (805)      1,387
                                          ------------   ----------  ----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................         149            256         (26)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................         264            264         413
                                          ------------   ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................    $    413     $      520  $      387
                                          ============   ==========  ==========

                See notes to consolidated financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND CUSTOMER CONCENTRATION

     Texas Bus Lines, Inc. and Subsidiary (the "Company") generates its revenues primarily in the Houston, Texas area by providing shuttle (see Note 7) and charter services.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Texas Bus Lines, Inc. and its 100% owned subsidiary, Nevada Corporation, Inc. (the "Company"). Intercompany accounts and transactions have been eliminated in consolidation.

  WORKING CAPITAL

     The Company had a working capital deficit as of December 31, 1995. The Company may continue to experience working capital deficits as they pursue their current expansion of operations. The Company currently funds its activities with cash flows from operations and debt from lenders. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund operations through 1996.

  UNCONSOLIDATED SUBSIDIARY

     Generally accepted accounting principles require consolidation of a subsidiary if it is controlled by its parent company. Since neither of the 50% owners of K-T Contract Services, Inc. are deemed by management of either company to control that subsidiary, it is accounted for on the equity method of accounting. The equity method followed allows the parent company to record its investment at cost adjusted for its share of profits and dividends. All intercompany transactions are eliminated.

  ACCOUNTS RECEIVABLE, BAD DEBTS, AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company has made a provision for bad debts based on management's determination of uncollectible receivables including evaluation of factors such as collateral, customers' credit worthiness, and anticipated economic conditions.

  PROPERTY, DEPRECIATION, AND AMORTIZATION

     The Company uses the straight-line method and the following estimated service lives in computing depreciation and amortization:

                                          ESTIMATED
                                        SERVICE LINES
                                        -------------
Buses capitalized under lease
  agreements.........................     10 years
Buses................................     10 years
Furniture and fixtures...............      5 years
Leasehold improvements...............     30 years
Other equipment......................   3 to 8 years

     Effective January 1, 1995 the Company reduced the estimated useful lives of buses from twelve to ten years and increased the salvage value from 0% to 50% of cost. These revisions were made to more properly reflect true economic lives of the assets and to better align the Company's depreciated value with the estimated market value. The effect of this change was to reduce 1995 depreciation expense and increase net income by approximately $89,485.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for maintenance and repairs are charged to operating expenses as incurred; expenditures for renewals and replacements are capitalized. When property is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on disposition is included in income.

  REVENUE RECOGNITION

     Revenues are recognized from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Pursuant to SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  INTANGIBLE ASSETS

     Costs of obtaining certain intrastate operating certificates have been capitalized, and are amortized using the straight-line method over a 25 year period.

  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less at the date of acquisition to be cash equivalents.

  MATERIALS AND SUPPLIES

     Inventory consists primarily of diesel fuel and bus parts and is carried at the lower of first-in, first-out cost or market.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management of the Company has, where appropriate, estimated the fair value of financial instruments. These fair value amounts may be significantly affected by the assumption used, including the discount rate and estimates of cash flow. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be realized in current market exchange. Where Management's estimates approximate carrying value, no separate disclosure of fair value is shown.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  INVESTMENT IN UNCONSOLIDATED ENTITY

     Investment in unconsolidated entity consists of the Company's cost and equity of K-T Contract Services, Inc. which represents a 50% ownership at December 31, 1995 is as follows (in thousands):

Balance, January 1, 1995.............  $    2,290
Equity in earnings...................         762
Intercompany eliminations............      (1,029)
                                       ----------
Balance, December 31, 1995...........  $    2,023
                                       ==========

     Summary financial information of the unconsolidated entity is as follows for the year ended December 31, 1995:

Assets:
Current Assets                         $    5,958
Property -- Net......................      21,688
Other assets.........................         209
                                       ----------
     Total...........................  $   27,855
                                       ==========
Liabilities and Equity:
Current liabilities..................  $    3,495
Non-current portion of long-term
  obligations........................      18,041
Deferred federal income taxes........         643
Equity...............................       5,676
                                       ----------
     Total...........................  $   27,855
                                       ==========
Revenues.............................  $   16,976
Expenses.............................      12,514
                                       ----------
Operating income.....................       4,462
Other expense........................       2,182
                                       ----------
Income before federal income taxes
  and extraordinary item.............       2,280
Provision for federal income taxes...         730
                                       ----------
Net income before extraordinary
  item...............................       1,550
Extraordinary item...................          25
                                       ----------
Net income...........................  $    1,525
                                       ==========

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  LONG-TERM DEBT

                                           CURRENT      LONG-TERM
                                           PORTION       PORTION
                                           --------     ---------
                                             (IN THOUSANDS)
Note payable to G E Capital Fleet
  Services, due in monthly
  installments of $13,095 including
  interest at 9.0%, due June 2000,
  collateralized by certain buses.......    $   94        $ 637
Note payable to Post Oak Bank, due in
  monthly installments of $9,375 plus
  interest at 10.0%, due June 1998,
  collateralized by certain buses.......       113          149
Note payable to Post Oak Bank, due in
  monthly installments of $4,980 plus
  interest at 10.0%, due May 1998,
  collateralized by certain buses.......        60           80
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $7,714 including interest at 9.5%,
  due January 1997, collateralized by
  certain buses.........................        87        --
Note payable to Post Oak Bank, due in
  monthly installments of $1,612
  including interest at 10.5%, due
  January 2000, collateralized by
  certain buses.........................        19           42
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $8,182 including interest at 8.75%,
  due August 1997, collateralized by
  certain buses.........................        34           21
Note payable to Post Oak Bank, due in
  monthly installments of $5,417 plus
  interest at prime, due August 1996,
  collateralized by certain buses.......        49
Note payable to Post Oak Bank, due in
  monthly installments of $977 plus
  interest at 11.0%, due March 1999,
  collateralized by certain buses.......        12           25
Note payable to Coastal Banc, due in
  monthly installments of $3,018
  including interest at 10.75%, due
  January 1997, collateralized by
  certain buses.........................        34            3
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $5,496 including interest at 9.0%
  due December 1996, collateralized by
  certain buses.........................        32        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due November 1996, collateralized by
  certain buses.........................        31        --
Note payable to Post Oak Bank, due in
  monthly installments of $2,083 plus
  interest at 9.25%, due August 1997,
  collateralized by certain buses.......        25            6
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $4,262 including interest at 8.75%,
  due August 1996, collateralized by
  certain buses.........................        29        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due August 1996, collateralized by
  certain buses.........................        22        --

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                           CURRENT      LONG-TERM
                                           PORTION       PORTION
                                           --------     ---------
                                             (IN THOUSANDS)
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $3,297 including interest at 9.0%,
  due October 1996, collateralized by
  certain buses.........................        18        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $1,607 including interest at 9.0%,
  due December 1996, collateralized by a
  certain bus...........................        17        --
Note payable to G E Capital Fleet
  Services, due in monthly installments
  of $1,099 including interest at 9.0%,
  due November 1996, collateralized by a
  certain bus...........................        10        --
Note payable to Coastal Banc, due in
  monthly installments of $529 including
  interest at 9.0%, due September 1996,
  collateralized by an automobile.......         5        --
                                           --------     ---------
     Total..............................    $  691        $ 963
                                           ========     =========

     Scheduled principal payments on the notes are as follows (in thousands):

1996....................................  $     691
1997....................................        332
1998....................................        196
1999....................................        136
2000....................................        299
                                          ---------
     Total..............................  $   1,654
                                          =========

  CAPITALIZED LEASES

     The Company leases certain buses under three different lease agreements under terms which essentially constitute a purchase of the buses. The lease terms call for monthly payments on each bus. The present values of the required rentals and residual value guarantees have been capitalized and the obligations recorded using the interest rate implicit in the lease. The assets are amortized over their estimated service lives of five to ten years and interest on the outstanding lease obligation is charged to expense during each period.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a schedule of future minimum lease payments (including guaranteed residual value payments) and capitalized lease obligations under capitalized leases as of December 31, 1995 (in thousands):

                                        AMOUNT
                                        ------
Year Ended December 31,
1996.................................   $  874
1997.................................      814
1998.................................      687
1999.................................      687
2000.................................      687
Thereafter...........................    2,507
                                        ------
                                         6,256
Less amounts representing interest at
  8.00% to 12.00%....................    1,720
                                        ------
Total obligations under capital
  leases.............................    4,536
Less current portion.................      541
                                        ------
Long-term obligations under capital
  leases.............................   $3,995
                                        ======

     At December 31, 1995 assets capitalized under lease agreements had a net book value of $5,277,459.

     Based on the borrowing rates currently available to the Company for long-term obligations with similar terms and average maturities, the fair value of the Company's long-term obligations, including current maturities, was $6,195,643 at December 31, 1995.

     Operating expenses for 1995 include $280,773 of interest expense and $305,722 of depreciation expense related to capitalized leases for buses. Operating expenses also include $234,830 of lease expense related to buses under operating leases that were leased from related parties and expired during 1995.

     The Company has an operating lease agreement with a related party for land. The lease is renewable annually and the rental expense of $117,600 for 1995 is included in operating expenses.

     During the year, the Company incurred charter expenses of $23,323 to related parties. As of December 31, 1995 the Company has a net accounts receivable trade balance with affiliates of $159,713. The Company had accounts payable, primarily trade and settlement payment, due to K-T Contract Services, Inc. (a related party) in the amount of $907,238 at December 31, 1995 which was eliminated (see Note 2). The Company also had lease revenues of $121,814 from K-T Contract Services, Inc. (a related party) which were eliminated (see Note
2). Furthermore, the following revenue amounts were earned from affiliates during 1995: Outside services revenue -- $130,748 and charter revenue -- $66,153.

     The Company has entered into certain global agreements with lessors. The agreements with lessors contain requirements concerning financial reporting, minimum cash flow ratios, capital expenditure limits, limits on indebtedness, various administrative requirements and certain other restrictive covenants.

     The Company has an uncollateralized note payable to the stockholder, bearing interest at 9%, due upon demand.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has a non-interest bearing, uncollateralized note receivable from the stockholder, due upon demand.

4.  FEDERAL INCOME TAXES

     The provision for federal income taxes are as follows for 1995 (in thousands):

Current..............................  $      73
Deferred.............................        208
                                       ---------
Total................................  $     281
                                       =========

     Deferred income taxes and benefits under SFAS No. 109 are provided between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets (liabilities) at December 31, 1995 follow (in thousands):

Depreciable assets...................  $    (214)
Settlement costs (see Note 9)........        217
General business credit
  carryforward.......................        290
Valuation allowance..................       (293)
                                       ---------
Total net deferred asset
  (liability)........................  $  --
                                       =========

     The reconciliation of income tax attributable to continuing operations computed at federal statutory tax rates to income tax expense is (in thousands):

Tax at statutory rates...............  $     572
Net effect of earnings of
  unconsolidated entity..............       (301)
Net effect of extraordinary item (See
  note 9)............................        217
Net effect of write-off of debt......        (79)
Net effect of general business
  credit.............................        (69)
Net effect of alternative minimum tax
  carryforward.......................        (44)
Net effect of net operating loss
  carryforward.......................        (18)
Non-deductible items.................          6
Other................................         (3)
                                       ---------
Total................................  $     281
                                       =========

5.  SUMMARY OF NON-CASH TRANSACTIONS

     Notes payable of $702,316 were incurred to purchase buses. Capital lease obligations totaling $3,247,382 were incurred to purchase buses under various capital leases.

6.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the year for interest was $443,106.

     Cash paid during the year for income taxes was $114,799.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  CONCENTRATIONS OF RISK

     The Company is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Houston, Texas and about one-half of its revenues are derived from providing airport shuttle operations for Houston's Hobby Airport. The contract expires in 1999 and has two one year options for renewal.

     The Company's unconsolidated subsidiary is subject to the risks associated with the bus business including realizability of costs, although management is not aware of any immediate risk of loss from its significant concentration of business that would, if suddenly eliminated, severely impact operations. The Company's primary operations are in Las Vegas, Nevada and about one-half of its revenues are derived from providing employee shuttle operations under a contract with Reynolds Electrical & Engineering Co., Inc. The contract expires in June 1997.

8.  ADVERTISING EXPENSES

     The Company charges to expense all advertising expenses as incurred. The Company's advertising expenses were approximately $49,535 in 1995.

9.  SETTLEMENT

     At March 7, 1995, the Company, certain related companies (see Note 2), and certain directors (the "Company et al") were named as defendants in a lawsuit asserted by a shareholder. On December 31, 1995, the Company et al entered into a Purchase and Settlement Agreement (the "Agreement") whereby such shareholder agreed to sell her shares of the Company and a related company in exchange for the following settlement consideration on the closing date (January 3, 1996): first, the Company's and a related company's cash payment of $1,000,000 to such shareholder; second, a related Company's delivery to such shareholder of a promissory note in the face amount of $500,000; and third, two related companies agreement to pay such shareholder contingency payments of certain percentages of revenues over certain amounts, with no maximum limit, or the minimum of $300,000 if revenue levels are not achieved.

     As a result of this Agreement, the Company has recorded a payable to a related party in the amount of $500,000 for its share (50%) of the cash payment, which resulted in a $263,638 charge to earnings and the acquisition of treasury stock in the amount of $236,362. The Company recorded a related party payable and a charge to earnings in the amount of $375,000 for its share of the promissory note. The Company has also been relieved of any future payments on a note payable that existed prior to these settlements due to such shareholder and has credited additional paid in capital in the amount of $449,447.

10.  CONTINGENCIES

     The Company has commitments and contingencies including the items described in Note 4 and the future payments described in Note 9 and in the normal course of business which are not considered by management to be likely to result in a material adverse effect on the December 31, 1995 financial position.

11.  RESTATEMENT OF BEGINNING RETAINED EARNINGS

     The Company has restated its beginning retained earnings to correct errors in the prior financial statements.

                      TEXAS BUS LINES, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  SUBSEQUENT EVENTS

     In July 1996, the Company's sole shareholder entered into a letter of intent reaching an agreement in principle to sell all of the outstanding stock of the Company. Another letter of intent was entered into by the Company to sell the Company's 50% investment in K-T Contract Services, Inc. No definitive agreements have been made.

     Both letters of intent are contingent upon conditions including regulatory filings and approvals and certain other matters, and could affect the allocations discussed in Note 9.

================================================================================
  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................     3
The Company..........................     8
Risk Factors.........................    10
Price Range of Common Stock and
  Dividend Policy....................    14
Use of Proceeds......................    14
Capitalization.......................    15
Selected Pro Forma Financial Data....    16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    18
Business.............................    32
Management...........................    45
Certain Transactions.................    50
Principal and Selling Stockholders...    53
Description of Capital Stock.........    55
Shares Eligible for Future Sale......    56
Underwriting.........................    58
Legal Matters........................    59
Experts..............................    59
Additional Information...............    59
Index to Financial Statements........   F-1

                            ------------------------

                                3,100,000 SHARES

                                     [LOGO]
                                 COACH USA, INC.

                                  COMMON STOCK

                                -----------------
                                   PROSPECTUS
                                -----------------

                               ALEX. BROWN & SONS
                                  INCORPORATED

                                SMITH BARNEY INC.

                                           , 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee and the NASD Filing Fee) are estimated.

SEC Registration Fee.................  $   29,708
NASD Filing Fee......................      20,108
Nasdaq Filing Fee....................      *
Blue Sky Fees and Expenses...........      *
Printing and Engraving Costs.........      *
Legal Fees and Expenses..............      *
Accounting Fees and Expenses.........      *
Transfer Agent and Registrar Fees and
  Expenses...........................      *
Miscellaneous........................      *
                                       ----------
           Total.....................  $   *
                                       ==========
------------
*To be furnished by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the Company issued or sold by the Company within the past three years which were not registered under the Securities Act:

          (i) In December 1995, the Company issued 147.3724 shares of Common Stock to Notre Capital Ventures II, L.L.C. for $1,000;

          (ii) In January 1996, the Company issued 30 shares of Common Stock at an effective price of $.01 per share to officers of the Company; and

          (iii) In March 1996, the Company issued 39.2 shares of Common Stock at an effective price of $.01 per share to officers of the Company, Shelli LePori (an employee of Notre), Dominic Pupolo and M Three Trust (a trust for the benefit of the children of Paul M. Verrochi).

     Subsequent to the issuance of the foregoing shares, and prior to the completion of the Offering, Coach USA declared a stock dividend and issued 9,999 shares of Common Stock for each share of Common Stock then outstanding.

     Simultaneously with the completion of this Offering, the Company issued 5,099,687 shares of its Common Stock in connection with the Mergers of the six Founding Companies.

     In connection with the August Acquisitions, the Company issued 2,555,820 shares of Common Stock to the stockholders of the Pooled Companies and convertible debt currently convertible into 750,460 shares of Common Stock to the stockholders of the Purchased Companies.

     Each of these transactions was effected without registration of the relevant security under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
  1    -- Form of Underwriting Agreement.*

  2.1 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Suburban Transit Corp. and affiliated entities, Suburban Trails Acquisition Corp. and affiliated entities and the Stockholders named therein (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 2704) of the Company)

  2.2 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Grosvenor Bus Lines, Inc., Grayline Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  2.3 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Leisure Time Tours, Leisure Line Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.3 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  2.4 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Community Coach, Inc. and affiliated entities, Community Coach Acquisition Corp. and affiliated entities and the Stockholders named therein (Incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 2704) of the Company)

  2.5 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Arrow Stage Lines, Inc., Arrow Stage Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  2.6 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Cape Transit Corp., Adventure Trails Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  2.7 -- Agreement and Plan of Reorganization dated as of August 29, 1996 by and among Coach USA, Inc., Coach V Acquisition, Inc., Yellow Cab Service Corporation, George D. Kamins, Joseph M. Chernow and Equus II Incorporated (Incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K dated September 13, 1996).

  2.8 -- Stock Purchase Agreement dated as of August 29, 1996 by and among Coach USA, Inc., Texas Bus Lines, Inc. and Scott Keller (Incorporated by reference to Exhibit 2.5 to the Company's Current Report on Form 8-K dated September 13, 1996).

  2.9 -- Stock Purchase Agreement dated as of August 29, 1996 by and among Coach USA, Inc., K-T Contract Services, Inc., Kerrville Bus Company, Inc. and Fred Kaiser (Incorporated by reference to Exhibit 2.6 to the Company's Current Report on Form 8-K dated September 13, 1996).

  3.1 -- Amended and Restated Certificate of Incorporation of Coach USA (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  3.2 -- By-Laws of Coach USA (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

   4    -- Form of certificate evidencing ownership of Common Stock of Coach
          USA (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

   5   -- Opinion of Morgan, Lewis & Bockius LLP*

  10.1 -- Coach USA 1996 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  10.2 -- Coach USA 1996 Non-Employee Directors' Stock Plan (Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company)

  10.3 -- Employment Agreement between Coach USA and Richard H. Kristinik (Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.4 -- Employment Agreement between Coach USA and Lawrence K. King (Incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.5 -- Employment Agreement between Coach USA and Douglas M. Cerny (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.6 -- Employment Agreement between Coach USA, Cape Transit Corp. and John Mercadante, Jr. (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.7 -- Employment Agreement among Coach USA, Community Coach, Inc. and affiliated entities and Frank P. Gallagher (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.8 -- Employment Agreement among Coach USA, Suburban Transit Corp. and affiliated entities and Kenneth Kuchin (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.9 -- Employment Agreement among Coach USA, Leisure Time Tours and Gerald Mercadante (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.10 -- Employment Agreement between Grosvenor Bus Lines, Inc. and Robert
          K. Werbe (Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.11 -- Employment Agreement between Arrow Stage Lines, Inc. and
          Charles D. Busskohl (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.12 -- Consulting Agreement between Coach USA and Exel Holdings,
          Ltd.

 10.13 -- Agreement between Coach USA and Exel Motorcoach Partners LLC with respect to acquisitions

 10.14 -- Agreement from Coach USA and certain of its stockholders to the stockholders of the Founding Companies with respect to restrictions on transfers of Common Stock, registration rights and related matters (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.15 -- Leases by and between Gerdaneu, Inc. and Leisure Time Tours related to property located in Mahwah and Pleasantville, New Jersey and Philadelphia, Pennsylvania (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.16 -- Lease by and between Liberty Street Corporation and Community Coach, Inc. and its affiliated entities related to property located in Passaic, New Jersey (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.17 -- Lease and Sublease by and between Tri-County Bus Lines, Inc.
          and Commu- nity Coach, Inc. and its affiliated entities related to property located in Passaic, New Jersey (Incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.18 -- Leases by and between Sidney Kuchin and Suburban Transit
          Corp. or one of its affiliated entities related to property located in South Plainfield, New Brunswick, and Monroe Township, New Jersey (the "Leases") (Incorporated by reference to Exhibit
          10.18 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2704) of the Company) together with riders and amendments to the Leases

 10.19 -- Lease by and between a stockholder of Arrow Stage Lines, Inc.
          and Arrow Stage Lines, Inc. related to property located in Phoenix, Arizona (Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.20 -- Credit Agreement dated as of August 14, 1996 among Coach USA, Inc. as Borrower and The Financial Institutions named therein, as Banks, and NationsBank of Texas, N.A., as Agent for the Banks, providing for a $115,000,000 revolving credit facility (Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated September 13, 1996)

  21   -- List of subsidiaries of Coach USA

  23.1 -- Consent of Arthur Andersen LLP

  23.2 -- Consent of Burnside & Rishebarger PLLC

  23.3 -- Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*

  24   -- Power of Attorney (included with the signature page hereof)

  27   -- Financial Data Schedule
------------
  *  To be filed by amendment.


  (b) Financial Statement Schedules
        None

                                      II-4
ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes as follows:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, TEXAS, ON THE 4TH DAY OF OCTOBER, 1996.

                                          COACH USA, INC.
                                          By:       RICHARD H. KRISTINIK
                                                    RICHARD H. KRISTINIK
                                              CHAIRMAN OF THE BOARD AND CHIEF
                                                    EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES AND CONSTITUTES DOUGLAS M. CERNY AND LAWRENCE K. KING, AND EACH OF THEM SINGLY, HIS TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR HIM AND IN HIS NAME IN THE CAPACITIES INDICATED BELOW AND FILE ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND HE HEREBY RATIFIES AND CONFIRMS HIS SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS, OR EITHER OF THEM, TO ANY AND ALL SUCH AMENDMENTS.

      SIGNATURE                CAPACITY IN WHICH SIGNED                DATE
--------------------------------------------------------------   ---------------
RICHARD H. KRISTINIK     Chairman of the Board and Chief         October 4, 1996
RICHARD H. KRISTINIK       Executive Officer (Principal
                           Executive Officer)

  LAWRENCE K. KING       Senior Vice President, Chief            October 4, 1996
  LAWRENCE K. KING         Financial Officer and Director
                           (Principal Financial and Accounting
                           Officer)

  STEVEN S. HARTER       Director                                October 4, 1996
  STEVEN S. HARTER

JOHN MERCADANTE, JR.     President, Chief Operating Officer      October 4, 1996
JOHN MERCADANTE, JR.       and Director

   KENNETH KUCHIN        Vice Chairman of the Board              October 4, 1996
   KENNETH KUCHIN

 FRANK P. GALLAGHER      Senior Vice President -- Corporate      October 4, 1996
 FRANK P. GALLAGHER        Development and Director

  GERALD MERCADANTE      Senior Vice President -- Northeast      October 4, 1996
  GERALD MERCADANTE        Region Operations and Director

                         Director                                October 4, 1996
 CHARLES D. BUSSKOHL

  WILLIAM J. LYNCH       Director                                October 4, 1996
  WILLIAM J. LYNCH

  PAUL M. VERROCHI       Director                                October 4, 1996
  PAUL M. VERROCHI

   THOMAS A. WERBE       Director                                October 4, 1996
   THOMAS A. WERBE

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                     DESCRIPTION                                                   PAGE
-------                    -----------                                               ------------
  1    -- Form of Underwriting Agreement.*

  2.1 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Suburban Transit Corp. and affiliated entities, Suburban Trails Acquisition Corp. and affiliated entities and the Stockholders named therein (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form
          S-1 (File No. 333- 2704) of the Company)

  2.2 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Grosvenor Bus Lines, Inc., Grayline
          Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  2.3 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Leisure Time Tours, Leisure Line
          Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.3 to Amendment No. 1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  2.4 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Community Coach, Inc. and affiliated entities, Community Coach Acquisition Corp. and affiliated entities and the Stockholders named therein (Incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Registration Statement on Form
          S-1 (File No. 333- 2704) of the Company)

  2.5 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Arrow Stage Lines, Inc., Arrow Stage
          Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  2.6 -- Agreement and Plan of Organization, dated as of March 21, 1996, by and among Coach USA, Inc., Cape Transit Corp., Adventure Trails
          Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.6 to Amendment No. 1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  2.7 -- Agreement and Plan of Reorganization dated as of August 29, 1996 by and among Coach USA, Inc., Coach V Acquisition, Inc., Yellow Cab
          Service Corporation, George D. Kamins, Joseph M. Chernow and Equus II
          Incorporated (Incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K dated September 13, 1996).

  2.8  -- Stock Purchase Agreement dated as of August 29, 1996 by and among
          Coach USA, Inc., Texas Bus Lines, Inc. and Scott Keller (Incorporated by reference to Exhibit 2.5 to the Company's Current Report on Form
          8-K dated September 13, 1996).

  2.9  -- Stock Purchase Agreement dated as of August 29, 1996 by and among
          Coach USA, Inc., K-T Contract Services, Inc., Kerrville Bus Company,
          Inc. and Fred Kaiser (Incorporated by reference to Exhibit 2.6 to the Company's Current Report on Form 8-K dated September 13, 1996).

  3.1  -- Amended and Restated Certificate of Incorporation of Coach USA
          (Incorporated by reference to Exhibit 3.1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  3.2 -- By-Laws of Coach USA (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-2704) of the
          Company)

   4    -- Form of certificate evidencing ownership of Common Stock of Coach
          USA (Incorporated by reference to Exhibit 4.1 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

   5   -- Opinion of Morgan, Lewis & Bockius LLP*

  10.1 -- Coach USA 1996 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on
          Form S-1 (File No. 333-2704) of the Company)

  10.2 -- Coach USA 1996 Non-Employee Directors' Stock Plan (Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration
          Statement on Form S-1 (File No. 333-2704) of the Company)

  10.3 -- Employment Agreement between Coach USA and Richard H. Kristinik
          (Incorporated by reference to Exhibit 10.3 to the Registration
          Statement on Form S-1 (File No. 333-6525) of the Company)

  10.4 -- Employment Agreement between Coach USA and Lawrence K. King
          (Incorporated by reference to Exhibit 10.4 to the Registration
          Statement on Form S-1 (File No. 333-6525) of the Company)

  10.5 -- Employment Agreement between Coach USA and Douglas M. Cerny
          (Incorporated by reference to Exhibit 10.5 to the Registration
          Statement on Form S-1 (File No. 333-6525) of the Company)

  10.6 -- Employment Agreement between Coach USA, Cape Transit Corp. and John
          Mercadante, Jr. (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

  10.7 -- Employment Agreement among Coach USA, Community Coach, Inc. and affiliated entities and Frank P. Gallagher (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No.
          333-6525) of the Company)

  10.8 -- Employment Agreement among Coach USA, Suburban Transit Corp. and affiliated entities and Kenneth Kuchin (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No.
          333-6525) of the Company)

  10.9 -- Employment Agreement among Coach USA, Leisure Time Tours and Gerald
          Mercadante (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.10 -- Employment Agreement between Grosvenor Bus Lines, Inc. and Robert
          K. Werbe (Incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.11 -- Employment Agreement between Arrow Stage Lines, Inc. and
          Charles D. Busskohl (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.12 -- Consulting Agreement between Coach USA and Exel Holdings,
          Ltd.

 10.13 -- Agreement between Coach USA and Exel Motorcoach Partners LLC with respect to acquisitions

 10.14 -- Agreement from Coach USA and certain of its stockholders to the stockholders of the Founding Companies with respect to restrictions on transfers of Common Stock, registration rights and related matters (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-6525) of the Company)

 10.15 -- Leases by and between Gerdaneu, Inc. and Leisure Time Tours related to property located in Mahwah and Pleasantville, New
          Jersey and Philadelphia, Pennsylvania (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File
          No. 333-6525) of the Company)

 10.16 -- Lease by and between Liberty Street Corporation and Community
          Coach, Inc. and its affiliated entities related to property located in Passaic, New Jersey (Incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No.
          333-6525) of the Company)

 10.17 -- Lease and Sublease by and between Tri-County Bus Lines, Inc.
          and Commu- nity Coach, Inc. and its affiliated entities related to property located in Passaic, New Jersey (Incorporated by reference to Exhibit 10.17 to the Registration Statement on Form
          S-1 (File No. 333-6525) of the Company)

 10.18 -- Leases by and between Sidney Kuchin and Suburban Transit
          Corp. or one of its affiliated entities related to property located in South Plainfield, New Brunswick, and Monroe Township,
          New Jersey (the "Leases") (Incorporated by reference to Exhibit
          10.18 to Amendment No. 1 to the Registration Statement on Form
          S-1 (File No. 333-2704) of the Company) together with riders and amendments to the Leases

 10.19 -- Lease by and between a stockholder of Arrow Stage Lines, Inc.
          and Arrow Stage Lines, Inc. related to property located in Phoenix, Arizona (Incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-6525) of the
          Company)

 10.20 -- Credit Agreement dated as of August 14, 1996 among Coach USA,
          Inc. as Borrower and The Financial Institutions named therein, as Banks, and NationsBank of Texas, N.A., as Agent for the Banks, providing for a $115,000,000 revolving credit facility
          (Incorporated by reference to Exhibit 99.1 to the Company's
          Current Report on Form 8-K dated September 13, 1996)

  21   -- List of subsidiaries of Coach USA

  23.1 -- Consent of Arthur Andersen LLP

  23.2 -- Consent of Burnside & Rishebarger PLLC

  23.3 -- Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*

  24   -- Power of Attorney (included with the signature page hereof)

  27   -- Financial Data Schedule

------------
  *  To be filed by amendment.